      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1997
                                               REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             OUTDOOR SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                              7312                             86-0736400
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         OUTDOOR SYSTEMS PAINTING, INC.
             (Exact name of Registrant as specified in its charter)

              ARIZONA                               7312                             86-0638522
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     OS ADVERTISING OF TEXAS PAINTING, INC.
             (Exact name of Registrant as specified in its charter)

               TEXAS                                7312                             86-0638816
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               OS BASELINE, INC.
             (Exact name of Registrant as specified in its charter)

              ARIZONA                               7312                             86-0795338
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       DECADE COMMUNICATIONS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

              COLORADO                              7312                             84-1291420
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           BENCH ADVERTISING COMPANY
                               OF COLORADO, INC.
             (Exact name of Registrant as specified in its charter)

              COLORADO                              7319                             84-0862025
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     NEW YORK SUBWAYS ADVERTISING CO., INC.
             (Exact name of Registrant as specified in its charter)

              ARIZONA                               7319                             86-0443845
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  OS BUS, INC.
             (Exact name of Registrant as specified in its charter)

              GEORGIA                               7319                             86-0878376
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        OUTDOOR SYSTEMS (NEW YORK), INC.
             (Exact name of Registrant as specified in its charter)

              NEW YORK                              7312                             11-1821182
  (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification No.)
           incorporation)               Classification Code Number)

                            ------------------------

                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               WILLIAM S. LEVINE
                             CHAIRMAN OF THE BOARD
                          2502 N. BLACK CANYON HIGHWAY
                             PHOENIX, ARIZONA 85009
                                 (602) 246-9569
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

                            GABRIEL DUMITRESCU, ESQ.
                         WILLIAM B. SHEARER, JR., ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                PROPOSED         PROPOSED
                                                                MAXIMUM          MAXIMUM
           TITLE OF EACH CLASS                  AMOUNT          OFFERING        AGGREGATE
              OF SECURITIES                     TO BE            PRICE           OFFERING        AMOUNT OF
             TO BE REGISTERED                 REGISTERED        PER NOTE         PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
8 7/8% Senior Subordinated Notes due
  2007....................................   $500,000,000         100%         $500,000,000       $151,515
Guarantees of 8 7/8% Senior Subordinated
  Notes due 2007..........................       (1)              (1)                               (1)
==============================================================================================================

(1) This Registration Statement covers the Guarantees to be issued by each of the Company's U.S. subsidiaries. Such Guarantees are to be issued for no additional consideration and, therefore, no additional registration fee is required.

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     This Prospectus and the information contained herein are subject to change, completion or amendment without notice. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Under no circumstances shall this Prospectus constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 9, 1997
PROSPECTUS

                             [OUTDOOR SYSTEMS LOGO]

        OFFER TO EXCHANGE ITS 8 7/8% SENIOR SUBORDINATED NOTES DUE 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                   8 7/8% SENIOR SUBORDINATED NOTES DUE 2007.
                            ------------------------

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                 , 1997, UNLESS EXTENDED.
                            ------------------------

     Outdoor Systems, Inc., a Delaware corporation (the "Company" or "Outdoor Systems"), hereby offers to exchange up to $500,000,000 aggregate principal amount of its 8 7/8% Senior Subordinated Notes due 2007 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its 8 7/8% Senior Subordinated Notes due 2007 outstanding on the date hereof (the "Existing Notes") upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The terms of the Exchange Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture, dated as of June 23, 1997 (the "Indenture"), among the Company, the Guarantors (as defined herein) and The Bank of New York, as trustee, governing the Existing Notes. The Existing Notes and Exchange Notes outstanding under the Indenture at any time are referred to collectively as the "Notes."

     Interest on the Exchange Notes will be payable in cash semi-annually on each June 15 and December 15, commencing December 15, 1997. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. In addition, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes on or prior to June 15, 2000 at a redemption price equal to 108.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings (as defined herein), provided that at least $325.0 million of the aggregate principal amount of the Notes originally issued remain outstanding after any such redemption. Upon a Change of Control (as defined herein), each holder of Exchange Notes will be entitled to require the Company to purchase such holder's Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

     The Exchange Notes will be general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. The Exchange Notes will rank pari passu in right of payment with the Company's outstanding $250.0 million aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2006 (the "1996 Notes") and all other future unsecured senior subordinated indebtedness of the Company. The Exchange Notes will be unconditionally guaranteed, on an unsecured senior subordinated basis and pari passu with the 1996 Notes, as to payment of principal, premium, if any, and interest, jointly and severally, by all of the Company's domestic subsidiaries. As of March 31, 1997, after giving effect to the 3M Media Acquisition, the Van Wagner Acquisition, the Bank Financing and the Offerings (each as defined herein), the Company would have had approximately $785.1 million of Senior Indebtedness outstanding.

                                                     (continued on inside cover)

                            ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PURCHASERS OF THE NOTES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1997.

     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement, dated as of June 17, 1997 (the "Exchange Offer Registration Rights Agreement"), among the Company, the Guarantors and CIBC Wood Gundy Securities Corp., Alex. Brown & Sons Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as the initial purchasers (the "Initial Purchasers") of the Existing Notes.

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined herein) of the Exchange Offer. The Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified under "The Exchange
Offer -- Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable. The Exchange Offer will expire at 5:00 p.m., New York
City time, on             , 1997, unless the Company, in its sole discretion,
has extended the period of time for which the Exchange Offer is open. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return such Existing Notes to the holders thereof. See "The Exchange Offer."

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, for a period of 180 days after the consummation of the Exchange Offer, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Prior to the Exchange Offer, there has been no public market for the Existing Notes. Holders of the Existing Notes whose Existing Notes are not tendered and accepted in the Exchange Offer will continue to hold the Existing Notes. Following consummation of the Exchange Offer, the holders of the Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Existing Notes held by them. To the extent Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected.

     The Company currently does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation of the Exchange Notes through any automated quotation system. There can be no assurance that an active public market for the Exchange Notes will develop.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus and in documents incorporated by reference into this Prospectus. The discussion below includes certain acquisitions (the "Acquisitions") consisting of the Completed Acquisitions (as defined) and the pending acquisition (the "3M Media Acquisition") of the outdoor advertising operations ("3M Media") of Minnesota Mining and Manufacturing Company ("3M"). The "Completed Acquisitions" means, collectively, the Van Wagner Acquisition, the Gannett Outdoor Acquisition, the Houston Acquisition, the Denver Disposition, the CSX Assets Acquisition, the Villepigue Acquisition, the Scadron Acquisition, the Reynolds Acquisition, the Burlington Northern and Santa Fe Assets Acquisition and the Other Completed Acquisitions (each as defined). The "Completed 1997 Acquisitions" means the Completed Acquisitions consummated following December 31, 1996. The information in this Prospectus gives effect to a three-for-two stock split of the Common Stock effected in the form of a stock dividend paid on July 3, 1997 to stockholders of record on June 23, 1997. As used herein, the "Company" or "Outdoor Systems" refers to Outdoor Systems, Inc. together with its consolidated subsidiaries and, where the context requires, includes the operations to be acquired in the 3M Media Acquisition, and "market" in the United States refers to the geographic area constituting a Designated Market Area as defined by The A.C. Nielsen Company and in Canada refers to Census Metro Area as defined by Statistics Canada. "3M Media" is a trademark of Minnesota Mining and Manufacturing Company.

                                  THE COMPANY

     Outdoor Systems is the largest outdoor advertising company in North America and upon completion of the 3M Media Acquisition will operate approximately 96,500 bulletin, poster, transit, mall and other advertising display faces in 46 states, including 65 metropolitan markets in the United States and seven metropolitan markets in Canada. The Company also operates approximately 125,000 subway advertising display faces in New York City. Upon completion of the 3M Media Acquisition, the Company will have operations in 20 of the 25 largest U.S. markets, as well as six of the 10 largest Canadian markets. Giving effect to the Acquisitions, as if each occurred at the beginning of the period, the Company had pro forma net revenues of $601.4 million and pro forma EBITDA of $256.7 million for the year ended December 31, 1996 and pro forma net revenues of $140.9 million and pro forma EBITDA of $58.0 million for the three months ended March 31, 1997.

     Through the Acquisitions, the Company will have significantly increased its presence in North America and diversified into additional major metropolitan markets. The Company believes that there are significant opportunities for revenue enhancement and cost reduction in the integration of its combined operations. The increased presence in North America resulting from the Acquisitions should provide the Company with an increased opportunity to effectively convey advertisers' marketing messages locally, regionally and nationally. In addition, the Company believes that its operating and sales strategies will allow it to continue to improve utilization of the acquired advertising display faces. The following table sets forth certain information with respect to the Company's outdoor markets as of December 31, 1996 after giving effect to the Acquisitions.

                                                                                                MALL AND              TOTAL
                                                     MARKET                30-SHEET   8-SHEET   AIRPORT              DISPLAY
                      MARKET                          RANK    BULLETINS    POSTERS    POSTERS   POSTERS    TRANSIT    FACES
---------------------------------------------------  ------   ---------    --------   -------   --------   -------   -------
UNITED STATES:
New York-New Jersey(1).............................      1         864       2,979       262         --     2,710     6,815
Los Angeles........................................      2       1,587       2,961        --         --     2,912     7,460
Chicago............................................      3         756          --       640         --        --     1,396
Philadelphia.......................................      4          23          --        --         --       498       521
San Francisco......................................      5         213       1,005       563         --     1,528     3,309
Dallas.............................................      8         849          --        --         --        --       849
Detroit............................................      9       1,099       1,342        91         --     1,000     3,532
Houston............................................     10       1,316          --        --         --        --     1,316
Atlanta............................................     11       1,234       1,679        --         --       650     3,563
Cleveland..........................................     13          70          --        --         --        --        70
Minneapolis........................................     14          54          --        --         --        --        54
Miami-Ft. Lauderdale...............................     15         404          --        --         --        --       404
Tampa-St. Petersburg-Sarasota......................     16         881          --        --         --        --       881
Phoenix............................................     17         807       1,516       659         --     1,490     4,472
Sacramento-Stockton-Modesto........................     18         506       1,271        --         --        --     1,777
Denver.............................................     19         399         784        --         --     5,266     6,449
St. Louis..........................................     20         466         833         1         --        --     1,300
San Diego..........................................     23         109         541        --         --       680     1,330
Orlando............................................     24         466          --        --         --        --       466
Portland, OR.......................................     25          17          --        --         --        --        17
Indianapolis.......................................     26         137          --        --         --        --       137
Hartford-New Haven.................................     27         151         831        --         --        --       982
Cincinnati.........................................     28         104          --        --         --        --       104
Salt Lake..........................................     29          61          --        --         --        --        61
Charlotte..........................................     30         145          --        --         --        --       145
Raleigh-Durham.....................................     32          33          --        --         --        --        33
Nashville..........................................     33         248          --        --         --        --       248
Kansas City........................................     34         432         840        --         --        --     1,272
Columbus, OH.......................................     35         104          --        --         --        --       104
San Antonio........................................     36          85          --        --         --        --        85
Grand Rapids.......................................     38         120         568        --         --       180       868
New Orleans........................................     40         458       1,042       428         --       214     2,142
Memphis............................................     41          77          --        --         --        --        77
Buffalo............................................     42         116          --        --         --        --       116
Albuquerque........................................     43          99          --        --         --        --        99
Fresno.............................................     46         125         892        --         --        --     1,017
Louisville.........................................     49         329       1,052       243         --       224     1,848
Winston-Salem......................................     50          35          --        --         --        --        35
Birmingham.........................................     51         154          --        --         --        --       154
West Palm Beach....................................     52         219          --        --         --        --       219
Dayton.............................................     53         123          --        --         --        --       123
Jacksonville.......................................     55         178          --        --         --        --       178
Charleston, SC.....................................     57         181          --        --         --        --       181
Flint..............................................     59          86         423        32         --        --       541
Knoxville..........................................     63          78          --        --         --        --        78
Roanoke............................................     70          49          --        --         --        --        49
Rochester..........................................     73          --          --        --         --     3,715     3,715
Shreveport.........................................     74          41          --        --         --        --        41
Omaha..............................................     75          52          --        --         --        --        52
Tucson.............................................     78         170           6       338         --        10       524
Rio Grande.........................................     82         316          --        --         --        --       316
Columbia, SC.......................................     83         158          --        --         --        --       158
El Paso............................................     84          81          --        --         --        --        81
Chattanooga........................................     85          63          --        --         --        --        63
Jackson, MS........................................     87          76          --        --         --        --        76
Ft. Myers..........................................     96         108          --        --         --        --       108
Colorado Springs...................................     99          62          --        --         --        --        62
Ft. Wayne..........................................    106          69          --        --         --        --        69
Tyler, TX..........................................    110          87          --        --         --        --        87
Eugene.............................................    123          77         382        --         --        --       459
Bakersfield, CA....................................    124          50          --        --         --        --        50
Reno...............................................    126         104          --        --         --        --       104
Columbus, GA.......................................    127         190         412       100         --        --       702
Beaumont...........................................    135         110          --        --         --        --       110
Midland-Odessa, TX.................................    144          47          --        --         --        --        47
Non-Metro Markets..................................    N/A      12,439         175        --         --        --    12,614
Mall Advertising Displays..........................    N/A          --          --        --      6,700        --     6,700
                                                                ------      ------     -----      -----    ------    ------
  UNITED STATES TOTAL(1)...........................             30,347      21,534     3,357      6,700    21,077    83,015
                                                                ------      ------     -----      -----    ------    ------

                                                                                                MALL AND              TOTAL
                                                     MARKET                30-SHEET   8-SHEET   AIRPORT              DISPLAY
                      MARKET                          RANK    BULLETINS    POSTERS    POSTERS   POSTERS    TRANSIT    FACES
---------------------------------------------------            ------       ------     -----     -----     ------    ------
CANADA:
Toronto............................................      1         157       1,491        --        408     3,202     5,258
Montreal...........................................      2          77         793        --        297     1,788     2,955
Ottawa.............................................      6           8         188        --         61        --       257
Winnipeg...........................................      7         107         247        --         56       349       759
Quebec City........................................      8         184         333        --        125       241       883
Hamilton...........................................      9          19         303        --         80       598     1,000
Halifax............................................     14          15         173        --         28       214       430
Other..............................................    N/A         145       1,247        --        278       301     1,971
                                                                ------      ------     -----      -----    ------    ------
  CANADA TOTAL.....................................                712       4,775         0      1,333     6,693    13,513
                                                                ------      ------     -----      -----    ------    ------
  TOTAL(1)(2)......................................             31,059(3)   26,309     3,357      8,033    27,770    96,528
                                                                ======      ======     =====      =====    ======    ======

---------------
(1) Display faces do not include 125,000 subway advertising display faces in New York City.

(2) The Company may be required to make divestitures in certain markets in order to receive antitrust clearance for the 3M Media Acquisition. If the 3M Media Acquisition is not consummated, the Company will have 8,405 bulletins, 23,880 30-sheet posters, 3,357 8-sheet posters, 1,333 mall and airport posters, and 27,770 transit display faces, for a total of 64,745 display faces. See "Risk Factors -- Possible Non-Consummation of the 3M Media Acquisition."

(3) Includes 141 wall murals and 51 "Spectacular" signs.

                              RECENT DEVELOPMENTS

     On June 23, 1997, the Company completed the offering (the "Offering") of the Existing Notes to the Initial Purchasers for net proceeds of approximately $485.8 million. The Initial Purchasers subsequently sold the Existing Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Pending completion of the 3M Media Acquisition (see "-- Pending Acquisition -- 3M Media Acquisition" below), the Company has used approximately $187.0 million of the net proceeds of the Offering to repay amounts outstanding under the Senior Credit Facility (as defined herein) and has invested the balance of such net proceeds in short-term interest bearing securities.

     On May 28, 1997, the Company completed an offering (the "Common Stock Offering" and, together with the Offering, the "Offerings") of 20.25 million shares of its Common Stock for net proceeds of approximately $392.1 million. Pending the completion of the 3M Media Acquisition, the Company used such net proceeds to repay amounts outstanding under the Senior Credit Facility.

     Since the Company's initial public offering on April 24, 1996, the Company has completed 16 acquisitions of outdoor advertising businesses or assets for an aggregate of more than $1.0 billion, including the Gannett Outdoor Acquisition for approximately $700.0 million and the Van Wagner Acquisition for approximately $170.0 million. In addition, the Company has entered into an agreement to purchase 3M Media, which has operations in 56 metropolitan markets and non-metropolitan locations in the United States, for approximately $1.0 billion. There is no assurance that the 3M Media Acquisition will be consummated or that it will not be delayed due to required antitrust clearance or other factors. The Offering is not conditioned on the consummation of the 3M Media Acquisition. See "Risk Factors -- Possible Non-Consummation of the 3M Media Acquisition."

Completed Acquisitions

- Van Wagner Acquisition. On May 22, 1997, the Company purchased the stock (the "Van Wagner Acquisition") of Van Wagner Communications, Inc. ("Van Wagner") for approximately $170.0 million in cash. The Van Wagner operations include approximately 50 "Spectacular" signs in Times Square, as well as 105 bulletins and 172 posters and eight wall murals in New York City, 372 bulletins and 16 wall murals in Los Angeles, four bulletins in San Francisco, and additional transit displays and transit management agreements in New York, Los Angeles, Northern California and Las Vegas.

  The Van Wagner Acquisition provides the Company with high profile display faces in Times Square and west Los Angeles which complement its pre-existing display inventory. The Company will eliminate certain duplicative administrative, sales and production functions in connection with the integration of Van Wagner's operations into the Company's existing operations, which the Company believes will result in pro forma annualized cost savings of approximately $8.6 million.

- Gannett Outdoor Acquisition. On August 22, 1996, the Company purchased substantially all of the assets of the outdoor advertising division ("Gannett Outdoor") of Gannett Co., Inc. ("Gannett"), including the stock of certain indirect subsidiaries of Gannett, for approximately $700.0 million in cash (the "Gannett Outdoor Acquisition"). The Company acquired from Gannett a total of approximately 40,000 advertising display faces consisting of bulletins, posters and transit advertising display faces in 15 metropolitan markets in the United States and seven metropolitan markets in Canada and approximately 125,000 subway advertising display faces in New York City.

  Upon consummation of the Gannett Outdoor Acquisition, the Company immediately began implementing its cost savings and integration strategy, which included the consolidation of certain administrative, sales management and leasing management functions. This strategy has resulted in the reduction and consolidation of duplicative functions in: (i) production and sales overhead;
  (ii) production and administrative support; (iii) national sales and marketing support; and (iv) accounting and administrative areas. In addition, the Company has eliminated certain duplicative operations by closing a billboard production facility in Canada, consolidating sales offices in Toronto and closing Gannett Outdoor's corporate office.

  The Company had estimated that these measures would result in annual cost savings of approximately $33.0 million. Based upon the results of the Company's consolidation and cost savings efforts to date, the Company believes that annual cost savings will exceed the original estimate. The Company also believes that it has increased revenues generated by the Gannett Outdoor assets primarily through changing the sales compensation system from one that was predominantly salary-based to one that is commission-based. The Company has also increased revenues through streamlining the sales approval process and improving utilization of the Gannett Outdoor billboard inventory. The Company believes that opportunities still exist to improve the operations acquired in the Gannett Outdoor Acquisition.

- Houston Acquisition and Denver Disposition. In connection with the Gannett Outdoor Acquisition, on November 14, 1996, the Company acquired Gannett's outdoor operations in Houston, Texas (the "Houston Acquisition") for $10.0 million in cash plus the net book value of working capital and certain other specified assets. Also in connection with the Gannett Outdoor Acquisition, on August 8, 1996, the Company sold substantially all of its then existing billboard assets in Denver (the "Denver Disposition") to an unrelated party for $9.2 million consisting of $2.8 million in cash paid at closing and a ten year 9% promissory note for the balance of the purchase price.

- CSX Assets Acquisition. On May 22, 1996, the Company acquired permanent easements for 1,360 plots of land in 17 eastern states for $21.5 million (plus future consideration estimated to be payable in 2006) from CSX Realty Development Corporation (the "CSX Assets Acquisition"). Currently, 130 different outdoor advertising companies have licenses to operate approximately 2,240 advertising displays on these plots of land. As a result of this purchase, the Company has the right to collect the proceeds from these licenses.

- Villepigue Acquisition. On January 9, 1997, the Company completed the acquisition of Villepigue Outdoor Advertising (the "Villepigue Acquisition") and related entities, consisting of approximately 110 bulletin display faces in the New York metropolitan area, for a purchase price of approximately $27.0 million in cash, subject to working capital adjustments.

- Scadron Acquisition. On February 14, 1997, the Company purchased a portion of the assets of Scadron Enterprises (the "Scadron Acquisition") consisting of approximately 100 wall and bulletin display faces in the Chicago metropolitan area, for a purchase price of approximately $24.5 million in cash, subject to working capital adjustments. In addition, the Company agreed to acquire certain other assets of Scadron Enterprises for aggregate additional consideration of up to $3.5 million upon the satisfaction of certain conditions, which may or may not be satisfied.

- Reynolds Acquisition. On February 28, 1997, the Company acquired the assets of Reynolds Outdoor, L.P. (the "Reynolds Acquisition") and certain related joint ventures, consisting of approximately 325 bulletin faces in the Dallas/Ft. Worth metropolitan area, for a purchase price of approximately $31.6 million in cash, subject to working capital adjustments.

- Burlington Northern and Santa Fe Assets Acquisition. On March 26, 1997, the Company purchased from The Burlington Northern and Santa Fe Railway Company (the "Burlington Northern and Santa Fe Assets Acquisition") permanent easements for approximately 1,350 plots of land located in 26 western and midwestern states and the rights to signboard licenses with respect to advertising displays located on the plots of land covered by the easements. The purchase price for the assets consists of approximately $17.0 million in cash which was paid on March 26, 1997 and approximately $12.5 million in cash payable no later than July 11, 1997 upon delivery by the seller of additional easements and assignments of license agreements.

- Other Completed Transactions. In addition to these acquisitions, the Company has acquired certain outdoor advertising assets in Denver, Chicago, Atlanta, Louisville, Toronto, Montreal, and Halifax for aggregate consideration of approximately $19.6 million (the "Other Completed Acquisitions").

  On May 29, 1997, the Company acquired certain transit advertising assets in British Columbia for approximately $800,000 and, on June 3, 1997, the Company disposed of certain mall posters in Toronto and Montreal for approximately $935,000.

Pending Acquisition -- 3M Media Acquisition

  On April 30, 1997, the Company entered into an Agreement of Purchase and Sale (the "3M Media Purchase Agreement") to acquire 3M Media, through the purchase of the capital stock of National Advertising Company, a subsidiary of 3M, for approximately $1.0 billion in cash. In the 3M Media Acquisition, the Company will acquire from 3M a total of approximately 31,700 advertising display faces consisting of 22,600 bulletins, 2,400 posters and 6,700 mall advertising display faces in 56 metropolitan markets and non-metropolitan locations in the United States.

  The operations of 3M Media will be integrated into the Company principally as an acquisition of advertising display inventory in locations that can be administered from existing Company offices. Accordingly, the Company believes that the consolidation of certain functions will result in certain cost savings, including the elimination of duplicative administrative, sales and production overhead positions in the 3M Media corporate headquarters and in operating locations. The Company believes that the pro forma annualized cost savings attributable to the elimination of such functions will be approximately $41.7 million. In addition to these cost savings, the Company believes that it may be able to achieve additional cost savings arising from reductions in facility costs through renegotiated rents or reduced space, the reduction of expenses associated with a reduced work force, and other reductions in administrative expenses associated with the integration of the combined businesses.

  The Company also believes that there are significant opportunities for revenue enhancement in 3M Media's operations upon completion of the 3M Media Acquisition. The Company believes that its local market operating and sales strategies will allow it to improve utilization of the 3M Media advertising display faces.

  The 3M Media Acquisition is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Company believes that Department of Justice ("DOJ") clearance of the 3M Media Acquisition will be forthcoming, but there can be no assurance that this will be the case. In order to obtain such clearance, it is likely that the Company will be required to divest assets in certain markets in which both the Company and 3M Media currently conduct business. There is no assurance that the 3M Media Acquisition will be consummated or that it will not be delayed due to required antitrust clearance or other factors.

  The Company will finance the purchase price of the 3M Media Acquisition and the fees and expenses associated with the 3M Media Acquisition and the financing thereof through (i) the net proceeds of the Common Stock Offering,
  (ii) the net proceeds of the Offering, and (iii) borrowings under its senior credit facility (the "Senior Credit Facility") which is expected to be amended to provide for a revolving credit facility and term loans of up to approximately $1.1 billion (the "Bank Financing").

     The Company believes that its experienced and sales-oriented management team is an important asset in the successful implementation of its operating strategy. William S. Levine, Chairman, Arthur R. Moreno,

President and Chief Executive Officer, Wally C. Kelly, Senior Vice President of Sales, Bill M. Beverage, Chief Financial Officer, and Robert M. Reade, Vice President, Real Estate, together possess over 105 years of sales and management experience in the outdoor advertising industry.

     The Company was organized in 1980. The Company's executive offices are located at 2502 N. Black Canyon Highway, Phoenix, Arizona 85009, and its telephone number is (602) 246-9569.

                               THE EXCHANGE OFFER

Securities Offered............   Up to $500,000,000 aggregate principal amount
                                 of 8 7/8% Senior Subordinated Notes due 2007 which have been registered under the Securities
                                 Act. The terms of the Exchange Notes and those of the Existing Notes are identical in all material respects, except for certain transfer restrictions relating to the Existing Notes.

The Exchange Offer............   The Exchange Notes are being offered in
                                 exchange for a like principal amount of
                                 Existing Notes. Existing Notes may be exchanged only in integral multiples of $1,000. The issuance of the Exchange Notes is intended to satisfy obligations of the Company under the Exchange Offer Registration Rights Agreement.

Expiration Date; Withdrawal
  Rights......................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on           , 1997, or
                                 such later date and time to which it is
                                 extended by the Company. Tenders of Existing
                                 Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration
                                 Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the Exchange
  Offer.......................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer."

Procedures for Tendering
  Existing Notes..............   Each holder of Existing Notes wishing to accept
                                 the Exchange Offer must complete, sign and date a Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing
                                 Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth herein. See "The Exchange
                                 Offer -- Procedures for Tendering Existing
                                 Notes."

Use of Proceeds...............   The Company will not receive any proceeds from
                                 the exchange of Notes pursuant to the Exchange
                                 Offer.

Certain Federal Income Tax
  Considerations..............   The exchange pursuant to the Exchange Offer
                                 should not be a taxable event for federal income tax purposes. See "Certain Federal
                                 Income Tax Considerations."

Exchange Agent................   The Bank of New York is serving as the Exchange
                                 Agent (the "Exchange Agent") in connection with the Exchange Offer.

                   CONSEQUENCES OF EXCHANGING EXISTING NOTES
                         PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties in unrelated transactions, the Company believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder who is an "affiliate" of any of the Company and the Guarantors within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement or understanding with any person to participate in a distribution of such Exchange Notes and are not participating in, and do not intend to participate in, the distribution of such Exchange Notes. By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of any of the Company and the Guarantors. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Exchange Offer Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing. If a holder of Existing Notes does not exchange such Existing Notes for Exchange Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of Exchange Notes."

     The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Exchange Notes will not be eligible for PORTAL trading.

                COMPARISON OF EXCHANGE NOTES WITH EXISTING NOTES

Transferability...............   Generally, the Exchange Notes will be freely
                                 transferable under the Securities Act by holders thereof other than any holder that is an affiliate of any of the Company and the Guarantors. The Exchange Notes otherwise will be substantially identical in all material respects (including interest rate and maturity) to the Existing Notes. See "The Exchange
                                 Offer."

Registration Rights...........   The holders of Existing Notes currently are
                                 entitled to certain registration rights
                                 pursuant to the Exchange Offer Registration
                                 Rights Agreement. However, upon consummation of the Exchange Offer, subject to certain exceptions, holders of Existing Notes who do not exchange their Existing Notes for Exchange
                                 Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Notes, unless such

                                 Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligations to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk
                                 Factors -- Adverse Consequences of Failure to Adhere to Exchange Offer Procedures."

Absence of a Public Market for
the Exchange Notes............   The Exchange Notes are new securities and there
                                 is currently no established market for the Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through any automated quotation system.

                                   THE NOTES

     Except as otherwise indicated, the following description relates both to the Existing Notes issued pursuant to the Offering and to the Exchange Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Existing Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the Exchange Notes are the same as the form and the terms of the Existing Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. Throughout this Prospectus, references to the "Notes" refer to the Exchange Notes and the Existing Notes collectively.

Issuer........................   Outdoor Systems, Inc.

Amount........................   $500,000,000 aggregate principal amount.

Maturity Date.................   June 15, 2007.

Interest Rate.................   The Notes bear interest at a rate of 8 7/8% per
                                 annum.

Interest Payment Dates........   Interest is payable semi-annually on each June
                                 15 and December 15, commencing December 15,
                                 1997.

Ranking.......................   The Notes are general unsecured obligations of
                                 the Company subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including indebtedness under the Senior Credit Facility, pari passu in right of payment with the 1996
                                 Notes and all other future unsecured senior subordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. At March 31, 1997, after giving pro forma effect to the 3M Media
                                 Acquisition, the Van Wagner Acquisition, the
                                 Bank Financing and the Offerings, the Company would have had approximately $785.1 million of Senior Indebtedness outstanding.

Guarantees....................   The Notes are unconditionally guaranteed, on a
                                 senior subordinated basis and pari passu with the 1996 Notes, as to the payment of principal, premium, if any, and interest, jointly and severally (the "Guarantees"), by all of the direct and indirect domestic subsidiaries of the Company (the "Guarantors"). The Guarantees are subordinated to all Senior Indebtedness of the respective Guarantors.

Optional Redemption...........   The Notes are redeemable at the option of the
                                 Company, in whole or in part, at any time on or after June 15, 2002 at the redemption prices set forth herein, together with accrued and unpaid interest thereon to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time prior to June 15, 2000, at a redemption price equal to 108.875% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Public
                                 Equity Offerings (as defined herein); provided, however, that at least $325.0 million aggregate principal amount of the Notes remain outstanding after any such redemption and that such redemption occurs within 60 days following the closing of any such Public Equity Offering.

Change of Control.............   In the event of a Change of Control (as defined
                                 herein), the Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Notes -- Change of Control Offer." There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding Senior Indebtedness to pay the required purchase price for all Notes tendered by holders upon a Change of Control.

Certain Covenants.............   The Indenture contains covenants for the
                                 benefit of the holders of the Notes that, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined herein) to: (i) incur additional
                                 Indebtedness (as defined herein); (ii) pay dividends and make distributions; (iii) make certain investments; (iv) create liens; (v) enter into transactions with affiliates; (vi) issue stock of a Restricted Subsidiary; (vii) enter into sale and leaseback transactions;
                                 (viii) merge or consolidate the Company or the Guarantors; and (ix) transfer or sell assets.
                                 These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

     For more complete information regarding the Notes, including the definitions of certain capitalized terms used above, see "Description of the Notes."

                                  RISK FACTORS

     Holders of Existing Notes and prospective purchasers of Exchange Notes should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus, in evaluating the Exchange Offer.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this Prospectus, the words "estimate," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning the Company's market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the Acquisitions and achievement of cost savings in connection therewith. Investors are cautioned that reliance on any forward-looking statement involves risks and uncertainties, and that although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors discussed herein. See "Risk Factors." In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved.

         SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

     The following sets forth summary unaudited consolidated pro forma financial information derived from the Unaudited Consolidated Pro Forma Financial Information included elsewhere in this Prospectus. The summary unaudited consolidated pro forma statement of operations data combines the historical financial information of the Company and the businesses acquired and to be acquired in the Acquisitions for the year ended December 31, 1996 and for the three months ended March 31, 1997, giving effect to (i) the Bank Financing, (ii) net reductions in operating expenses associated with the Acquisitions, and (iii) the Offerings, as if each had occurred at the beginning of the period. The summary unaudited consolidated pro forma balance sheet data as of March 31, 1997 has been prepared as if the 3M Media Acquisition, the Van Wagner Acquisition, the Bank Financing and the Offerings had occurred on March 31, 1997.

     The summary unaudited consolidated pro forma financial information does not purport to present the actual financial position or results of operations of the Company had the Acquisitions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The summary unaudited consolidated pro forma financial information is based on certain assumptions and adjustments described in the notes to the Unaudited Consolidated Pro Forma Financial Information and should be read in conjunction therewith. See "Unaudited Consolidated Pro Forma Financial Information" and "Management's Discussion and Analysis of Results of Operations and Financial Condition," included elsewhere in this Prospectus.

                                                                               PRO FORMA(1)
                                                                  ---------------------------------------
                                                                                           THREE MONTHS
                                                                     YEAR ENDED          ENDED MARCH 31,
                                                                  DECEMBER 31, 1996            1997
                                                                  -----------------      ----------------
STATEMENT OF OPERATIONS DATA:
  Net revenues(2)..............................................       $ 601,409              $140,901
  Direct advertising expenses..................................         310,163                74,066
  General and administrative expenses..........................          34,502                 8,798
  Depreciation and amortization................................         111,726                26,662
  Gain on Denver Disposition...................................           7,344                    --
                                                                       --------              --------
  Operating income.............................................         152,362                31,375
  Interest expense.............................................         139,600                34,900
  Income (loss) before extraordinary loss......................           7,271                (2,138)
  Net loss.....................................................         (10,509)               (2,138)

OTHER DATA:
  EBITDA(3)....................................................       $ 256,744              $ 58,037
  EBITDA margin(4).............................................            42.7%                 41.2%
  Cash interest expense........................................       $ 132,349              $ 33,087
  Capital expenditures.........................................          39,146                11,421
  Number of advertising displays(5)............................          96,528                96,528

  Ratio of EBITDA to cash interest expense(6)..................           1.94x                    --
  Ratio of total debt to EBITDA(6).............................           5.96x                    --

                                                                           AS OF MARCH 31, 1997
                                                                  ---------------------------------------
                                                                       ACTUAL               PRO FORMA
                                                                  -----------------      ----------------
BALANCE SHEET DATA:
  Working capital..............................................      $    25,601            $   49,804
  Total assets.................................................        1,038,845             2,279,525
  Total debt(7)................................................          706,428             1,531,053
  Stockholders' equity.........................................          288,456               673,928

                                           (see footnotes on the following page)

    NOTES TO SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

(1) If the 3M Media Acquisition is not consummated, net revenues would have been $390.1 million and $91.4 million, interest expense would have been $73.7 million and $18.4 million and EBITDA would have been $155.4 million and $34.1 million, in each case for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(2) Net revenues are gross revenues minus agency commissions, plus other income of $12.8 million for the year ended December 31, 1996 and $4.4 million for the three months ended March 31, 1997.

(3) "EBITDA" is defined as operating income before depreciation and amortization expense and excludes the gain on the Denver Disposition. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management understands that it is widely used by certain investors as one measure to evaluate the financial performance of companies in the outdoor advertising industry.

(4) "EBITDA margin" is EBITDA stated as a percentage of net revenues.

(5) Does not include approximately 125,000 subway advertising display faces in New York City.

(6) The ratio of total debt to EBITDA reflects the pro forma total debt as of March 31, 1997 divided by the year ended December 31, 1996 EBITDA. If the 3M Media Acquisition is not consummated, the ratio of EBITDA to cash interest expense and the ratio of total debt to EBITDA would have been 2.28x and 4.80x, respectively, in each case for the year ended December 31, 1996.

(7) If the 3M Media Acquisition is not consummated, pro forma total debt as of March 31, 1997 would have been $746.0 million.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
                             (DOLLARS IN THOUSANDS)

     The following table sets forth summary historical financial data for the Company and 3M Media for the periods indicated. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Results of Operations and Financial Condition," "Selected Consolidated Financial and Other Data" and the consolidated financial statements and notes thereto of the Company and the financial statements and notes thereto of 3M Media contained herein.

                                                                                                      THREE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                   MARCH 31,
                                                         --------------------------------------    ------------------------
                  OUTDOOR SYSTEMS(1)                        1994          1995          1996          1996          1997
-------------------------------------------------------  ----------    ----------    ----------    ----------    ----------
STATEMENT OF OPERATIONS DATA:
  Net revenues(2)......................................  $   52,077    $   64,813    $  173,116    $   16,945    $   80,080
  Operating expenses:
    Direct advertising.................................      24,433        30,462        87,593         7,859        44,615
    General and administrative.........................       3,357         4,096        13,458         1,078         6,717
    Depreciation and amortization......................       9,165         9,970        22,384         2,561        11,635
  Gain on 1994 disposal and the Denver Disposition.....       4,325            --         7,344            --            --
  Operating income.....................................      19,447        20,285        57,025         5,447        17,113
  Interest expense.....................................      16,393        17,199        32,489         4,152        15,922
  Income before extraordinary loss(3)..................       1,333         2,768        14,336           777           691
  Net income (loss)(3).................................       1,333         2,768        (3,444)          777           691

OTHER DATA:
  EBITDA(4)............................................  $   24,287    $   30,255    $   72,065    $    8,008    $   28,748
  EBITDA margin(5).....................................       46.6%         46.7%         41.6%         47.3%         35.9%
  Capital expenditures.................................  $    4,924    $    7,070    $    9,046    $    1,194    $    5,140
  Number of advertising displays.......................      11,900        12,700        61,600(6)     12,700        63,900(6)

                                                                                                      THREE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                   MARCH 31,
                                                         --------------------------------------    ------------------------
                       3M MEDIA                             1994          1995          1996          1996          1997
-------------------------------------------------------  ----------    ----------    ----------    ----------    ----------
INCOME STATEMENT DATA:
  Net revenues(2)......................................  $  196,948    $  205,418    $  211,310    $   49,261    $   49,505
                                                         ----------    ----------    ----------    ----------    ----------
  Operating expenses:
    Direct advertising(7)..............................     131,422       137,131       139,223        35,007        33,197
    General and administrative.........................      12,024        11,790        12,406         2,912         3,139
    Depreciation and amortization......................      18,061        17,144        15,382         3,857         3,785
    Loss (gain) on disposal of property and
      equipment........................................         343          (806)           21          (638)         (395)
                                                         ----------    ----------    ----------    ----------    ----------
  Operating income.....................................  $   35,098    $   40,159    $   44,278    $    8,123    $    9,779
                                                         ==========    ==========    ==========    ==========    ==========

                                           (see footnotes on the following page)

             NOTES TO SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

 (1) During 1996, the Company completed certain acquisitions, including the Gannett Outdoor Acquisition on August 22, 1996. See "--Recent Developments." In addition, in 1994 the Company completed certain acquisitions and dispositions. Accordingly, operating results are not necessarily comparable on a year-to-year basis.
 (2) Net revenues are gross revenues minus agency commissions and for the Company include other income of $1.0 million, $0.4 million and $6.1 million for the years ended December 31, 1994, 1995 and 1996, and $0 and $2.9 million for the three months ended March 31, 1996 and 1997, respectively.
 (3) Deferred financing costs of $17.8 million associated with the early redemption of borrowings were charged as an extraordinary loss during 1996.
 (4) "EBITDA" is defined as operating income before depreciation and amortization expense and, in 1994 and 1996, before the gain on the 1994 disposal and the Denver Disposition, respectively. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management understands that it is widely used by certain investors as one measure to evaluate the financial performance of companies in the outdoor advertising industry.
 (5) "EBITDA margin" is EBITDA stated as a percentage of net revenues.
 (6) Does not include approximately 125,000 subway advertising display faces in New York City and the Van Wagner Acquisition and the 3M Media Acquisition and, with respect to the year ended December 31, 1996, does not give effect to the Completed 1997 Acquisitions.
 (7) Direct advertising expenses for 3M Media include direct advertising and selling and marketing expenses.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an exchange of or investment in the Notes. Holders of Existing Notes and prospective purchasers of Exchange Notes should carefully consider these risk factors, as well as the other information set forth elsewhere in this Prospectus, in making any decision in connection with the Exchange Offer or to otherwise acquire Exchange Notes. For a discussion of certain potential tax consequences of such investment, see "Certain Federal Income Tax Considerations."

     Substantial Leverage. Upon completion of the 3M Media Acquisition and the Bank Financing, the Company's total indebtedness will be approximately $1.5 billion, representing approximately 69% of total capitalization. There can be no assurance that the Company will have adequate cash available to make required principal and interest payments. In addition, the terms of the Senior Credit Facility and of the indenture governing the 1996 Notes (the "1996 Notes Indenture") include, and the Indenture will include, significant operating and financial restrictions, such as limits on the Company's ability to incur indebtedness, create liens, sell assets, engage in mergers or consolidations, make investments and pay dividends.

     The Company's high degree of leverage may have important consequences for the Company: (i) the ability of the Company to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be available on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be used to pay the Company's interest expense and under certain conditions to repay indebtedness, which will reduce the funds that would otherwise be available to the Company for its operations and future business opportunities;
(iii) a substantial decrease in net operating cash flows or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements and force it to modify its operations; (iv) the Company may be more highly leveraged than its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally. Any inability of the Company to service its indebtedness or obtain additional financing, as needed, would have a material adverse effect on the Company.

     The Company's ability to pay interest and principal on its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the Senior Credit Facility, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, whether upon acceleration of such indebtedness or in the ordinary course of business, the Company will be forced to pursue one or more alternative strategies such as selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

     Subordination. The Notes are unsecured and subordinated to the prior payment in full of all Senior Indebtedness (as defined herein) whether existing at the time of issuance of the Notes or thereafter incurred. As of March 31, 1997, on a pro forma basis, after giving effect to the 3M Media Acquisition, the Van Wagner Acquisition, the Bank Financing and the Offerings, the aggregate outstanding principal amount of all Senior Indebtedness would have been approximately $785.1 million. The indebtedness under the Senior Credit Facility is secured by a first priority lien on substantially all of the assets of the Company now owned or hereafter acquired and is guaranteed by the Guarantors. The guarantees of the Senior Credit Facility are secured by a first priority lien on substantially all of the assets of the respective Guarantors now owned or acquired later. In the event of a bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes and the 1996 Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes and the 1996 Notes. In addition, the Company may not pay principal or premium, if any, or interest on the Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless in either case, such amount has been paid in full or the default has been cured or waived and such acceleration has been rescinded. In addition, if any default occurs with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payments on the Notes for a designated period of time.

     The Company's Canadian subsidiaries have not guaranteed the Company's obligations under the Notes. The rights of the Company and its creditors, including the holders of the Notes, to realize upon the assets of such subsidiaries in the event of any such subsidiaries' liquidation or reorganization (and the consequent right of holders of the Notes to participate in those assets) are subject to the prior claims of such subsidiaries' creditors, including the lenders under the Senior Credit Facility, except to the extent that the Company may itself be a creditor with recognized claims against any such subsidiaries. In such case, the Company's claim would still be subordinate to any security interests in the assets of such subsidiaries and any indebtedness of such subsidiaries which is senior to the claims of the Company. The Company's Canadian subsidiaries' borrowings under the Senior Credit Facility are secured by substantially all of the assets of such subsidiaries. See "Description of Senior Credit Facility."

     Restrictive Debt Covenants. The Senior Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company to: (i) incur indebtedness; (ii) incur liens or guarantee obligations;
(iii) enter into mergers or consolidations or liquidate, wind up or otherwise dispose of all or substantially all of its property, or make any material change in its method of conducting business; (iv) with certain exceptions, sell or otherwise dispose of property, business or assets; (v) declare or pay dividends or distributions or purchase or redeem any shares of capital stock or pay interest on subordinated indebtedness in cash at a rate per annum greater than 15% or in any other form at a rate per annum greater than 20%; (vi) make capital expenditures; (vii) make loans or investments; (viii) make optional payments or prepay or redeem indebtedness or amend or modify payment terms or interest on indebtedness; (ix) enter into transactions with affiliates; (x) enter into sale and leaseback arrangements; (xi) alter the business it conducts; or (xii) enter into agreements prohibiting or limiting its ability to create liens upon its assets or revenues to secure the obligations under the Senior Credit Facility. In addition, under the Senior Credit Facility, the Company is required to comply with financial covenants with respect to a maximum total leverage ratio and senior leverage ratio and a minimum interest coverage ratio and fixed charge coverage ratio. If the Company were unable to borrow under the Senior Credit Facility due to a default, it could be left without sufficient liquidity.

     Fraudulent Conveyance Considerations. Management of the Company believes that the indebtedness of the Company represented by the Notes, and the indebtedness of Guarantors under the Guarantees have been incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, the Company and each of the Guarantors, after giving effect to the incurrence of the Notes, are solvent, have sufficient capital for carrying on their business and are able to pay their debts as they mature. Notwithstanding management's belief, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that the Company (or any Guarantor) did not receive fair consideration or reasonably equivalent value for incurring the Notes (or the Guarantee) or any debt being refinanced thereby and, at the time of the incurrence of the Notes (or the Guarantee) or such indebtedness, the Company (or such Guarantor), was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, or intended to hinder, delay or defraud its creditors, such court could avoid such indebtedness. A possible consequence of such avoidance would be the subordination of the indebtedness represented by the Notes or the respective Guarantees to existing and future indebtedness of the respective Guarantors. Another possible consequence would be the effective abrogation of the Guarantees. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the present fair saleable value of the company's assets is less than the amount that will be required to pay its probable liability on existing debts as they become absolute and mature. In rendering its opinion on the validity of the Notes, counsel for each of the Company and the Initial Purchasers have expressed no opinion as to federal or state laws relating to fraudulent transfers.

     Change of Control. In the event of a Change of Control, the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of the purchase. A Change of Control under the Indenture will result in a default under the Senior Credit Facility and will constitute a change of control under the 1996 Notes Indenture. The exercise by the holders of the Notes of their right to require the Company to repurchase the Notes upon a Change of Control could also cause a default under other indebtedness of the Company, even if the Change of Control itself does not, because of the financial effect of such repurchase on the Company. The Company's ability to pay cash to the holders of the Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that in the event of a Change of Control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to pay the required purchase price for all Notes tendered by holders upon a Change of Control. See "Description of the Notes -- Change of Control Offer" and "Description of Senior Credit Facility."

     Possible Non-Consummation of the 3M Media Acquisition. The consummation of the 3M Media Acquisition is subject to various conditions, including clearance under the HSR Act. There is no assurance that the 3M Media Acquisition will be consummated or that it will not be delayed due to required antitrust clearance or other factors. The Company believes that DOJ clearance will be forthcoming, but there can be no assurance that this will be the case. In order to obtain such clearance, it is likely that the Company will be required to divest assets in certain markets in which both the Company and 3M Media currently conduct business. There can be no assurance that the purchase price payable in respect of any such divestiture will be comparable to the purchase price paid for such assets in the 3M Media Acquisition. Any such divestitures, as well as other conditions which may be imposed in connection with the antitrust clearance, may adversely affect the operations of the Company and may reduce the expected return from the 3M Media Acquisition. If the Company is unable to consummate the 3M Media Acquisition because of failure to receive antitrust clearance or otherwise, the Company will forfeit a $20 million purchase price deposit and may become subject to claims for damages for breach of its obligations under the 3M Media Acquisition Agreement. Furthermore, if the Company is unable to consummate the 3M Media Acquisition, the Company will have excess cash on hand of approximately $228.2 million as a result of the Offering. Pending the Company's use of such excess cash on strategic acquisition opportunities and for general corporate purposes, the Company will invest a substantial portion thereof in government securities and cash equivalents. The Company estimates that, based upon current interest rates, interest expense on the Notes will exceed interest income on such government securities and cash equivalents. Such a "negative spread" would have an adverse effect on the Company's results of operations.

     Challenges of Business Integration. The Company faces significant challenges in integrating the operations of the Acquisitions with those of the Company. The continued integration of Gannett Outdoor and the integration of 3M Media will require substantial attention from the Company's management team. Diversion of management attention from the Company's existing business could have an adverse impact on the revenues and operating results of the Company. There can be no assurance that the Company will be able to successfully integrate the operations of the Acquisitions with those of the Company. In addition, 3M Media and Van Wagner have historically operated with higher cost structures than that of the Company and the pro forma financial statements assume that the Company will be able to achieve significant cost reductions following the closing of the 3M Media Acquisition and the Van Wagner Acquisition, including cost reductions associated with employee reductions. The Company could face regulatory, contractual and other restrictions on its ability to implement the cost reductions. There can be no assurance that the Company will be successful in reducing the overhead and other costs associated with 3M Media and Van Wagner or other acquisitions, or that realization of such cost reductions will not be delayed. In addition, to the extent that the Company is successful in achieving part or all of such cost reductions, there can be no assurance that the reductions will not have a material adverse effect on the business of the Company.

     Restrictions on Tobacco Advertising. Tobacco revenues have historically accounted for a significant portion of outdoor advertising revenues. Beginning in 1992, the leading tobacco companies substantially reduced their domestic advertising expenditures in response to a declining population of smokers in the United States, societal pressures to reduce advertising, consolidation in the tobacco industry and increasing price competition from generic products. Tobacco advertising accounted for 8.2% of the net revenues for the Company and 5.9% of the aggregate net revenues for 3M Media and Van Wagner for fiscal 1996. In addition, the Food and Drug Administration recently promulgated rules which, among other things, would limit certain types of outdoor advertising by tobacco companies. While certain of these regulations have been declared invalid by a lower court ruling, appeals are likely and there can be no assurance that further developments resulting in a validation or implementation of these or similar regulations will not occur. Outdoor advertising of tobacco products also may be affected by city or state regulations. For example, in 1995, the Court of Appeals for the Fourth Circuit upheld the validity of a Baltimore city ordinance restricting the placement of outdoor advertisements of cigarettes and alcohol in publicly visible locations, such as billboards, signboards and sides of buildings. Subsequently, the United States Supreme Court declined to review an appeal of the case. In addition, the City Council of New York City, following the Baltimore ordinance, introduced legislation to ban outdoor tobacco advertising near schools and other locations where children are likely to assemble. Restrictions similar to the Baltimore ordinance are also being contemplated or introduced in other states or municipalities around the country, including New Jersey and Los Angeles. While Baltimore is not a municipality in which the Company conducts business, there can be no assurance that additional local or state governments will not enact similar ordinances or statutes to limit outdoor advertising of tobacco in the future in markets in which the Company operates.

     It also recently has been reported that certain cigarette manufacturers who are defendants in numerous class action suits throughout the United States have reached agreement with Attorneys General of various states for an out of court settlement with respect to such suits that would, among other things, prohibit all outdoor advertising by the tobacco industry. The settlement is subject to various conditions, including approval and implementing legislation by the United States Congress. There can be no assurance as to the effect of this settlement agreement and potential legislation on the Company's business and on its net revenues and financial position. A reduction in billboard advertising by the tobacco industry would cause an immediate reduction in the Company's direct revenue from such advertisers and would simultaneously increase the available space on the existing inventory of billboards in the outdoor advertising industry. This could in turn result in a lowering of outdoor advertising rates in each of the Company's outdoor advertising markets or limit the ability of industry participants to increase rates for some period of time. Any such consequence could have a material adverse effect on the Company.

     Economic Conditions; Advertising Trends. The Company relies on sales of advertising space for its revenues and its operating results therefore are affected by general economic conditions, as well as trends in the advertising industry. A reduction in advertising expenditures available for the Company's displays could result from a general decline in economic conditions, a decline in economic conditions in particular markets where the Company conducts business or a reallocation of advertising expenditures to other available media by significant users of the Company's displays. The Company has benefitted from special events in the past, such as the 1996 Olympic Games in Atlanta. However, there can be no assurance that the Company will continue to benefit to the same degree in the future from special events, and results in a particular market, year or period could be adversely affected by the lack of such special events.

     Reliance on Key Executives. The Company's success depends to a significant extent upon the continued services of its executive officers and other key management and sales personnel, in particular its President and Chief Executive Officer, Arthur R. Moreno, and its Senior Vice President of Sales, Wally C. Kelly. Although the Company has designed its incentive and compensation programs to retain key employees, including options to purchase shares of Common Stock (certain of which are subject to forfeiture in the event the recipients violate non-competition clauses included therein), the Company has no employment contracts with any of its employees, and none of its employees are bound by non-competition agreements. The unavailability of the continuing services of its executive officers and other key management and sales personnel could have a material adverse effect on the Company's business.

     Increase in Interest Rates. All of the indebtedness under the Senior Credit Facility, as expected to be amended, will bear interest at variable rates. While the Company will be required by the Senior Credit Facility, as expected to be amended, to enter into interest rate cap agreements to reduce its exposure to increases in such interest rates with respect to a portion of its indebtedness, such agreements will not apply to the Company's entire variable rate debt and, therefore, will not entirely eliminate the Company's exposure to variable rates. Any increase in the interest rates on the Company's indebtedness will reduce funds available to the Company for its operations and future business opportunities and will exacerbate the consequences of the Company's leveraged capital structure. See "Description of Senior Credit Facility."

     Acquisition Strategy. The Company's growth has been facilitated by strategic acquisitions that have substantially increased the Company's inventory of advertising display faces, and the Company intends to continue to pursue such acquisitions. While the Company believes that the outdoor advertising industry is highly fragmented and that significant acquisition opportunities are available, there can be no assurance that suitable acquisition candidates can be found, and the Company is likely to face competition from other outdoor advertising companies or other parties for acquisition opportunities that are available. In addition, if the prices sought by sellers of outdoor advertising displays and companies continue to rise, as management believes may happen, the Company may find fewer acceptable acquisition opportunities. The Company's indebtedness will increase as a result of the 3M Media Acquisition and debt covenants may constrain the Company's ability to complete significant acquisitions in the future. There can be no assurance that the Company will have sufficient capital resources to complete acquisitions, that acquisitions can be completed on terms acceptable to the Company, or that any acquisitions that are completed can be successfully integrated into the Company. The process of integrating such acquired businesses may involve unforeseen difficulties and may utilize a significant portion of the Company's financial, managerial and other resources.

     Competition. The Company faces competition for advertising revenues from other outdoor advertising companies, as well as from other media such as radio, television, print media and direct mail marketing. The Company also competes with a wide variety of other "out-of-home" advertising media, the range and diversity of which has increased substantially over the past several years to include advertising displays in shopping centers and malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains, buses and subways. Some of the Company's competitors, principally in other media such as radio and television, are substantially larger, better capitalized and have access to greater resources than the Company. There can be no assurance that outdoor advertising media will be able to compete with other types of media, or that the Company will be able to compete successfully either within the outdoor advertising industry or with other media.

     Regulation of Outdoor Advertising. Outdoor advertising displays are subject to governmental regulation at the federal, state and local levels. These regulations, in some cases, limit the height, size, location and operation of billboards and, in limited circumstances, regulate the content of the advertising copy displayed on the billboards. Some governmental regulations prohibit the construction of new billboards or the replacement, relocation, enlargement, material repair, material alteration or upgrading of existing structures. Some local government entities, including municipalities or townships in Denver, Houston, Jacksonville, Kansas City and St. Louis, have adopted amortization ordinances or regulations under which, after the expiration of a specified period of time, certain billboards must be removed at the owner's expense and without the payment of compensation. Ordinances requiring the removal of a billboard without compensation, whether through amortization or otherwise, are being challenged in various state and federal courts with conflicting results. To date, regulations in the Company's markets have not materially adversely affected its operations. However, no assurance can be given as to the effect on the Company of existing laws and regulations or of new laws and regulations that may be adopted in the future.

     Because outdoor advertising displays are typically located adjacent to roads and highways, they are also subject to the risk of being removed through condemnation actions or other actions by governmental entities in the event of road or highway improvement or expansion projects. While compensation is generally available for such actions, there can be no assurance that the Company would be permitted to relocate these displays under existing state and local regulations.

     In recent years, there have been efforts to restrict billboard advertising of certain products, including tobacco and alcohol. Congress has passed no legislation at the federal level except legislation requiring health hazard warnings similar to those on cigarette packages and print advertisements. Certain states in which the Company operates have historically prohibited the outdoor advertising of distilled spirits. In California, transit shelter advertising posters are maintained on public rights of way, and most of the contracts prohibit tobacco and/or alcohol advertising. San Francisco has adopted an ordinance banning all tobacco and alcohol advertising on public property, but has "grandfathered" Gannett Outdoor's existing contract through 2002. For each of the past three years, the California legislature has considered proposed legislation which would ban, or substantially limit, all outdoor advertising of tobacco. While that legislation has not been passed, the proponents have publicly stated they will continue to attempt to have such proposals enacted. It is uncertain whether additional legislation of this type will be enacted at the national level or in any of the markets in which the Company operates.

     Outdoor advertising in Canada is subject to regulation at the federal, provincial and municipal levels. These regulations may prohibit advertising of certain products on outdoor signs in certain locations. For example, in Ontario, billboards and posters advertising liquor may not be placed within 200 meters of a primary or secondary school. Additionally, Canadian federal legislation was enacted in April, 1997, which effectively prohibits substantially all outdoor tobacco advertising. While a challenge to this legislation is being made, there can be no assurance that such challenge will be successful.

     A reduction in billboard advertising by the tobacco and alcohol industries in the United States or Canada would cause a reduction in the Company's direct revenue from such advertisers. Such a reduction would increase the available space on the existing inventory of billboards in the outdoor advertising industry and could result in a reduction of outdoor advertising rates in markets affected by this type of legislation.

     Transit Business. A portion of the business acquired from Gannett Outdoor (pro forma net revenues of approximately $31.4 million in 1996) consists of revenues under contracts for the operation of display faces on bus shelters and in subway stations and subways in the City of New York. Most of these contracts are subject to termination upon short notice by the applicable governmental authority, include letter of credit and other requirements obligating the Company to fund and meet certain minimum payment requirements to the governmental authority and erect and maintain shelters in the applicable jurisdiction, and contain other performance obligations which are imposed on the Company. In addition, upon scheduled termination of such contract, the Company must meet competitive bidding and other requirements for renewal. There can be no assurance that these various obligations and conditions will not adversely affect the Company or that the Company will be awarded renewals in the future. The subway business in New York historically has generated relatively low operating margins and there can be no assurance that the Company will be able to improve the performance of this business.

     Environmental Matters. As the owner, lessee or operator of various real properties and facilities, the Company is subject to various federal, state and local environmental laws and regulations. To date, compliance with such laws and regulations has not had a material adverse effect on the historical business of the Company. However, a number of the properties acquired in the Completed Acquisitions or to be acquired in the 3M Media Acquisition have existing environmental conditions relating primarily to underground storage tanks for which the Company has assumed responsibility. In addition, certain properties and facilities are on, in the vicinity of, or classified as, hazardous waste sites (including Superfund sites). Of the properties adjacent to Superfund sites or in the vicinity of hazardous waste sites, at least one is believed to be contaminated by such site. There can be no assurance that environmental conditions will not create greater costs than currently expected or that compliance with existing or new environmental laws or regulations will not require the Company to make significant expenditures in the future, all of which could adversely affect the Company.

     Seasonality. The Company's revenues and operating results have exhibited some degree of seasonality in past periods. Typically, the Company experiences its strongest financial performance in the fourth quarter and its lowest revenues in the first quarter. The Company expects this trend to continue in the future. Because a significant portion of the Company's expenses are fixed, a reduction in revenues in any quarter is likely to result in a period-to-period decline in operating performance and net income.

     Control by Executive Officers and Directors. The Company's executive officers, directors and their respective affiliates beneficially own (including for this purpose options exercisable within 60 days after the date of this Prospectus and shares over which such persons have voting control) approximately 34.9% of the outstanding shares of Common Stock. Such persons, if acting together, would have sufficient voting power to control the outcome of corporate actions submitted to the stockholders for approval and to control the management and affairs of the Company, including the election of the Board of Directors of the Company. As a result of such control, certain transactions may not be possible without the approval of such stockholders, including proxy contests, mergers involving the Company and tender offers or other purchases of Common Stock that could give stockholders of the Company the opportunity to realize a premium over the then-prevailing market price for their shares of Common Stock. See "Principal Stockholders."

     Nature of Acquisition Agreements; Limited Recourse to Sellers. The representations and warranties made by 3M in connection with the 3M Media Acquisition relating to the assets to be acquired and the associated indemnities are limited and qualified. The Company's recourse to 3M is extremely limited. Agreements related to other acquisitions, including the Gannett Outdoor Acquisition, have been, and agreements for future acquisitions may be, similar to the 3M Media and Gannett Outdoor acquisition agreements with respect to representations, warranties and indemnification provisions. Accordingly, unanticipated events or liabilities related to the Gannett Outdoor and 3M Media businesses or other businesses acquired or that may be acquired in the future could materially and adversely affect the Company.

     Absence of Public Market for the Notes. Prior to the Exchange Offer, there has been no public market for the Existing Notes, although the Existing Notes are eligible for trading in PORTAL by "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"). The Initial Purchasers have acted as market makers for the Existing Notes and have advised the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through any automated quotation system. Accordingly, there can be no assurance that an active public market for the Exchange Notes will develop and as to the liquidity of any markets that may develop, the ability of holders of Exchange Notes to sell their Exchange Notes or the price at which holders would be able to sell their Exchange Notes.

     Adverse Consequences of Failure to Adhere to Exchange Offer
Procedures. Issuance of the Exchange Notes in exchange for Existing Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Company nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange. Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Exchange Offer Registration Rights Agreement will terminate.

     Receipt of Restricted Securities under Certain Circumstances. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of Exchange Notes."

     Adverse Effect on Market for Existing Notes. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer. The net proceeds to the Company from the sale of the Notes in the Offering was approximately $485.8 million, after deducting Initial Purchasers' discount and offering expenses.

     The Company intends to use such proceeds to pay a portion of the purchase price of the 3M Media Acquisition. Pending completion of the 3M Media Acquisition, the Company has used approximately $187.0 million of such net proceeds to reduce indebtedness outstanding under the Senior Credit Facility and has invested the balance of such proceeds in short-term interest bearing securities. If the 3M Media Acquisition is not consummated, the Company will use the net proceeds of the Offering to repay existing indebtedness under the Senior Credit Facility, to finance strategic acquisitions and for general corporate purposes. For information relating to the interest rates and maturities applicable to borrowings under the Senior Credit Facility, see "Description of Senior Credit Facility" herein.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company (i) as of March 31, 1997, (ii) as adjusted giving effect to the Van Wagner Acquisition and the Common Stock Offering and (iii) pro forma giving effect to the 3M Media Acquisition, the Bank Financing and the Offering. See "Use of Proceeds" and "Unaudited Consolidated Pro Forma Financial Information."

                                                                    AS OF MARCH 31, 1997
                                                       ----------------------------------------------
                                                        ACTUAL      AS ADJUSTED(1)      PRO FORMA(2)
                                                       --------     --------------     --------------
                                                                   (DOLLARS IN THOUSANDS)
Current maturities of long-term debt.................  $ 31,700       $   31,700         $   31,700
                                                       --------       ----------         ----------
Long-term debt:
  Senior Credit Facility(3)..........................   424,667          225,922            753,372
  1996 Notes.........................................   250,000          250,000            250,000
  Notes, net of discount.............................        --               --            495,920
  Other..............................................        61               61                 61
                                                       --------       ----------         ----------
     Total long-term debt............................   674,728          475,983          1,499,353
                                                       --------       ----------         ----------
Common stockholders' equity:
  Common Stock, $0.01 par value......................       402              539                539
  Additional paid in capital.........................   316,988          709,096            709,096
  Accumulated deficit................................   (24,584)         (24,584)           (31,357)
  Treasury stock (at cost) 17,213,331 shares.........    (4,053)          (4,053)            (4,053)
  Foreign currency translation adjustment............      (297)            (297)              (297)
                                                       --------       ----------         ----------
     Total common stockholders' equity(4)............   288,456          680,701            673,928
                                                       --------       ----------         ----------
          Total capitalization.......................  $994,884       $1,188,384         $2,204,981
                                                       ========       ==========         ==========

---------------
(1) As adjusted to give effect to the Van Wagner Acquisition, the Common Stock Offering and a $20.0 million non-refundable deposit for the 3M Media Acquisition.

(2) Pro forma to give effect to the 3M Media Acquisition, the Bank Financing and the Offering.

(3) If the 3M Media Acquisition is not consummated, the Company intends to use the net proceeds of the Offering to repay amounts outstanding under the Senior Credit Facility, to finance strategic acquisitions and for general corporate purposes. In such case, on a pro forma basis, there would be no amounts outstanding under the Senior Credit Facility as of March 31, 1997.

(4) Actual amounts exclude 9,654,746 shares of Common Stock issuable upon exercise of options outstanding at March 31, 1997, of which 6,988,821 were exercisable, and 372,588 shares of Common Stock issuable in settlement of Incentive Units outstanding at March 31, 1997. Pro forma amounts reflect the exercise of options to purchase 262,500 shares of Common Stock sold by one of the selling stockholders in the Common Stock Offering.

             UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

     The following unaudited consolidated pro forma statement of operations combines the historical financial information of the Company and the businesses acquired and to be acquired in the Acquisitions for the year ended December 31, 1996 and the three month period ended March 31, 1997 giving effect to (i) the Bank Financing, (ii) the net reduction in operating expenses associated with the Acquisitions and (iii) the Offerings, as if such events had occurred at the beginning of the period. The unaudited consolidated pro forma balance sheet as of March 31, 1997 has been prepared as if the 3M Media Acquisition, the Van Wagner Acquisition, the Bank Financing and the Offerings had occurred on March 31, 1997.

     The detailed assumptions used to prepare the unaudited consolidated pro forma financial information are contained in the notes to unaudited consolidated pro forma financial information. The unaudited consolidated pro forma financial information reflects the use of the purchase method of accounting for the Acquisitions.

     Pro forma adjustments for the Acquisitions are based upon preliminary estimates, available information and certain assumptions that the management of the Company deems appropriate. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited consolidated pro forma financial information does not purport to represent the results of operations or the financial position of the Company that actually would have resulted had the Acquisitions occurred as of the dates indicated, nor should it be taken as indicative of the future results of the operations or future financial position of the Company. The unaudited consolidated pro forma financial information should be read in conjunction with the notes to unaudited consolidated pro forma financial information and the separate historical financial statements and notes thereto of the Company and 3M Media which are contained elsewhere herein.

                             OUTDOOR SYSTEMS, INC.

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                    HISTORICAL
                                                      ---------------------------------------    PRO FORMA
                                                                    VAN WAGNER     3M MEDIA     ACQUISITIONS        TOTAL
                                                        COMPANY     ACQUISITION  ACQUISITION    ADJUSTMENTS       PRO FORMA
                                                      -----------   ----------   ------------   ------------      ----------
CURRENT ASSETS......................................  $    95,471    $  7,985      $ 46,771      $       30 (1)   $  150,257
PROPERTY AND EQUIPMENT -- Net.......................      849,653       7,978       128,771         675,123 (1)    1,661,525
INTANGIBLE ASSETS -- Net............................       60,825      12,288            --         331,200 (1)      404,313
DEFERRED FINANCING COSTS............................       23,157          --            --          33,763 (1)       45,632
                                                                                                    (11,288)(2)
OTHER ASSETS........................................        9,739      13,880         1,946           4,515 (2)       17,798
                                                                                                    (12,282)(1)
                                                      -----------    --------      --------      ----------       ----------
TOTAL...............................................  $ 1,038,845    $ 42,131      $177,488      $1,021,061       $2,279,525
                                                      ===========    ========      ========      ==========       ==========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES.................................  $    69,870    $  9,489      $ 19,444      $   (3,850)(1)   $  100,453
                                                                                                      5,500 (1)
                                                      -----------    --------      --------      ----------       ----------
LONG-TERM DEBT:
  1993 Notes........................................           15          --            --              --               15
  Senior Credit Facility............................      424,667          --            --         328,705 (1)      753,372
  1996 Notes........................................      250,000          --            --              --          250,000
  Notes, net of discount............................           --          --            --         495,920 (1)      495,920
  Other.............................................           46      40,420            --         (40,420)(1)           46
                                                      -----------    --------      --------      ----------       ----------
    Total long-term debt............................      674,728      40,420            --         784,205        1,499,353
                                                      -----------    --------      --------      ----------       ----------
OTHER LONG-TERM LIABILITIES.........................        3,734       1,720            --          (1,720)(1)        3,734
                                                      -----------    --------      --------      ----------       ----------
DEFERRED INCOME TAXES...............................        2,057         110         9,763          (9,873)(1)        2,057
                                                      -----------    --------      --------      ----------       ----------
    Total liabilities...............................      750,389      51,739        29,207         774,262        1,605,597
                                                      -----------    --------      --------      ----------       ----------
NET ASSETS (LIABILITIES) TO BE ACQUIRED.............           --      (9,608)      148,281        (138,673)(1)           --
                                                      -----------    --------      --------      ----------       ----------
COMMON STOCKHOLDERS' EQUITY:
  Common stock......................................          402          --            --             137 (1)          539
  Additional paid-in capital........................      316,988          --            --         392,108 (1)      709,096
  Accumulated deficit...............................      (24,584)         --            --          (6,773)(2)      (31,357)
  Treasury stock at cost............................       (4,053)         --            --              --           (4,053)
  Foreign currency translation adjustment...........         (297)         --            --              --             (297)
                                                      -----------    --------      --------      ----------       ----------
    Total common stockholders' equity...............      288,456          --            --         385,472          673,928
                                                      -----------    --------      --------      ----------       ----------
TOTAL...............................................  $ 1,038,845    $ 42,131      $177,488      $1,021,061       $2,279,525
                                                      ===========    ========      ========      ==========       ==========

                             OUTDOOR SYSTEMS, INC.

            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)

     The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma financial position of the Company after giving effect to the 3M Media Acquisition, the Van Wagner Acquisition, the Bank Financing and the Offerings.

                                                                                        DEBIT
                                                                                      (CREDIT)
                                                                                      ---------

  1. Entry records the 3M Media Acquisition, the Van Wagner Acquisition, the Bank
       Financing and the Offerings:

     Sale of 20,250,000 shares of Common Stock at $20.17 per share and the exercise of options to purchase 262,500 shares:
     Common Stock...................................................................  $    (137)
     Additional paid in capital.....................................................   (392,108)
     Increase of debt as follows:
     Senior Credit Facility.........................................................   (328,705)
     Notes..........................................................................   (495,920)
     Elimination of historical net assets (liabilities) of the 3M Media Acquisition
       and the Van Wagner Acquisition...............................................    138,673
     Change in assets and liabilities resulting from allocation of purchase price:
     Intangibles....................................................................    331,200
     Property and equipment.........................................................    675,123
     Increase in deferred financing costs...........................................     33,763
     Increase in current assets.....................................................         30
     Accrual for estimated severance costs related to the 3M Media Acquisition and
       the Van Wagner Acquisition...................................................     (5,500)
     Deferred income taxes..........................................................      9,873
     Assumption of long-term debt by Van Wagner selling shareholders................     40,420
     Assumption of current portion of long-term debt by Van Wagner selling
       shareholders.................................................................      3,850
     Assumption of liabilities by Van Wagner selling shareholders...................      1,720
     Joint venture assets retained by Van Wagner selling shareholders...............    (12,282)
                                                                                      ---------
                                                                                      $       0
                                                                                      =========
  2. Entry records the write-off of bridge commitment fees and the related tax effect:

     Write-off of deferred financing fees............................................  $(11,288)
     Tax effect at a blended rate of 40%.............................................     4,515
     Increase in accumulated deficit.................................................     6,773
                                                                                       --------
                                                                                       $      0
                                                                                       ========

                             OUTDOOR SYSTEMS, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     COMPLETED ACQUISITIONS
                                                        ------------------------------------------------
                                                                          GANNETT
                                                        VAN WAGNER        OUTDOOR             OTHER          3M MEDIA
                                            COMPANY     ACQUISITION    ACQUISITION(1)    TRANSACTIONS(2)    ACQUISITION
                                          -----------   -----------    --------------    ---------------    -----------
REVENUES:
 Outdoor advertising -- net.............  $   167,047     $29,894         $156,896           $23,447         $ 211,310
 Other income...........................        6,069         652              201             5,893                --
                                          -----------     -------         --------           -------          --------
       Net revenues.....................      173,116      30,546          157,097            29,340           211,310
                                          -----------     -------         --------           -------          --------
OPERATING EXPENSES:
 Direct advertising.....................       87,593      18,012          106,205            12,174           139,223
 General and administrative.............       13,458       4,502           22,126             6,942            12,427
 Depreciation and amortization..........       22,384       2,541           11,369               814            15,382
                                          -----------     -------         --------           -------          --------
       Total operating expenses.........      123,435      25,055          139,700            19,930           167,032
                                          -----------     -------         --------           -------          --------
GAIN ON DENVER DISPOSITION..............        7,344          --               --                --                --
                                          -----------     -------         --------           -------          --------
OPERATING INCOME........................       57,025       5,491           17,397             9,410            44,278
INTEREST EXPENSE (INCOME)...............       32,489       2,792               --               363            (2,059)
                                          -----------     -------         --------           -------          --------
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY LOSS.....................       24,536       2,699           17,397             9,047            46,337
INCOME TAXES (BENEFIT)..................       10,200          --               --                --                --
                                          -----------     -------         --------           -------          --------
INCOME (LOSS) BEFORE EXTRAORDINARY
 LOSS...................................       14,336       2,699           17,397             9,047            46,337
EXTRAORDINARY LOSS......................      (17,780)         --               --                --                --
                                          -----------     -------         --------           -------          --------
NET (LOSS) INCOME.......................       (3,444)      2,699           17,397             9,047            46,337
LESS STOCK DIVIDENDS, ACCRETIONS AND
 DISCOUNT ON REDEMPTIONS................        3,461          --               --                --                --
                                          -----------     -------         --------           -------          --------
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
 STOCKHOLDERS...........................  $    (6,905)    $ 2,699         $ 17,397           $ 9,047         $  46,337
                                          ===========     =======         ========           =======          ========
NET (LOSS) INCOME PER COMMON AND
 EQUIVALENT SHARE:
 Income (loss) before extraordinary
   loss.................................  $      0.21
 Extraordinary loss.....................        (0.34)
                                          -----------
NET (LOSS) INCOME PER COMMON SHARE......  $     (0.13)
                                          ===========
WEIGHTED AVERAGE NUMBER OF SHARES.......   52,895,004
                                          ===========
RATIO OF EARNINGS TO FIXED CHARGES(8)...


                                                                            SUPPLEMENTAL ADJUSTMENTS
                                           PURCHASE                       ----------------------------
                                          ACCOUNTING                       COMPLETED        3M MEDIA           PRO
                                          ADJUSTMENTS         TOTAL       ACQUISITIONS    ACQUISITION         FORMA
                                          -----------      -----------    ------------    ------------     -----------
REVENUES:
 Outdoor advertising -- net.............                   $   588,594                                     $   588,594
 Other income...........................                        12,815                                          12,815
                                                           -----------                                     -----------
       Net revenues.....................                       601,409                                         601,409
                                                           -----------                                     -----------
OPERATING EXPENSES:
 Direct advertising.....................                       363,207      $(18,836)(6)    $(34,208)(6)       310,163
 General and administrative.............                        59,455       (17,476)(6)      (7,477)(6)        34,502
 Depreciation and amortization..........   $  59,236(3)        111,726                                         111,726
                                          ----------       -----------     ---------       ---------       -----------
       Total operating expenses.........      59,236           534,388       (36,312)        (41,685)          456,391
                                          ----------       -----------     ---------       ---------       -----------
GAIN ON DENVER DISPOSITION..............                         7,344                                           7,344
                                          ----------       -----------     ---------       ---------       -----------
OPERATING INCOME........................     (59,236)           74,365        36,312          41,685           152,362
INTEREST EXPENSE (INCOME)...............     106,015(4)        139,600                                         139,600
                                          ----------       -----------     ---------       ---------       -----------
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY LOSS.....................    (165,251)          (65,235)       36,312          41,685            12,762
INCOME TAXES (BENEFIT)..................     (35,908)(5)       (25,708)       14,525(7)       16,674(7)          5,491
                                          ----------       -----------     ---------       ---------       -----------
INCOME (LOSS) BEFORE EXTRAORDINARY
 LOSS...................................    (129,343)          (39,527)       21,787          25,011             7,271
EXTRAORDINARY LOSS......................                       (17,780)                                        (17,780)
                                          ----------       -----------     ---------       ---------       -----------
NET (LOSS) INCOME.......................    (129,343)          (57,307)       21,787          25,011           (10,509)
LESS STOCK DIVIDENDS, ACCRETIONS AND
 DISCOUNT ON REDEMPTIONS................                         3,461                                           3,461
                                          ----------       -----------     ---------       ---------       -----------
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
 STOCKHOLDERS...........................   $(129,343)      $   (60,768)     $ 21,787        $ 25,011       $   (13,970)
                                          ==========       ===========     =========       =========       ===========
NET (LOSS) INCOME PER COMMON AND
 EQUIVALENT SHARE:
 Income (loss) before extraordinary
   loss.................................                   $     (0.59)                                    $      0.05
 Extraordinary loss.....................                         (0.24)                                          (0.24)
                                                           -----------                                     -----------
NET (LOSS) INCOME PER COMMON SHARE......                   $     (0.83)                                    $     (0.19)
                                                           ===========                                     ===========
WEIGHTED AVERAGE NUMBER OF SHARES.......                    73,145,004                                      73,145,004
                                                           ===========                                     ===========
RATIO OF EARNINGS TO FIXED CHARGES(8)...                                                                          1.07x
                                                                                                           ===========

                             OUTDOOR SYSTEMS, INC.

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma results of operations of the Company for the year ended December 31, 1996.

  (1) Represents the operations of Gannett Outdoor excluding the Houston Acquisition, for the period from January 1, 1996 through August 23, 1996.

  (2) Represents 1996 revenues and expenses associated with the CSX Assets Acquisition and the Houston Acquisition prior to the respective dates of their acquisition and the 1996 historical results of the Completed 1997 Acquisitions (other than the Van Wagner Acquisition) less revenues and expenses associated with assets sold in the Denver Disposition.

  (3) Entry records the increase in depreciation and amortization expense arising from purchase accounting adjustments as follows:

                                                                          AMORTIZATION
                                    ASSETS                                   PERIOD
      ------------------------------------------------------------------  ------------
      Advertising structures............................................    20 years     $ 76,990
      Goodwill..........................................................    30 years       12,352
                                                                                         --------
      Total depreciation and amortization expense.....................................     89,342
      Less amount recorded in historical financial statements.........................     30,106
                                                                                         --------
      Purchase accounting adjustment..................................................   $ 59,236
                                                                                         ========
  (4) Entry records interest expense and amortization of deferred financing fees as if the pro forma capital structure as
      reflected in the unaudited consolidated pro forma balance
      sheet as of March 31, 1997 were in existence for the year
      ended December 31, 1996:

      Interest expense:
         Senior Credit Facility........................................................  $ 65,161
         1996 Notes....................................................................    23,438
         Notes.........................................................................    43,750
         Amortization of deferred financing costs......................................     6,843
         Amortization of debt discount.................................................       408
                                                                                         --------
            Total interest expense.....................................................   139,600
         Less amount recorded in historical financial statements.......................   (33,585)
                                                                                         --------
            Purchase accounting adjustment.............................................  $106,015
                                                                                         ========

                             OUTDOOR SYSTEMS, INC.

     NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS --
                                  (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

  (5) Entry records the income tax effect on the income of the
      Acquisitions and purchase adjustments at a blended rate of
      40%.......................................................  $ (35,908)
                                                                   ========

  (6) Entry records a) a decrease in payroll and payroll related costs in direct advertising and general and administrative expense categories due to termination of employees in the following functions; and b) the elimination of general corporate allocations not considered attributable to operations sold, as follows:

                                                                      ACQUISITIONS
                                                                  --------------------
                                                                  COMPLETED   3M MEDIA
                                                                  ---------   --------
      Direct Advertising:
        Elimination of production and sales
           overhead functions...................................   $17,795    $14,460
        Consolidation of Canadian production facility...........     1,041         --
        Elimination of national sales and marketing costs.......        --     15,748
        Elimination of general corporate overhead allocation....        --      4,000
                                                                   -------    -------
           Total direct advertising.............................    18,836     34,208
                                                                   -------    -------
      General and Administrative:
        Elimination of national office function, accounting and
           administrative personnel.............................    17,476      6,377
        Elimination of corporate facility rent allocations......        --      1,100
                                                                   -------    -------
           Total general and administrative.....................    17,476      7,477
                                                                   -------    -------
                Total...........................................   $36,312    $41,685
                                                                   =======    =======

                                                                      ACQUISITIONS
                                                                  --------------------
                                                                  COMPLETED   3M MEDIA
                                                                  ---------   --------

  (7) Entry records the income tax effect of pro forma
      adjustments at a blended rate of 40%......................   $14,525    $16,674
                                                                   =======    =======
  (8) Earnings consist of pre-tax income (loss) before
      extraordinary loss plus fixed charges, excluding
      capitalized interest. The Company's fixed charges consist
      of (i) interest, whether expensed or capitalized; (ii)
      amortization of debt expense, including any discount or
      premium, whether expensed or capitalized; and (iii) a
      portion of rental expense representing the interest
      factor.

                             OUTDOOR SYSTEMS, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   COMPLETED ACQUISITIONS
                                                              ---------------------------------                   PURCHASE
                                                                VAN WAGNER           OTHER          3M MEDIA     ACCOUNTING
                                                 COMPANY        ACQUISITION     TRANSACTIONS(1)    ACQUISITION   ADJUSTMENTS
                                               -----------    ---------------   ---------------    -----------   -----------
REVENUES:
 Outdoor advertising -- net..................  $    77,216        $ 7,390           $ 2,353          $49,505
 Other income................................        2,864            426             1,147               --
                                               -----------        -------           -------          -------
       Net revenues..........................       80,080          7,816             3,500           49,505
                                               -----------        -------           -------          -------
OPERATING EXPENSES:
 Direct advertising..........................       44,615          4,711             1,621           33,197
 General and administrative..................        6,717          1,390             1,158            2,744
 Depreciation and amortization...............       11,635            626               118            3,785      $  10,498(2)
                                               -----------        -------           -------          -------      ---------
       Total operating expenses..............       62,967          6,727             2,897           39,726         10,498
                                               -----------        -------           -------          -------      ---------
OPERATING INCOME.............................       17,113          1,089               603            9,779        (10,498)
INTEREST EXPENSE (INCOME)....................       15,922            591                91             (464)        18,760(3)
                                               -----------        -------           -------          -------      ---------
INCOME (LOSS) BEFORE INCOME TAXES............        1,191            498               512           10,243        (29,258)
INCOME TAXES (BENEFIT).......................          500             --                --               --         (7,202)(4)
                                               -----------        -------           -------          -------      ---------
NET (LOSS) INCOME............................  $       691        $   498           $   512          $10,243      $ (22,056)
                                               ===========        =======           =======          =======      =========
NET (LOSS) INCOME PER COMMON AND EQUIVALENT
 SHARE:
NET (LOSS) INCOME PER COMMON SHARE...........  $      0.01
                                               ===========
WEIGHTED AVERAGE NUMBER OF SHARES............   69,046,020
                                               ===========
RATIO OF EARNINGS TO FIXED CHARGES(7)........

                                                                SUPPLEMENTAL ADJUSTMENTS
                                                              ----------------------------
                                                               COMPLETED        3M MEDIA
                                                  TOTAL       ACQUISITIONS    ACQUISITION       PRO FORMA
                                               -----------    ------------    ------------     -----------
REVENUES:
 Outdoor advertising -- net..................  $   136,464                                     $   136,464
 Other income................................        4,437                                           4,437
                                               -----------                                     -----------
       Net revenues..........................      140,901                                         140,901
                                               -----------                                     -----------
OPERATING EXPENSES:
 Direct advertising..........................       84,144      $ (1,526)(5)    $ (8,552)(5)        74,066
 General and administrative..................       12,009        (1,342)(5)      (1,869)(5)         8,798
 Depreciation and amortization...............       26,662                                          26,662
                                               -----------       -------        --------       -----------
       Total operating expenses..............      122,815        (2,868)        (10,421)          109,526
                                               -----------       -------        --------       -----------
OPERATING INCOME.............................       18,086         2,868          10,421            31,375
INTEREST EXPENSE (INCOME)....................       34,900                                          34,900
                                               -----------       -------        --------       -----------
INCOME (LOSS) BEFORE INCOME TAXES............      (16,814)        2,868          10,421            (3,525)
INCOME TAXES (BENEFIT).......................       (6,702)        1,147(6)        4,168(6)         (1,387)
                                               -----------       -------        --------       -----------
NET (LOSS) INCOME............................  $   (10,112)     $  1,721        $  6,253       $    (2,138)
                                               ===========       =======        ========       ===========
NET (LOSS) INCOME PER COMMON AND EQUIVALENT
 SHARE:
NET (LOSS) INCOME PER COMMON SHARE...........  $     (0.11)                                    $     (0.02)
                                               ===========                                     ===========
WEIGHTED AVERAGE NUMBER OF SHARES............   89,296,020                                      89,296,020
                                               ===========                                     ===========
RATIO OF EARNINGS TO FIXED CHARGES(7)........                                                           --(7)

                             OUTDOOR SYSTEMS, INC.

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)

     The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma results of operations of the Company for the three months ended March 31, 1997.

  (1) Represents revenues and expenses associated with the Completed 1997
      Acquisitions (other than the Van Wagner Acquisition) prior to the respective dates of their acquisition.

  (2) Entry records the increase in depreciation and amortization expense arising from purchase accounting adjustments as follows:

                                                                          AMORTIZATION
                                   ASSETS                                    PERIOD
      ----------------------------------------------------------------    ------------
      Advertising structures..........................................      20 years     $ 12,257
      Goodwill........................................................      30 years        2,770
                                                                                          -------
      Total depreciation and amortization expense.....................................     15,027
                                                                                          -------
      Less amount recorded in historical financial statements.........................      4,529
                                                                                          -------
      Purchase accounting adjustment..................................................   $ 10,498
                                                                                          =======
  (3) Entry records interest expense and amortization of deferred financing fees as if the pro forma capital structure as
      reflected in the unaudited consolidated pro forma balance sheet as of March 31, 1997 were in existence for the three months ended March 31, 1997:
      Interest expense:
         Senior Credit Facility........................................................  $ 16,290
         1996 Notes....................................................................     5,859
         Notes.........................................................................    10,938
         Amortization of deferred financing costs......................................     1,711
         Amortization of debt discount.................................................       102
                                                                                          -------
            Total interest expense.....................................................    34,900
         Less amount recorded in historical financial statements.......................   (16,140)
                                                                                          -------
            Purchase accounting adjustment.............................................  $ 18,760
                                                                                          =======
  (4) Entry records the income tax effect on the income of the Acquisitions and purchase adjustments at a blended rate of 40%....................................  $ (7,202)

                             OUTDOOR SYSTEMS, INC.

     NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS --
                                  (CONTINUED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                       ACQUISITIONS
                                                                   --------------------
                                                                   COMPLETED   3M MEDIA
                                                                   ---------   --------

  (5) Entry records a) a decrease in payroll and payroll related costs in direct advertising and general and administrative expense categories due to termination of employees in the following functions; and b) the elimination of general corporate allocations not considered attributable to operations sold, as follows:

      Direct Advertising:
        Elimination of production and sales
           overhead functions....................................   $ 1,526    $ 3,615
        Elimination of national sales and marketing costs........        --      3,937
        Elimination of general corporate overhead allocation.....        --      1,000
                                                                    -------    -------
           Total direct advertising..............................     1,526      8,552
                                                                    -------    -------
      General and Administrative:
        Elimination of national office function, accounting and
           administrative personnel..............................     1,342      1,594
        Elimination of corporate facility rent allocations.......        --        275
                                                                    -------    -------
           Total general and administrative......................     1,342      1,869
                                                                    -------    -------
                Total............................................   $ 2,868    $10,421
                                                                    =======    =======

                                                                       ACQUISITIONS
                                                                   --------------------
                                                                   COMPLETED   3M MEDIA
                                                                   ---------   --------

  (6) Entry records the income tax effect of pro forma
      adjustments at a blended rate of 40%.......................   $ 1,147    $ 4,168
                                                                    =======    =======
  (7) Earnings consist of pre-tax income (loss) before
      extraordinary loss plus fixed charges, excluding
      capitalized interest. The Company's fixed charges consist
      of (i) interest, whether expensed or capitalized; (ii)
      amortization of debt expense, including any discount or
      premium, whether expended or capitalized; and (iii) a
      portion of rental expense representing the interest factor.
      Earnings would have been inadequate to cover fixed charges by $3.5 million for the three months ended March 31, 1997.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected consolidated financial data presented below were derived from the audited consolidated financial statements of the Company for the five years ended December 31, 1996. The financial statements of the Company for the three years in the period ended December 31, 1996 and as of December 31, 1995 and 1996 were audited by Deloitte & Touche LLP, independent auditors, as indicated in their report included elsewhere in this Prospectus. The selected balance sheet data as of March 31, 1996 and 1997 and statement of operations data for the three months ended March 31, 1996 and 1997 are unaudited, but, in the opinion of management of the Company, reflect all adjustments (consisting only of normal, recurring adjustments) necessary for fair presentation of results for such periods. Results for these periods are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                                                                                        THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                            MARCH 31,
                                         --------------------------------------------------------     ----------------------
                                           1992        1993        1994        1995        1996         1996         1997
                                         --------    --------    --------    --------    --------     --------    ----------
STATEMENT OF OPERATIONS DATA(1):
  Net revenues(2)......................  $ 44,886    $ 49,151    $ 52,077    $ 64,813    $173,116     $ 16,945    $   80,080
  Operating expenses:
    Direct advertising.................    21,781      23,721      24,433      30,462      87,593        7,859        44,615
    General and administrative.........     2,238       2,777       3,357       4,096      13,458        1,078         6,717
    Depreciation and amortization......    12,350      10,421       9,165       9,970      22,384        2,561        11,635
  Gain on 1994 disposal and the Denver
    Disposition........................        --          --       4,325          --       7,344           --            --
  Operating income.....................     8,517      12,232      19,447      20,285      57,025        5,447        17,113
  Interest expense.....................     9,526      11,894      16,393      17,199      32,489        4,152        15,922
  Income (loss) before extraordinary
    loss and change in accounting
    principle(3).......................      (955)        111       1,333       2,768      14,336          777           691
  Net income (loss)(3).................     5,775      (3,176)      1,333       2,768      (3,444)         777           691
OTHER DATA:
  EBITDA(4)............................  $ 20,867    $ 22,653    $ 24,287    $ 30,255    $ 72,065     $  8,008    $   28,748
  EBITDA margin(5).....................     46.5%       46.1%       46.6%       46.7%       41.6%        47.3%         35.9%
  Capital expenditures.................     5,382       4,387       4,924       7,070       9,046        1,194         5,140
  Number of advertising displays.......    10,700      10,800      11,900      12,700      61,600(6)    12,700        63,900(6)
  Ratio of earnings to fixed
    charges(7).........................        --        1.02x       1.15x       1.14x       1.58x        1.20x         1.06x
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital......................  $  5,218    $ 13,967    $ 15,022    $  8,221    $ 36,142     $ 10,492    $   25,601
  Total assets.........................   129,651     129,433     151,260     138,213     933,455      135,863     1,038,845
  Total debt...........................   109,283     129,812     155,204     142,269     606,409      142,479       706,428
  Common stockholders' equity
    (deficiency).......................   (23,769)    (28,811)    (29,074)    (28,767)    288,179      (28,898)      288,456

                                           (See footnotes on the following page)

            NOTES TO SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

(1) During 1996, the Company completed certain acquisitions, including the Gannett Outdoor Acquisition on August 22, 1996. See "Prospectus
    Summary -- Recent Developments." In addition, in 1993 and 1994 the Company completed certain acquisitions and dispositions. Accordingly, operating results are not necessarily comparable on a year-to-year basis.
(2) Net revenues are gross revenues minus agency commissions, plus other income of $1.0 million, $0.4 million and $6.1 million for the years ended December 31, 1994, 1995 and 1996, and $0 and $2.9 million for the three months ended March 31, 1996 and 1997, respectively.
(3) Deferred financing costs of $3.3 million and $17.8 million associated with borrowings which were retired or redeemed were charged as an extraordinary loss during 1993 and 1996, respectively. As of January 1, 1992, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109 Accounting for Income Taxes. SFAS No. 109 allows the income tax consequences resulting from the utilization of net operating loss carry forwards to be recorded as a deferred asset. The cumulative effect of this change in accounting principle was a one-time credit to income of $6.7 million in the first quarter of 1992.
(4) "EBITDA" is defined as operating income before depreciation and amortization expense and, in 1994 and 1996, before the gain on the 1994 disposal and the Denver Disposition, respectively. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management understands that it is customarily used by certain investors as one measure to evaluate the financial performance of companies in the outdoor advertising industry.
(5) "EBITDA margin" is EBITDA stated as a percentage of net revenues.
(6) Does not include approximately 125,000 subway advertising display faces in New York City and the Van Wagner and the 3M Media Acquisitions and, with respect to the year ended December 31, 1996, does not give effect to the Completed 1997 Acquisitions.
(7) Earnings consist of pre-tax income (loss) before extraordinary loss plus fixed charges, excluding capitalized interest. The Company's fixed charges consist of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized; and (iii) a portion of rental expense representing the interest factor. Earnings were inadequate to cover fixed charges by $1.0 million for the year ended December 31, 1992.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

CERTAIN EFFECTS OF THE GANNETT OUTDOOR ACQUISITION

     On August 22, 1996, the Company purchased substantially all of the assets of Gannett Outdoor, including the stock of certain indirect subsidiaries of Gannett, for approximately $700.0 million in cash. The Company acquired from Gannett a total of approximately 40,000 advertising display faces consisting of bulletins, posters and transit advertising display faces in 15 metropolitan markets in the United States and seven metropolitan markets in Canada and approximately 125,000 subway advertising display faces in New York City.

     Upon consummation of the Gannett Outdoor Acquisition, the Company immediately began implementing its cost savings and integration strategy, which included the consolidation of certain administrative, sales management and leasing management functions. This strategy has resulted in the reduction and consolidation of duplicative functions in: (i) production and sales overhead;
(ii) production and administrative support; (iii) national sales and marketing support; and (iv) accounting and administrative areas. In addition, the Company has eliminated certain duplicative operations by closing a billboard production facility in Canada, consolidating sales offices in Toronto and closing Gannett Outdoor's corporate office.

     The Company had estimated that these measures would result in annual cost savings of approximately $33.0 million. Based upon the results of the Company's consolidation and cost savings efforts to date, the Company believes that annual cost savings will exceed the original estimate. The Company also believes that it has increased revenues generated by the Gannett Outdoor assets primarily through changing the sales compensation system from one that was predominantly salary-based to one that is commission-based. The Company has also increased revenues through streamlining the sales approval process and improving utilization of the Gannett Outdoor billboard inventory. The Company believes that opportunities still exist to improve the operations of Gannett Outdoor.

     While management believes that additional cost savings and revenue increases are achievable, the Company's ability to achieve such cost savings and revenue increases is uncertain and subject to numerous factors, many of which are beyond the Company's control. There can be no assurance that the Company will realize such additional cost savings and revenue increases or that the realization of such cost savings and revenue increases will not be delayed over an extended period of time. See "Risk Factors -- Acquisition Strategy".

CERTAIN EFFECTS OF THE 3M MEDIA AND THE VAN WAGNER ACQUISITIONS

     3M Media Acquisition. On April 30, 1997, the Company entered into the 3M Media Purchase Agreement pursuant to which it agreed to purchase 3M Media for approximately $1.0 billion in cash. In the 3M Media Acquisition, the Company will acquire from 3M a total of approximately 31,700 advertising display faces consisting of 22,600 bulletins, 2,400 posters and 6,700 mall advertising display faces in 56 metropolitan markets and non-metropolitan locations in the United States.

     The operations of 3M Media will be integrated into the Company principally as an acquisition of advertising display inventory in locations that can be administered from existing Company offices. Accordingly, the Company believes that the consolidation of certain functions will result in certain cost savings, including the elimination of duplicative administrative, sales and production overhead positions in the 3M Media corporate headquarters and in operating locations. In addition to these cost savings, the Company believes that it may be able to achieve additional cost savings arising from reductions in facility costs through renegotiated rents or reduced space, the reduction of expenses associated with a reduced work force, and other reductions in administrative expenses associated with the integration of the combined businesses.

     Van Wagner Acquisition. On May 22, 1997, the Company purchased all of the capital stock of Van Wagner for approximately $170.0 million in cash. The Van Wagner operations include approximately 50 "Spectacular" signs in Times Square, 105 bulletins and 172 posters and eight wall murals in New York City, 372 bulletins and 16 wall murals in Los Angeles, four bulletins in San Francisco, and additional transit displays and transit management agreements in New York, Los Angeles, Northern California and Las Vegas. The Van Wagner operations are being integrated as an acquisition of advertising display inventory. The Company is eliminating certain duplicative administrative, sales and production functions in connection with the integration of the Van Wagner operations with those of the Company.

     Certain Cost Savings. The Company believes that had the cost savings associated with the 3M Media Acquisition and the Van Wagner Acquisition been implemented as of January 1, 1996 such annual savings would have been approximately $50.3 million in the aggregate as detailed below.

                                                                                VAN
                                                                    3M MEDIA   WAGNER    TOTAL
                                                                    --------   ------   -------
                                                                      (DOLLARS IN THOUSANDS)
Elimination of production and sales overhead functions............  $14,460    $4,722   $19,182
Elimination of national sales and marketing costs.................   15,748        --    15,748
Elimination of general corporate overhead allocation..............    4,000        --     4,000
Elimination of national office function, accounting and
  administrative personnel........................................    6,377     3,868    10,245
Elimination of corporate facility rent allocations................    1,100        --     1,100
                                                                    -------    ------   -------
                                                                    $41,685    $8,590   $50,275
                                                                    =======    ======   =======

     Certain Costs Associated with the 3M Media Acquisition and the Van Wagner Acquisition. The Company has and will incur significant additional costs as a result of the 3M Media Acquisition and the Van Wagner Acquisition. The financing of the 3M Media Acquisition and the Van Wagner Acquisition will significantly increase the Company's interest expense, adding approximately $823.2 million to the Company's total indebtedness after the Offerings. Depreciation and amortization expense will also increase significantly. The Company will record goodwill and other intangible assets of approximately $343.5 million in connection with the 3M Media Acquisition and the Van Wagner Acquisition, which will be amortized over a period of 30 years. In addition, the cost basis of advertising display inventory to be acquired by the Company in the 3M Media Acquisition and the Van Wagner Acquisition will increase the Company's cost basis by approximately $811.9 million which will be amortized over 20 years.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's working capital decreased to $25.6 million at March 31, 1997 compared to $36.1 million at December 31, 1996. This decrease resulted primarily from cash used for the financing of the Completed 1997 Acquisitions (other than the Van Wagner Acquisition) and the increase in accrued interest and the current maturities relating to existing debt associated with the Gannett Outdoor Acquisition and new debt associated with the Completed 1997 Acquisitions (other than the Van Wagner Acquisition).

     Net cash provided by operating activities increased by $13.7 million to $15.5 million for the three months ended March 31, 1997, compared to $1.8 million for the three months ended March 31, 1996, primarily due to changes in working capital accounts and the effect of a larger depreciation and amortization expense as a component of net income. Net cash used in investing activities increased to $123.0 million in the first quarter of 1997 from $1.2 million in the first quarter of 1996, primarily because of the Completed 1997 Acquisitions (other than the Van Wagner Acquisition). Net cash provided by financing activities was $100.6 million for the first three months of 1997 compared to net cash used in financing activities of $107,000 for the first three months of 1996, primarily because of borrowings under the Senior Credit Facility used for the Completed 1997 Acquisitions (other than the Van Wagner Acquisition).

     The Company's working capital was $8.2 million at December 31, 1995 and $36.1 million at December 31, 1996. The increase in working capital resulted primarily from working capital acquired in the Gannett Outdoor Acquisition, offset by an increase in accrued interest and current maturities relating to new debt associated with the Gannett Outdoor Acquisition.

     Net cash provided by operating activities increased by $29.6 million from $18.6 million during 1995 to $48.2 million during 1996, primarily due to increased net revenues resulting from the Gannett Outdoor

Acquisition. Net cash used in investing activities increased from $6.3 million in 1995 to $754.1 million in 1996, primarily due to the Gannett Outdoor Acquisition, partially offset by proceeds from the Denver Disposition in 1996. Net cash used in financing activities was $14.2 million in 1995 compared to net cash provided by financing activities of $716.0 million in 1996, primarily due to borrowings under the Senior Credit Facility used to finance the Gannett Outdoor Acquisition, and net proceeds from the initial public offering ("IPO") of Common Stock in April 1996, an offering of Common Stock in August 1996 (the "1996 Common Stock Offering") and the offering of the 1996 Notes in October 1996 (the "1996 Notes Offering").

     The Company made approximately $9.0 million of capital expenditures during 1996, an increase from approximately $7.1 million during 1995. Currently, the Company has no material commitments for capital expenditures, although it anticipates ongoing capital expenditures in the ordinary course of business, other than for acquisitions, will be approximately $26.0 million to $30.0 million in each of the next two years.

     The Company completed the IPO on April 24, 1996, resulting in net proceeds to the Company of $36.6 million. The Company completed the 1996 Common Stock Offering on August 22, 1996, resulting in net proceeds to the Company of $283.2 million. In addition, on August 22, 1996, the Company increased the revolving credit facility and term loans under the Senior Credit Facility up to approximately $530.0 million and incurred bridge loans of $140.0 million under a subordinated credit facility. The proceeds from these financing activities were used to purchase substantially all the assets of Gannett Outdoor, to pay the related fees and expenses and to redeem the Company's $115.0 million 10 3/4% Senior Notes due 2003.

     In October 1996, the Company completed the 1996 Notes Offering. The net proceeds from the 1996 Notes Offering of approximately $241.8 million were used to repay the bridge loans under the subordinated credit facility and to repay a portion of the term loans under the Senior Credit Facility.

     The Company has received a written commitment from Canadian Imperial Bank of Commerce ("CIBC") to increase the amounts that may be borrowed under the US portion of its Senior Credit Facility to up to $325.0 million of revolving credit loans and up to $715.0 million in term loans. See "Description of Senior Credit Facility." The Company believes that the net proceeds of the Offerings, available borrowings under the Senior Credit Facility, as expected to be amended, and internally generated funds will be sufficient to fund the purchase price of the 3M Media Acquisition, allow the Company to make required interest and principal payments under the Senior Credit Facility, as expected to be amended, and interest payments on the Notes and the 1996 Notes and to satisfy its operating cash requirements for at least the next twelve to twenty-four months. The Company may, however, require additional capital to consummate significant acquisitions in the future and there can be no assurance that such capital will be available. After giving effect to the Offerings and the consummation of the 3M Media Acquisition, the Company will have approximately $755.0 million and cdn$48.0 million (approximately $35.0 million based on current exchange rates) of term loans outstanding under the Senior Credit Facility, as expected to be amended. The term loans will require mandatory amortization payments of $60.4 million and cdn$4.8 million in 1998 and $70.4 million and cdn$7.2 million in 1999. In addition, the Company would not have any borrowings outstanding under the revolving credit portion of the Senior Credit Facility. The revolving credit portion of the Senior Credit Facility, as expected to be amended, will permit the Company to borrow up to $325.0 million and cdn$35.0 million (approximately $25.0 million based on current exchange rates).

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $500.0 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Existing Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes; the total aggregate principal amount of Existing Notes and Exchange Notes will in no event exceed $500.0 million.

     The Existing Notes were issued in the Offering on June 23, 1997. As of the date of this Prospectus, $500.0 million aggregate principal amount of the Existing Notes was outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about             , 1997 to all holders
of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Conditions to the Exchange Offer" below.

PURPOSE OF THE EXCHANGE OFFER

     The Existing Notes were issued and sold by the Company to the Initial Purchasers on June 23, 1997 (the "Issue Date"). The Initial Purchasers subsequently sold the Existing Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act. Because the Existing Notes are subject to certain transfer restrictions, as an inducement to the Initial Purchasers to purchase the Existing Notes, the Company and the Guarantors entered into the Exchange Offer Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Guarantors have agreed (i) within 45 days after the Issue Date, to file with the Commission the Registration Statement of which this Prospectus is a part and (ii) within 120 days after the Issue Date, to use their best efforts to cause the Registration Statement to become effective under the Securities Act. Pursuant to the Exchange Offer Registration Rights Agreement, the Company and the Guarantors also have agreed to (x) make the Exchange Offer and keep it open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the holders of the Existing Notes and (y) consummate the Exchange Offer on or prior to the 180th day following the Issue Date. The Exchange Offer is being made to satisfy these obligations under the Exchange Offer Registration Rights Agreement.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
            , 1997 unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Existing Notes, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING EXISTING NOTES

     The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request promptly after the date of receipt of this Prospectus to establish accounts with respect to the Existing Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Existing Notes by causing such book-entry transfer facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal and any other required documents. Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be the final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Existing Notes.

     If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of any of the Company and the Guarantors.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the

Existing Notes to be withdrawn (the "Depositor"), (ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Existing Notes. See "-- Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

     For each Existing Note accepted for exchange, the holder of such Existing Note will receive an Exchange Note having a principal amount equal to that of the surrendered Existing Note.

     In all cases, issuance of Exchange Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Existing Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Existing Notes for exchange or the exchange of the Exchange Notes for such Existing Notes any of the following events shall occur:

          (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (ii) the Exchange Offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Existing Notes tendered, and no Exchange Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange.

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                   By Mail:                             By Hand/Overnight Courier:
                                                           The Bank of New York
             The Bank of New York                           101 Barclay Street
              101 Barclay Street                               7 East Side
              New York, NY 10286                            New York, NY 10286
             Attn: Enrique Lopez                           Attn: Enrique Lopez

                             For information, call:
                                   (212)815-2742
                               Fax (212) 815-6339

     DELIVERY OF THE EXISTING NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The solicitation will be made principally by mail. Additional solicitations may be made in person or by telephone by officers or employees of the Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses will include fees and expenses of the Exchange Agent and the Trustee, registration fees, accounting and legal fees and printing costs and expenses.

TRANSFER TAXES

     Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register Exchange Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax therefor.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Existing Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Existing Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF EXCHANGE NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. However, (i) if the Initial Purchasers so request with respect to Existing Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by them following consummation of the Exchange Offer or
(ii) if any holder of Existing Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Existing Notes that participates in the Exchange Offer, does not receive freely tradable Exchange Notes in exchange for Existing Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of any of the Company and the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no agreement or understanding with any person to participate in the distribution of such Exchange Notes and are not participating in, and do not intend to participate in, the distribution of such Exchange Notes. If any holder has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder
(i) could not rely on the applicable interpretations of the staff of the Commission for resale of Exchange Notes and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company and the Guarantors have agreed, pursuant to the Exchange Offer Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing.

     Participation in the Exchange Offer is voluntary, and holders of Existing Notes should carefully consider whether or not to participate. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, the Exchange Offer, the Company and the Guarantors will have fulfilled certain obligations under the Exchange Offer Registration Rights Agreement. Holders of Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and limitations applicable thereto under the Indenture, except for any such rights under the Exchange Offer Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of the Exchange Offer. See "Description of Notes." All untendered Existing Notes will continue to be subject to the restrictions on transfer as set forth in the Indenture. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Existing Notes which are not tendered in the Exchange Offer.

                                    BUSINESS

GENERAL

     The Company is the largest outdoor advertising company in North America and upon completion of the 3M Media Acquisition will operate approximately 96,500 bulletin, poster, transit, mall and other advertising display faces in 46 states, including 65 metropolitan markets in the United States and seven metropolitan markets in Canada. The Company also operates approximately 125,000 subway advertising display faces in New York City. Upon completion of the 3M Media Acquisition, the Company will have operations in 20 of the 25 largest United States markets and six of the 10 largest Canadian markets. Through the Acquisitions, the Company will have significantly increased its presence in North America and diversified into additional major metropolitan markets.

INDUSTRY OVERVIEW

     The outdoor advertising industry has experienced increased advertiser interest and revenue growth in recent years. Outdoor advertising generated total revenues of approximately $2.0 billion in 1996, or approximately 1.1% of the total advertising expenditures in the United States, while the out-of-home advertising industry, consisting of transit and in-store advertising displays in addition to outdoor advertising, generated revenues of approximately $3.8 billion in 1996, according to estimates by the Outdoor Advertising Association of America ("OAAA"). Outdoor advertising's 1996 revenues represent growth of approximately 7.3% over estimated total revenues for 1995.

     Advertisers purchase outdoor advertising for various reasons. Outdoor advertising offers repetitive impact and a relatively low cost-per-thousand-impressions, a commonly used media measurement, as compared to television, radio, newspaper, magazine and direct mail marketing. Accordingly, because of its cost-effective nature, outdoor advertising is a good vehicle to build "mass market" support. In addition, outdoor advertising can be used to target a defined audience in a specific location and, therefore, can be relied upon by local businesses concentrating on a particular geographic area where customers have specific demographic characteristics. For instance, restaurants, motels, service stations and similar roadside businesses may use outdoor advertising to reach potential customers close to the point of sale and provide directional information. Other local businesses such as television and radio stations and consumer products companies may wish to appeal more broadly to customers and consumers in the local market. National brand name advertisers may use the medium to attract customers generally and build brand awareness. In all cases, outdoor advertising can be combined with other media such as radio and television to reinforce messages being provided to consumers.

     The outdoor advertising industry has experienced significant changes due to a number of factors. First, the entire "out-of-home" advertising category has expanded to include, in addition to traditional billboards and roadside displays, displays in shopping centers and malls, airports, stadiums, movie theaters and supermarkets, as well as on taxis, trains, buses and subways. Second, the outdoor advertising industry has increased its visibility with and attractiveness to local advertisers as well as national retail and consumer products-oriented companies. Third, the industry has benefited significantly from improvements in production technology, including the use of computer printing, vinyl advertising copy and improved lighting techniques, which have facilitated a more dynamic, colorful and creative use of the medium. This technological advance has permitted the outdoor advertising industry to respond more promptly and cost effectively to the changing needs of its advertising customers and to make greater use of advertising copy used in other media. Lastly, the outdoor advertising industry has benefited from the growth in automobile travel time for business and leisure due to increased highway congestion and continued demographic shifts of residences and businesses from the cities to outlying suburbs. The Company believes that the foregoing trends have resulted in increased consumer exposure to existing billboard structures at a time when other media have been fragmenting their audiences as the number of broadcast and cable networks and other narrowly targeted formats has increased.

     An expanding opportunity within the out-of-home advertising industry is transit advertising. Local governments are providing transit shelters and benches to enhance the service and image of local transit systems and these locations, as well as buses, are increasingly being used for out-of-home-advertising.

Municipalities have begun to issue contracts for transit displays on bus shelters, subways, benches and buses to private enterprises. Under these contracts, the private party constructs the shelters or benches, which it can use for advertising displays. The primary benefits of privatizing transit advertising are the avoidance of capital expenditures by the municipality, the prospect of additional revenue for the municipality, the consistent quality that a coordinated transit program can provide and the benefits of regular cleaning and maintenance undertaken by private enterprises.

     The outdoor advertising industry is comprised of several large outdoor advertising and media companies with operations in multiple markets, as well as many smaller and local companies operating a limited number of structures in a single or a few local markets. While the industry has experienced some consolidation within the past few years, the OAAA estimates that there are still approximately 600 companies in the outdoor advertising industry operating approximately 396,000 bulletin and poster display faces. The Company expects the trend of consolidation in the outdoor advertising industry to continue.

OPERATING STRATEGY

     The Company's primary objective is to be the leading provider of outdoor advertising services in each of its markets. The Company's successful operating strategy, focusing on superior sales and service, optimal management of its inventory, centralized administration and strategic acquisitions, has enabled it to improve the historical operating results in each of its existing markets. Management intends to apply this strategy to each of its newly-acquired markets.

- Superior Sales and Service. The Company seeks to gain market share in each of its markets through an intensive focus on customer sales and service, quality displays and competitive pricing. The Company has recruited and trained a skilled sales force that is motivated by a program of commission-based compensation and supported by a network of experienced local managers who operate under a centrally coordinated marketing plan. Each of the Company's markets has a general manager who is actively engaged in sales. In addition, the Company seeks to attract and retain advertisers through creative advertising layouts, timely installation and rotation of displays and rapid response to customer needs. The Company believes the 3M Media Acquisition will result in increased sales efficiencies from the addition of new markets and the implementation of the Company's sales compensation program in 3M Media's markets.

- Optimal Inventory Management. The Company seeks to balance advertising rate growth with optimal occupancy of its displays in order to maximize revenues. The Company's variety of outdoor advertising displays in its geographically diverse markets permits flexibility in pricing and packaging its display inventory.

- Centralized Administration. The Company has consolidated substantially all of its administration, accounting, sales management and leasing management functions into its Phoenix headquarters and four regional offices. This centralization allows the Company to focus local efforts on customer service and sales and to exercise greater control over administrative costs and expenses. The Company expects to consolidate substantially all of the administration, accounting, sales management and leasing management functions of 3M Media into its existing headquarters and regional offices.

- Strategic Acquisitions. The Company pursues strategic acquisitions in existing and new markets to achieve increased operating efficiencies, greater geographic diversification and increased market penetration. The Company is primarily interested in further expansion in the 50 largest United States markets, because these markets typically generate greater outdoor market revenues, readily attract national advertisers, provide a better basis for regional advertising, attract quality management and offer opportunities to gain a larger market share from competitive media.

MARKETS

     The Company's markets generally possess demographic characteristics that are attractive to national advertisers, allowing the Company to package displays in several of its markets in a single contract so that advertisers in national and regional campaigns can simplify their purchasing process while presenting their messages in multiple markets. Each market also has unique local industries, businesses, sports franchises and special events that are frequent users of outdoor advertising. The following table sets forth certain information with respect to the Company's outdoor markets as of December 31, 1996 after giving effect to the Acquisitions:

                                                                                                MALL AND              TOTAL
                                                     MARKET                30-SHEET   8-SHEET   AIRPORT              DISPLAY
                      MARKET                          RANK    BULLETINS    POSTERS    POSTERS   POSTERS    TRANSIT    FACES
---------------------------------------------------  ------   ---------    --------   -------   --------   -------   -------
UNITED STATES:
New York-New Jersey(1).............................      1         864       2,979       262         --     2,710     6,815
Los Angeles........................................      2       1,587       2,961        --         --     2,912     7,460
Chicago............................................      3         756          --       640         --        --     1,396
Philadelphia.......................................      4          23          --        --         --       498       521
San Francisco......................................      5         213       1,005       563         --     1,528     3,309
Dallas.............................................      8         849          --        --         --        --       849
Detroit............................................      9       1,099       1,342        91         --     1,000     3,532
Houston............................................     10       1,316          --        --         --        --     1,316
Atlanta............................................     11       1,234       1,679        --         --       650     3,563
Cleveland..........................................     13          70          --        --         --        --        70
Minneapolis........................................     14          54          --        --         --        --        54
Miami-Ft. Lauderdale...............................     15         404          --        --         --        --       404
Tampa-St. Petersburg-Sarasota......................     16         881          --        --         --        --       881
Phoenix............................................     17         807       1,516       659         --     1,490     4,472
Sacramento-Stockton-Modesto........................     18         506       1,271        --         --        --     1,777
Denver.............................................     19         399         784        --         --     5,266     6,449
St. Louis..........................................     20         466         833         1         --        --     1,300
San Diego..........................................     23         109         541        --         --       680     1,330
Orlando............................................     24         466          --        --         --        --       466
Portland, OR.......................................     25          17          --        --         --        --        17
Indianapolis.......................................     26         137          --        --         --        --       137
Hartford-New Haven.................................     27         151         831        --         --        --       982
Cincinnati.........................................     28         104          --        --         --        --       104
Salt Lake..........................................     29          61          --        --         --        --        61
Charlotte..........................................     30         145          --        --         --        --       145
Raleigh-Durham.....................................     32          33          --        --         --        --        33
Nashville..........................................     33         248          --        --         --        --       248
Kansas City........................................     34         432         840        --         --        --     1,272
Columbus, OH.......................................     35         104          --        --         --        --       104
San Antonio........................................     36          85          --        --         --        --        85
Grand Rapids.......................................     38         120         568        --         --       180       868
New Orleans........................................     40         458       1,042       428         --       214     2,142
Memphis............................................     41          77          --        --         --        --        77
Buffalo............................................     42         116          --        --         --        --       116
Albuquerque........................................     43          99          --        --         --        --        99
Fresno.............................................     46         125         892        --         --        --     1,017
Louisville.........................................     49         329       1,052       243         --       224     1,848
Winston-Salem......................................     50          35          --        --         --        --        35
Birmingham.........................................     51         154          --        --         --        --       154
West Palm Beach....................................     52         219          --        --         --        --       219
Dayton.............................................     53         123          --        --         --        --       123
Jacksonville.......................................     55         178          --        --         --        --       178
Charleston, SC.....................................     57         181          --        --         --        --       181
Flint..............................................     59          86         423        32         --        --       541
Knoxville..........................................     63          78          --        --         --        --        78
Roanoke............................................     70          49          --        --         --        --        49
Rochester..........................................     73          --          --        --         --     3,715     3,715
Shreveport.........................................     74          41          --        --         --        --        41
Omaha..............................................     75          52          --        --         --        --        52
Tucson.............................................     78         170           6       338         --        10       524
Rio Grande.........................................     82         316          --        --         --        --       316
Columbia, SC.......................................     83         158          --        --         --        --       158
El Paso............................................     84          81          --        --         --        --        81
Chattanooga........................................     85          63          --        --         --        --        63
Jackson, MS........................................     87          76          --        --         --        --        76
Ft. Myers..........................................     96         108          --        --         --        --       108
Colorado Springs...................................     99          62          --        --         --        --        62
Ft. Wayne..........................................    106          69          --        --         --        --        69
Tyler, TX..........................................    110          87          --        --         --        --        87
Eugene.............................................    123          77         382        --         --        --       459
Bakersfield, CA....................................    124          50          --        --         --        --        50
Reno...............................................    126         104          --        --         --        --       104

                                                                                                MALL AND              TOTAL
                                                     MARKET                30-SHEET   8-SHEET   AIRPORT              DISPLAY
                      MARKET                          RANK    BULLETINS    POSTERS    POSTERS   POSTERS    TRANSIT    FACES
---------------------------------------------------            ------       ------     -----     -----     ------    ------
UNITED STATES (CONTINUED):
Columbus, GA.......................................    127         190         412       100         --        --       702
Beaumont...........................................    135         110          --        --         --        --       110
Midland-Odessa, TX.................................    144          47          --        --         --        --        47
Non-Metro Markets..................................    N/A      12,439         175        --         --        --    12,614
Mall Advertising Displays..........................    N/A          --          --        --      6,700        --     6,700
                                                                ------      ------     -----      -----    ------    ------
  UNITED STATES TOTAL(1)...........................             30,347      21,534     3,357      6,700    21,077    83,015
                                                                ------      ------     -----      -----    ------    ------
CANADA:
Toronto............................................      1         157       1,491        --        408     3,202     5,258
Montreal...........................................      2          77         793        --        297     1,788     2,955
Ottawa.............................................      6           8         188        --         61        --       257
Winnipeg...........................................      7         107         247        --         56       349       759
Quebec City........................................      8         184         333        --        125       241       883
Hamilton...........................................      9          19         303        --         80       598     1,000
Halifax............................................     14          15         173        --         28       214       430
Other..............................................    N/A         145       1,247        --        278       301     1,971
                                                                ------      ------     -----      -----    ------    ------
  CANADA TOTAL.....................................                712       4,775         0      1,333     6,693    13,513
                                                                ------      ------     -----      -----    ------    ------
  TOTAL(1)(2)......................................             31,059(3)   26,309     3,357      8,033    27,770    96,528
                                                                ======      ======     =====      =====    ======    ======

---------------
(1) Display faces do not include 125,000 subway advertising display faces in New York City.

(2) The Company may be required to make divestitures in certain markets in order to receive antitrust clearance for the 3M Media Acquisition. If the 3M Media Acquisition is not consummated, the Company will have 8,405 bulletins, 23,880 30-sheet posters, 3,357 8-sheet posters, 1,333 mall and airport posters, and 27,770 transit display faces, for a total of 64,745 display faces. See "Risk Factors -- Possible Non-Consummation of the 3M Media Acquisition."

(3) Includes 141 wall murals and 51 "Spectacular" signs.

INVENTORY

     The Company operates four standard types of outdoor advertising billboards and displays:

- Bulletins generally are 14 feet high and 48 feet wide (672 square feet) and consist of panels on which advertising copy is displayed. The advertising copy is either hand painted onto the panels at the facilities of the outdoor advertising company in accordance with design specifications supplied by the advertiser and attached to the outdoor advertising structure, or is printed with computer-generated graphics on a single sheet of vinyl that is "wrapped" around the structure. On occasion, to attract more attention, some of the panels may extend beyond the linear edges of the display face and may include three-dimensional embellishments. Because of their greater impact and higher cost, bulletins are usually located on major highways.

- 30-sheet posters generally are 12 feet high by 25 feet wide (300 square feet) and are the most common type of billboard. Advertising copy for 30-sheet posters consists of lithographed or silk-screened paper sheets supplied by the advertiser that are pasted and applied like wallpaper to the face of the display, or single sheets of vinyl with computer-generated advertising copy that are wrapped around the structure. 30-sheet posters are concentrated on major traffic arteries.

- Junior (8-sheet) posters usually are 6 feet high by 12 feet wide (72 square feet). Displays are prepared and mounted in the same manner as 30-sheet posters, except that vinyl sheets are not typically used on junior posters. Most junior posters, because of their smaller size, are concentrated on city streets and target pedestrian traffic.

- Transit displays include displays on bus shelters, subways and bus benches. Bus shelters and benches are usually constructed, owned and maintained by the outdoor advertising company under a contract with the municipality or transit authority which receives a share of the shelter's advertising revenues. Bus shelter displays are enclosed within glassed, backlighted cases on sides of a pedestrian shelter at an urban bus stop on city easements or sidewalks. Subway displays are located within subway stations and walkways as well as in subway trains. Advertisements appear on lithographed or silk-screened posters supplied in a single sheet by the advertiser. Transit displays are an attractive medium to advertisers using "vertical" advertising copy, such as magazines and movie posters, because the advertising copy is easily adapted for use in transit shelters.

     Billboards generally are mounted on structures owned by the outdoor advertising company and located on sites that are either owned or leased by it or on which it has acquired a permanent easement. Billboard structures, bus shelters and benches are durable, have long useful lives and do not require substantial maintenance. When disassembled, they typically can be moved and relocated at new sites.

SALES AND SERVICE

     The Company devotes considerable time and resources to recruiting, training and coordinating the activities of its sales force. Sales personnel are compensated primarily on a commission basis to maximize the incentive to perform. Messrs. Moreno and Kelly, the Company's two principal officers responsible for day-to-day operations, have an aggregate of 42 years of experience in the outdoor advertising industry, virtually all of which has been spent in sales and management positions.

CUSTOMERS

     Advertisers usually contract for outdoor displays through advertising agencies, which are responsible for the artistic design and written content of the advertising as well as the choice of media and the planning and implementation of the overall campaign. The Company pays commissions to the agencies for advertising contracts that are procured by or through those agencies. Advertising rates are based on a particular display's exposure (or number of "impressions" delivered) in relation to the demographics of the particular market and its location within that market. The number of "impressions" delivered by a display is measured by the number of vehicles passing the site during a defined period and is weighted to give effect to such factors as its proximity to other displays, the speed and viewing angle of approaching traffic, the national average of adults riding in vehicles and whether the display is illuminated. The number of impressions delivered by a display is verified by independent auditing companies.

     The size and geographic diversity of the Company's markets allows the Company to attract national advertisers by providing the opportunity to package displays in several of its markets in a single contract to allow a national advertiser to simplify its purchasing process and present its message in several markets. National advertisers generally seek wide exposure in major markets and therefore tend to make larger purchases. The Company competes for national advertisers primarily on the basis of price, availability and service. The Company believes the 3M Media Acquisition will enhance its ability to package displays in several existing markets as well as several new markets.

     The Company also focuses its efforts on local sales. Local advertisers tend to have smaller advertising budgets and require greater assistance from the Company's production and creative personnel to design and produce advertising copy. In local sales, the Company often expends more sales efforts on educating customers regarding the benefits of outdoor media and helping potential customers develop an advertising strategy using outdoor advertising. While price and availability are important competitive factors, service and customer relationships are also critical components of local sales.

     Although tobacco revenues have historically accounted for a significant portion of outdoor advertising revenues, in the 1990s, due to a declining population of smokers, societal pressures, consolidation in the tobacco industry and price competition from generic brands, the leading tobacco companies substantially reduced their expenditures for outdoor advertising. Because tobacco advertisers often utilized some of the industry's prime inventory, the decline in tobacco-related advertising expenditures made this space available for other advertisers, including those that had not traditionally utilized outdoor advertising. As a result of this decline in tobacco-related advertising revenues and the increased use of outdoor advertising by other advertisers, the range of the Company's advertisers has become quite diverse, with no single category of advertisers accounting for more than 16.4% of the Company's net revenues for 1996.

     The following table sets forth the net revenues by advertising category for the Company for the year ended December 31, 1996.

                         1996 NET REVENUES BY CATEGORY

                                                                              PERCENTAGE OF
                                                                              NET REVENUES
                                                                              -------------
    Retail/Consumer Products................................................       16.4%
    Travel and Entertainment................................................       12.1
    Tobacco.................................................................        8.2
    Automotive..............................................................        6.8
    Health..................................................................        6.1
    Restaurants.............................................................        5.4
    Beer....................................................................        5.3
    Media...................................................................        5.0
    Banking.................................................................        4.2
    Liquor..................................................................        3.2
    Beverages -- Soft Drinks................................................        2.5
    Hotels..................................................................        2.1
    Miscellaneous...........................................................       22.7
                                                                                  -----
              Total.........................................................      100.0%
                                                                                  =====

PRODUCTION

     The Company has internal production facilities and staff to perform the full range of activities required to develop, create and install outdoor advertising. Production work includes creating the advertising copy design and layout, painting the design or coordinating its printing and installing the designs on its displays. The Company usually provides its full range of production services to local advertisers and to advertisers that are not represented by advertising agencies, since national advertisers and advertisers represented by advertising agencies often use preprinted designs that require only installation. However, the Company's creative and production personnel frequently are involved in production activities even when advertisers are represented by agencies by developing new designs or adapting copy from other media for use on billboards. The Company's artists also assist in the development of marketing presentations, demonstrations and strategies to attract new advertisers.

     With the increased use of vinyl and pre-printed advertising copy furnished to the outdoor advertising company by the advertiser or its agency, outdoor advertising companies are becoming less responsible for labor-intensive production work since vinyl and pre-printed copy is typically produced by the advertiser or its agency and can be installed quickly. The Company believes that this trend over time will reduce operating expenses associated with production activities.

COMPETITION

     The Company competes in each of its markets with other outdoor advertisers as well as other media, including broadcast and cable television, radio, print media and direct mail marketers. In addition, the Company also competes with a wide variety of "out-of-home" media, including advertising in shopping centers and malls, airports, stadiums, movie theaters and supermarkets, as well as on taxis, trains, buses and subways. Advertisers compare relative costs of available media and cost-per-thousand-impressions, particularly when delivering a message to customers with distinct demographic characteristics. In competing with other media, outdoor advertising relies on its low cost-per-thousand-impressions and its ability to reach a broad segment of the population in a specific market or to target a particular geographic area or population with a particular set of demographic characteristics within that market.

     The outdoor advertising industry is highly fragmented, consisting of several large outdoor advertising and media companies with operations in multiple markets as well as smaller and local companies operating a limited number of structures in single or a few local markets. Although some consolidation has occurred over the past few years, according to the OAAA, there are approximately 1,000 companies in the outdoor advertising industry operating approximately 396,000 bulletin and poster display faces. In several of its markets, the Company encounters direct competition from other major outdoor media companies. The Company believes that its strong emphasis on sales and customer service and its position as a major provider of advertising services in each of its markets enable it to compete effectively with the other outdoor advertising companies, as well as other media, within those markets. See "Risk Factors -- Competition."

GOVERNMENT REGULATION

     U.S. Regulations. The outdoor advertising industry is subject to governmental regulation at the federal, state and local level. Federal law, principally the Highway Beautification Act of 1965, encourages states, by the threat of withholding 10% of the federal appropriations for the construction and improvement of highways within such states, to implement legislation to prohibit billboards located within 660 feet of, or visible from, interstate and primary highways except in commercial or industrial areas where off-site signage is permitted provided it meets spacing and size restrictions. All of the states have implemented regulations at least as restrictive as the Highway Beautification Act, including the prohibition on the construction of new billboards adjacent to federally-aided highways and the removal at the owner's expense and without any compensation of any illegal signs on such highways. The Highway Beautification Act, and the various state statutes implementing it, require the payment of just compensation whenever governmental authorities require legally erected and maintained billboards to be removed from areas adjacent to federally-aided highways.

     The states and local jurisdictions have, in some cases, passed additional and more restrictive regulations which limit the construction, repair, upgrading, height, size, location and/or operation of outdoor advertising structures. Such regulations, often in the form of municipal building, sign or zoning ordinances, specify minimum standards for the height, size and location of billboards. In some cases, the construction of new billboards or relocation of existing billboards is prohibited. Some jurisdictions also have restricted the ability to enlarge or upgrade existing billboards, such as converting from wood to steel or from nonilluminated to illuminated structures, and/or restrict the reconstruction or repair of billboards which are substantially destroyed as a result of storms or other causes. From time to time, governmental authorities order the removal of billboards by the exercise of eminent domain. Thus far, the Company believes it has been able to obtain satisfactory compensation for any of its structures removed at the direction of governmental authorities, although there is no assurance that it will be able to continue to do so in the future.

     Amortization of billboards has also been adopted in varying forms in certain jurisdictions. In theory, amortization permits the billboard owner to operate its billboard as a non-conforming use for a specified period of time until it has recouped its investment, after which it must remove or otherwise conform its billboard to the applicable regulations at its own cost without any compensation. Amortization and other regulations requiring the removal of billboards without compensation have been subject to vigorous litigation in the state and federal courts and cases have reached differing conclusions as to the constitutionality of these regulations. Several municipalities in the Company's markets, including municipalities or townships in Denver, Houston, Jacksonville, Kansas City and St. Louis, currently have amortization ordinances or regulations. Ordinances requiring the removal of a billboard without compensation, whether through amortization or otherwise, are being challenged in various state and federal courts with conflicting results. In some cities, amortization ordinances or regulations are not being enforced or have been held unconstitutional. However, no assurance can be given as to the effect on the Company of the enforcement of existing laws or regulations, or of new laws and regulations that may be adopted in the future.

     In recent years, there have been efforts to restrict billboard advertising of certain products, including tobacco and alcohol. Congress has passed no legislation at the federal level except legislation requiring health hazard warnings similar to those on cigarette packages and print advertisements. In 1996, the Food and Drug Administration promulgated rules which, among other things, would limit certain types of outdoor advertising by tobacco companies. While certain of these regulations have been declared invalid by a lower court ruling, appeals are likely and there can be no assurance that further developments resulting in a validation or implementation of these or similar regulations will not occur. Outdoor advertising of tobacco products also may be affected by city or state regulations. For example, in 1995, the Court of Appeals for the Fourth Circuit upheld the validity of a Baltimore city ordinance restricting the placement of outdoor advertisements of cigarettes and alcohol in publicly visible locations, such as billboards, signboards and sides of buildings. Subsequently, the United States Supreme Court declined to review an appeal of the case. Restrictions similar to the Baltimore ordinance are also being contemplated or introduced in other states or municipalities around the country, including New Jersey, New York City and Los Angeles. While Baltimore is not a municipality in which the Company conducts business, there can be no assurance that additional local or state governments will not enact similar ordinances or statutes to limit outdoor advertising of tobacco in the future in markets in which the Company operates. Certain states in which the Company operates have historically prohibited the outdoor advertising of distilled spirits. In California, transit shelter advertising posters are maintained on public rights of way, and most of the contracts prohibit tobacco and/or alcohol advertising. San Francisco has adopted an ordinance banning all tobacco and alcohol advertising on public property, but has "grandfathered" existing sales contracts through 2002. For each of the past three years, the California legislature has considered proposed legislation which would ban, or substantially limit, all outdoor advertising of tobacco. While that legislation has not been passed, the proponents have publicly stated they will continue to attempt to have such proposal enacted. It is uncertain whether additional legislation of this type will be enacted on the national level or in any of the markets in which the Company operates.

     It also recently has been reported that certain cigarette manufacturers who are defendants in numerous class action suits throughout the United States have reached agreement with Attorneys General of various states for an out of court settlement with respect to such suits that would, among other things, prohibit outdoor advertising by the tobacco industry. The settlement is subject to various conditions including approval and implementing legislation by the United States Congress. There can be no assurance as to the effect of this settlement agreement and potential legislation on the Company's business and on its net revenues and financial position. A reduction in billboard advertising by the tobacco industry would cause an immediate reduction in the Company's direct revenue from such advertisers and would simultaneously increase the available space on the existing inventory of billboards in the outdoor advertising industry. This could in turn result in a lowering of outdoor advertising rates in each of the Company's outdoor advertising markets or limit the ability of industry participants to increase rates for some period of time. Any such consequence could have a material adverse effect on the Company.

     Canadian Regulations. Outdoor advertising in Canada is subject to regulation at the federal, provincial and municipal levels. These regulations may prohibit advertising of certain products on outdoor signs in certain locations. For example, in Ontario, billboards and posters advertising liquor may not be placed within 200 meters of a primary or secondary school. Additionally, Canadian federal legislation was enacted in April, 1997 which effectively prohibits substantially all outdoor tobacco advertising. While this legislation is being challenged, there can be no assurance that such challenge will be successful. In addition, the placement of outdoor billboards and posters is primarily regulated at the provincial and local level. For example, Quebec regulates the placement of advertising adjacent to highways, as well as the language of outdoor signs.

     General. To date, regulations in the Company's markets have not materially adversely affected its operations. However, the outdoor advertising industry is heavily regulated and at various times and in various markets can be expected to be subject to varying degrees of regulatory pressure affecting the operation of advertising displays. Accordingly, although the Company's experience to date is that the regulatory environment can be managed, no assurance can be given that existing or future laws or regulations will not materially adversely affect the Company. See "Risk Factors -- Regulation of Outdoor Advertising."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

                                                                                          YEARS
                                                                                          WITH
              NAME                 AGE                      POSITION                     COMPANY
---------------------------------  ---   ----------------------------------------------  -------
William S. Levine................  65    Chairman of the Board and Director                 17
Arthur R. Moreno.................  50    President, Chief Executive Officer and             13
                                         Director
Wally C. Kelly...................  40    Senior Vice President                              13
Robert M. Reade..................  57    Vice President                                      5
Bill M. Beverage.................  46    Treasurer, Secretary and Chief Financial            6
                                         Officer
Brian J. O'Connor................  41    Director                                            4
Stephen F. Butterfield...........  44    Director                                            1

     Mr. Levine, a founder and principal stockholder of the Company, has been Chairman of the Board and a director of the Company since its formation. Mr. Levine has 17 years of experience in the outdoor advertising industry. He is an owner and officer of numerous privately-owned firms and commercial real estate operations. Since 1990, Mr. Levine has dedicated a substantial portion of his time to the Company's affairs.

     Mr. Moreno has served as the Company's President and Chief Executive Officer and has been a director of the Company since April 1984. Mr. Moreno has 24 years of experience in the outdoor advertising industry. From 1981 to 1984, Mr. Moreno served as President and General Manager of Gannett Outdoor of New Jersey. From 1979 to 1981, he was President and General Manager of Gannett Outdoor of Kansas City (Missouri). From 1973 to 1981, Mr. Moreno worked in Phoenix as a Vice President of Sales for Gannett Outdoor and its predecessor company. Mr. Moreno is also a director of Ugly Duckling, Inc.

     Mr. Kelly has been the Company's Senior Vice President since 1984. Mr. Kelly has 18 years of experience in the outdoor advertising business. From 1979 to 1984, Mr. Kelly worked for Whiteco Metrocom, Inc. in Tucson (1979 to 1981) as Sales Manager and in Chicago as Vice President of National Sales (1982 to 1984).

     Mr. Beverage has served as the Company's Controller since 1992, its Treasurer and Secretary since May 1993, and its Chief Financial Officer since October 1995. Mr. Beverage has 18 years of experience in the accounting departments of various outdoor advertising companies. From 1990 to 1992, he served as the Company's Atlanta real estate manager. From 1988 until 1990, he worked for Outdoor Today, Inc. in Atlanta (which was acquired by the Company in 1990) as a consultant and as its accounting manager. Prior to 1988, he worked for five years for Turner Outdoor Advertising in Atlanta and for four years for Creative Displays in Atlanta. From 1976 to 1979, he was an auditor for Arthur Young & Co. (now known as Ernst & Young).

     Mr. Reade has been Vice President of the Company since May 1997. He served as the Company's Director of Real Estate from April 1993 to May 1997 and was a consultant to the Company from 1992 to April 1993. Mr. Reade has 28 years of experience in the outdoor advertising industry. From 1987 to 1990, Mr. Reade served as President and Chief Operating Officer of a major convenience store chain and from 1985 to 1987 was Real Estate Manager of such chain. In 1985, Mr. Reade served as Vice President, Sales and Marketing for Gannett Outdoor Group in New York and from 1970 to 1985 he was General Manager for Gannett Outdoor and its predecessor company in Phoenix.

     Mr. O'Connor has been a Senior Vice President and financial principal of Alden Capital Markets, Inc., which underwrites and trades securities for various local governments in Arizona and the western United States, since 1990. From 1988 to 1990, he was a Senior Vice President with Capital Markets Corporation, a financial advisor and underwriter of tax exempt securities for state and local governments. From 1987 to 1988, he was a Vice President for Security Pacific Merchant Bank in Phoenix. From 1983 to 1987, Mr. O'Connor was with Boettcher & Company, Inc., a regional investment banking firm specializing in municipal finance. Mr. O'Connor has been a director of the Company since 1993.

     Mr. Butterfield has been President of Student Loan Acquisition Authority of Arizona, a not-for-profit firm which participates in the secondary market for student loans, since 1991. From 1988 to 1991, Mr. Butterfield served as President of Western Loan Marketing Association. From 1987 to 1988, Mr. Butterfield served as Vice President of Security Pacific Merchant Bank, and from 1983 to 1987 he was a partner of Boettcher & Company, Inc., a regional investment banking firm specializing in municipal finance. From 1974 to 1983, Mr. Butterfield served in various positions with Young Smith & Peacock, an Arizona-based municipal bond house. Mr. Butterfield was elected a director of the Company in April 1996.

     The Company instituted a classified Board of Directors on April 17, 1996. Upon the completion of their initial terms, which vary from one to three years, all directors of the Company hold office for three year terms until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation awarded to, paid to, or earned by, the Company's Chief Executive Officer, its Chairman of the Board and each of the two executive officers of the Company, in addition to the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996 (together, these persons are sometimes referred to as the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                    ANNUAL COMPENSATION       -----------------------
  NAME AND PRINCIPAL              -----------------------     INCENTIVE       STOCK          ALL OTHER
       POSITION          YEAR      SALARY        BONUS          UNITS        OPTIONS      COMPENSATION(1)
-----------------------  ----     --------     ----------     ---------     ---------     ---------------
Arthur R. Moreno.......  1996     $475,000     $1,403,989(2)   $     --     1,029,429         $ 3,510
  President and Chief    1995      375,000        311,614(2)         --            --           3,287
  Executive Officer      1994      275,000        283,163(2)         --            --           3,206
William S. Levine......  1996      450,000(3)          --            --            --              --
  Chairman of the Board  1995      350,000(3)          --            --            --              --
                         1994      250,000(3)          --            --            --              --
Wally C. Kelly.........  1996      329,389             --            --       506,250           2,065
  Senior Vice President  1995      283,987             --            --            --           2,193
                         1994      244,890             --            --            --           1,743
Bill M. Beverage.......  1996      101,327             --                     253,125           3,510
  Treasurer, Secretary   1995       91,483             --        25,000(4)         --           2,958
  and Chief Financial    1994       76,613             --        10,000            --           2,412
  Officer                                                         7,500

---------------
(1) The amounts in this column include the following: (i) Company contributions to a 401(k) plan for fiscal years 1996, 1995 and 1994, respectively, as follows: Mr. Moreno, $1,425, $1,386 and $1,305; Mr. Kelly, $1,155, $780 and
    $330; and Mr. Beverage, $1,425, $1,057 and $511; and (ii) health insurance premiums paid for fiscal years 1996, 1995 and 1994, respectively, as follows: Mr. Moreno, $2,085, $1,901 and $1,901; Mr. Kelly, $1,450, $1,413
    and $1,413; and Mr. Beverage, $2,085, $1,901 and $1,901.

(2) The bonus amount shown for 1996 includes (i) $1,025,804 paid subsequent to the end of fiscal year 1996 by reference to operating results for fiscal year 1996, and (ii) $378,185 paid in 1996 by reference to operating results for fiscal year 1995. For 1995 and 1994, the amounts shown represent bonus earned and paid in the fiscal year indicated in an amount determined by reference to operating results for the prior year. The bonus is based upon an understanding between the Company and Mr. Moreno that, for so long as Mr. Moreno is the Chief Executive Officer and President of the Company, Mr. Moreno may be awarded an annual bonus in an amount equal to 1.25% of the Company's EBITDA for the immediately preceding fiscal year as reflected in the Company's audited financial statements. Pursuant to this understanding, the bonus for a particular fiscal year was awarded at the discretion of the Board of Directors following a review by the Compensation Committee after the audited financial statements for the previous fiscal year had been released by the Company's auditors. The terms of this understanding have been incorporated into the Incentive Bonus Plan for the Chief Executive Officer approved by stockholders at the 1997 Annual Meeting of Stockholders.

(3) Mr. Levine received no salary, bonus or other compensation from the Company for his services as Chairman of the Board. The amounts shown as annual compensation represent management fees paid by the Company to two entities controlled by Mr. Levine for providing Mr. Levine's services to the Company.

(4) Represents the dollar value of incentive units awarded to Mr. Beverage, which entitle Mr. Beverage to receive up to 1,632 shares of Common Stock, based on the market price of the Common Stock on the date of the grant. The incentive units were awarded pursuant to the Company's 1996 Omnibus Plan, vest ratably over a period of four years from the date of grant or earlier upon a change in control of the Company and entitle Mr. Beverage to receive the shares of Common Stock subject to the vested incentive units immediately following termination of employment because of a change in control of the Company and over a four-year period following termination of employment for any other reason.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and
(v) all directors and executive officers of the Company as a group. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by such stockholder, except as otherwise noted.

                                                                       NUMBER OF        PERCENT
                    NAME OF BENEFICIAL OWNER                            SHARES          OF CLASS
-----------------------------------------------------------------    -------------     ----------
William S. Levine................................................    20,355,360 (1)        25.2%
  1702 E. Highland, Suite 310
  Phoenix, Arizona 85016
Arthur R. Moreno.................................................    16,901,980 (2)        19.4
  2502 N. Black Canyon Highway
  Phoenix, Arizona 85009
Stephen J. Haberkorn.............................................     7,365,922 (3)         9.1
  1702 E. Highland, Suite 310
  Phoenix, Arizona 85016
Putnam Investments, Inc..........................................     6,011,746 (4)         7.4
  One Post Office Square
  Boston, Massachusetts 02109
Wally C. Kelly...................................................       430,518 (5)       *
Bill M. Beverage.................................................        63,282 (6)       *
Robert M. Reade..................................................        46,690 (7)       *
Stephen F. Butterfield...........................................        77,625 (8)       *
Brian J. O'Connor................................................        27,000 (9)       *
All directors and executive officers as a group (7 persons)......    30,536,533(10)        34.9%

---------------
  * Represents less than 1% of the number of outstanding shares of Common Stock.

 (1) Includes 7,365,922 shares of Common Stock owned by M-K Link Investments Limited Partnership ("M-K Link") over which Mr. Levine shares voting control with Mr. Moreno and over which Messrs. Levine and Moreno have certain rights of first refusal with respect to certain private sales. Of those 7,365,922 shares, 452,260 shares are subject to an option granted to Mr. Levine (now held by Levine Investments Limited Partnership, Mr. Levine's family partnership) and 2,990,127 shares are subject to an option granted to Mr. Moreno (see Note 2 below). Mr. Levine disclaims beneficial ownership of the shares owned by M-K Link except to the extent of the 452,260 shares subject to the option granted to Mr. Levine. The option for the 452,260 shares of Common Stock of M-K Link and 12,851,438 shares of Common Stock attributed to Mr. Levine are owned by Levine Investments Limited Partnership, 1702 E. Highland, Suite 310, Phoenix, Arizona 85016. Mr. Levine is the sole general partner of Levine Investments Limited Partnership; Mr. Levine, his wife and children are the limited partners. Mr. Levine disclaims beneficial ownership of such shares and option except in his capacity as general partner and to the extent of his partnership interest therein. The remaining 138,000 shares of Common Stock attributed to Mr. Levine are held by William S. and Ina Levine Foundation (the "Levine Family Foundation"), a charitable foundation of which Mr. Levine is President and member of the Board of Directors. Mr. Levine disclaims beneficial ownership of the shares held by the Levine Family Foundation.

 (2) Includes 7,365,922 shares of Common Stock owned by M-K Link over which Mr. Moreno shares voting control with Mr. Levine and over which Messrs. Levine and Moreno have certain rights of first refusal with respect to certain private sales. Of those 7,365,922 shares, 2,990,127 shares are subject to an option granted to Mr. Moreno and 452,260 shares are subject to an option granted to Mr. Levine now held by Mr. Levine's family partnership (see Note 1 above). Mr. Moreno disclaims beneficial ownership of the shares owned by M-K Link except to the extent of the 2,990,127 shares subject to the option granted to Mr. Moreno. Also includes (i) 6,180,208 shares of Common Stock that may be purchased by Mr. Moreno pursuant to options granted by the Company that are currently exercisable; (ii) 1,524,176 shares of Common Stock held by Mr. Moreno and his wife, as joint tenants; and (iii) 1,831,674 shares held by BRN Properties Limited Partnership, an Arizona limited partnership of which Mr. Moreno is the sole general partner.

 (3) Represents shares of Common Stock held by M-K Link, 1702 E. Highland, Suite 310, Phoenix, Arizona 85016, an Arizona limited partnership of which Mr. Haberkorn is the sole general partner. Of such shares, 3,442,387 are subject to options held by Levine Investments Limited Partnership and Mr. Moreno. Mr. Haberkorn disclaims beneficial ownership of shares owned by M-K Link, except in his capacity as general partner and to the extent of his partnership interest therein, and both he and M-K Link disclaim beneficial ownership of shares subject to options in favor of Levine Investments Limited Partnership and Mr. Moreno. Messrs. Levine and Moreno hold certain voting and rights of refusal power as to shares owned by M-K Link. See Notes 1 and 2 above.

 (4) Based on Schedule 13G, as amended, filed by the indicated person with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 1996. Each of Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc., wholly-owned registered investment advisors of Putnam Investments, Inc. having the same address, also filed a Schedule 13G with the Commission which, as amended, reports beneficial ownership of 5,636,865 shares and 374,881 shares, respectively, as of December 31, 1996.

 (5) Represents options to purchase shares of Common Stock from the Company that are currently exercisable. Does not include any shares of Common Stock that Mr. Kelly may receive in settlement of Incentive Units.

 (6) Represents shares of Common Stock subject to options that are currently exercisable. Does not include any shares of Common Stock that Mr. Beverage may receive in settlement of Incentive Units.

 (7) Represents shares of Common Stock subject to options that are currently exercisable. Does not include any shares of Common Stock that Mr. Reade may receive in settlement of Incentive Units.

 (8) Includes (i) 3,375 shares of Common Stock owned by Mr. Butterfield's children, and (ii) 6,750 shares of Common Stock subject to options that are currently exercisable.

 (9) Includes 10,125 shares of Common Stock subject to options that are currently exercisable.

(10) Includes (i) 452,260 and 2,990,127 shares of Common Stock that may be acquired by Levine Investments Limited Partnership and Mr. Moreno, respectively, upon the exercise of options held by them to purchase shares held by M-K Link (see Notes 1 and 2 above), and (ii) 6,733,071 shares of Common Stock that may be acquired upon the exercise of options granted by the Company which are currently exercisable. Does not include shares of Common Stock that may be issued in settlement of Incentive Units.

                          DESCRIPTION OF CAPITAL STOCK

     As of the date of this Offering Memorandum, the Company's authorized capital stock consists of 200,000,000 shares of Common Stock, $.01 par value per share, and 12,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), the terms and provisions of which may be designated by the Board of Directors in the future. The following summary of the Company's capital stock is qualified in its entirety by reference to the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Bylaws. See "Available Information."

COMMON STOCK

     The Company is authorized to issue 200,000,000 shares of Common Stock, of which 80,745,945 shares are issued and outstanding. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote. Because holders of Common Stock do not have cumulative voting rights and the Company has a classified Board of Directors, the holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the members of the Board of Directors standing for election at any particular meeting. The Common Stock is not redeemable and has no conversion or preemptive rights. All of the outstanding shares of Common Stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, subject to the rights of the holders of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefor, subject to the dividend provisions of any outstanding shares of Preferred Stock and restrictions set forth in the Company's debt instruments.

PREFERRED STOCK

     Holders of shares of Preferred Stock have no preemptive rights or cumulative voting rights. In addition to specific prohibitions set forth in the Certificate of Incorporation, under Delaware law holders of preferred stock are entitled to vote as a class upon any proposed amendment, whether or not entitled to vote thereon by the Certificate of Incorporation, if such amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

                         DESCRIPTION OF THE 1996 NOTES

     The following summary of certain provisions of the 1996 Notes Indenture is qualified in its entirety by reference to such document which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used below and not defined have the meanings set forth in the 1996 Notes Indenture.

     The 1996 Notes were issued under the 1996 Notes Indenture among the Company, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as trustee. The 1996 Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future senior indebtedness of the Company. The 1996 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all of the Subsidiary Guarantors. The 1996 Notes mature on October 15, 2006.

     The 1996 Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2001, at the redemption prices set forth in the 1996 Notes Indenture plus accrued and unpaid interest, if any, up to but excluding the date of redemption. Also, on or prior to October 15, 1999, the Company may redeem up to 35% of the principal amount of the 1996 Notes with the net proceeds of one or more future public equity offerings, in cash, at 110% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided that 1996 Notes having an aggregate principal amount of at least $162.5 million remain outstanding immediately after any such redemption. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to purchase all 1996 Notes then outstanding at a purchase price, in cash, equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

     The 1996 Notes Indenture contains restrictive covenants, events of default and other provisions substantially similar to those contained in the Indenture. See "Description of the Notes."

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     The Senior Credit Facility provides for revolving credit loans, letters of credit and term loans to the Company (the "US Facility") and for revolving credit loans, letters of credit, bankers' acceptances and term loans to Mediacom Inc., a wholly-owned Canadian subsidiary (the "Canadian Subsidiary") of the Company (the "Canadian Facility").

US FACILITY

     The US Facility provides for: (i) revolving credit loans of up to $400.0 million subject to reduction by the amount (up to $275.0 million) by which the aggregate principal amount of any additional subordinated indebtedness issued by the Company on or prior to June 30, 1997 exceeds $200.0 million and subject to automatic reduction each year commencing in 1998 and continuing through 2002;
(ii) term loans in the aggregate amount of $350.0 million, payable in quarterly installments with a final installment due in 2003; and (iii) letter of credit commitments of $35.0 million (but only to the extent there is available US revolving credit commitment which is not being utilized).

     The US revolving credit loans and US term loans may be, at the option of the Company, Eurodollar Loans, ABR Loans, or a combination thereof. Eurodollar Loans bear interest at a rate per annum equal to the Eurodollar rate (as hereinafter described) plus an applicable margin. The "Eurodollar rate" is a rate per annum determined by CIBC, as administrative agent, based upon the rates at which US dollar deposits with a term comparable to the interest period applicable to the Eurodollar Loan being made are offered by leading banks in the London interbank deposit market (adjusted for maximum reserves). ABR Loans bear interest at a rate per annum equal to the ABR (as defined below) plus an applicable margin. "ABR" means, on a particular date, a rate per annum equal to the highest of (a) the rate of interest most recently announced by CIBC as its Base Rate, (b) the rate of interest for such date offered in the interbank market to CIBC, as administrative agent, at the overnight Federal Funds Rate, plus 1%, and (c) the rate determined by CIBC, as administrative agent, based on the latest 3-week moving average of daily secondary market morning offering rates in the United States for 3-month certificates of deposit of major United States money market lenders as published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments), plus 1%.

     The obligations of the Company under the Senior Credit Facility are secured by a security interest in substantially all of the Company's assets, including, with certain exceptions, both real and personal property.

CANADIAN FACILITY

     The Canadian Facility provides for: (i) revolving credit loans to the Canadian Subsidiary of up to cdn$35.0 million (the equivalent of approximately $25.0 million at current exchange rates), subject to automatic reduction each year from 1999 to 2002; (ii) term loans to the Canadian Subsidiary (A) payable in Canadian dollars ("cdn$") in the aggregate amount of cdn$48.0 million (the equivalent of approximately $35.0 million at current exchange rates) payable in quarterly installments with the final installment due in 2002 and (B) payable in US dollars ("US$") in the aggregate amount of $40.0 million payable in quarterly installments with the final installment due in 2003; (iii) revolving credit loan borrowings and certain term loan borrowings through the issuance of bankers' acceptances in a minimum aggregate face amount of cdn$4.0 million and for a term of 30, 60, 90 or 180 days; and (iv) letter of credit commitments of cdn$7.0 million (but only to the extent there is available Canadian revolving credit commitment which is not being utilized).

     The Canadian revolving credit loans and the cdn$ term loans may be, at the option of the Canadian Subsidiary, cdn$ Prime Loans, bankers' acceptances or a combination thereof. Cdn$ Prime Loans bear interest at a rate per annum equal to the cdn$ Prime Rate (as hereinafter described) plus an applicable margin. The cdn$ Prime Rate is a rate per annum equal to the greater of (i) the CIBC reference rate and (ii) the sum of 0.50% plus the per annum rate of interest appearing on "Reuters Screen CDOR Page" applicable to 30 day cdn$ bankers' acceptances of certain Canadian banks. The US$ term loans may be, at the option of the Canadian Subsidiary, Eurodollar Loans, ABR Loans or a combination thereof. See "-- US Facility" above.

     The obligations of the Canadian Subsidiary under the Senior Credit Facility are secured by a security interest in substantially all of the assets of the Canadian Subsidiary, including, with certain exceptions, both real and personal property.

GENERAL TERMS

     The Senior Credit Facility contains various covenants that limit the ability of the Company to, among other things, incur indebtedness, dispose of assets, pay dividends or purchase or redeem any shares of capital stock, make capital expenditures and make loans or investments.

     The Senior Credit Facility also requires the Company and its subsidiaries to maintain a total leverage ratio and a senior leverage ratio at certain levels and to maintain certain interest expense coverage and fixed charges coverage. The Senior Credit Facility contains various affirmative covenants including, without limitation, a covenant to enter into hedging arrangements to provide interest rate protection in respect of a portion of the Company's indebtedness.

     The Senior Credit Facility contains customary events of default, including, without limitation, the Company's failure to pay principal or interest when due, the Company's material breach of any covenant, representation or warranty or the Company's bankruptcy. In addition, under the Senior Credit Facility, events of default will occur if the Company's revenues from tobacco advertisements exceed 15% of revenues for four consecutive quarters, and upon a change of control of the Company.

AMENDMENT TO THE SENIOR CREDIT FACILITY

     The Company has received a written commitment from CIBC to increase the amounts that may be borrowed under the US Facility to (i) up to $325.0 million of revolving credit loans and (ii) up to $715.0 million of term loans. The Senior Credit Facility is expected to be amended effective upon the consummation of the 3M Media Acquisition to reflect such increase, to extend the maturity of the loans by one year and to make certain other related changes. In addition, under the Senior Credit Facility, as proposed to be amended, the applicable margin: (i) for ABR Loans will range from 0% to 1.50% on up to $700.0 million of US Facility revolving credit and term loans and from 1.25% to 1.75% on up to $380.0 million of term loans under the US and Canadian Facilities; (ii) for cdn$ Prime Loans under the Canadian Facility will range from 0% to 1.50% on up to approximately $60.0 million of revolving credit and term loans; (iii) for Eurodollar Loans will range from 1.00% to 2.50% on up to $700.0 million of US revolving credit loans and US term loans and from 2.25% to 2.75% on up to $380.0 million of term loans under the US and Canadian Facilities; and (iv) for cdn$ bankers' acceptances under the Canadian Facility will range from 1.00% to 2.50% on up to approximately $60.0 million of revolving credit and term loans. The actual applicable margin for each such loan within the ranges set forth above will be determined based on the Company's total leverage ratio for each quarter.

     Commitment fees under the Senior Credit Facility, as expected to be amended, will be 0.375% per annum payable quarterly in arrears on the unused portions of revolving credit loans under the US and Canadian Facilities. A commitment fee of 0.125% per annum will be payable quarterly in arrears on $400.0 million of the Senior Credit Facility if the 3M Media Acquisition is not consummated by July 31, 1997, in which event such portion of the Senior Credit Facility will be deemed unavailable and subject to this 0.125% fee unless and until the 3M Media Acquisition is consummated prior to November 30, 1997. The amortization schedule and covenants will be appropriately adjusted and readjusted with respect to the deemed availability or unavailability of this portion of the Senior Credit Facility.

     The Company intends to use additional borrowings under the Senior Credit Facility, as expected to be amended, to finance a portion of the purchase price of the 3M Media Acquisition. There can be no assurance, however, that the expected amendment will be entered into as currently contemplated.

                            DESCRIPTION OF THE NOTES

     Except as otherwise indicated, the following description relates both to the Existing Notes issued in the Offering and the Exchange Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The form and terms of the Exchange Notes are the same as the form and terms of the Existing Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Existing Notes, and will be entitled to the benefits of the same Indenture, dated as of June 23, 1997 among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

GENERAL

     The Notes are limited in aggregate principal amount to $500.0 million. The Notes are general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness of the Company, pari passu in right of payment with the 1996 Notes and all other future senior subordinated unsecured indebtedness of the Company and senior in right of payment to any current or future subordinated indebtedness of the Company.

     The Notes are unconditionally guaranteed, on a senior subordinated basis and pari passu with the 1996 Notes, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors (together with each other Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Guarantees of Certain Indebtedness").

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on June 15, 2007. The Notes bear interest at a rate of 8 7/8% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on June 15 and December 15, commencing December 15, 1997, to holders of record of the Notes at the close of business on the immediately preceding June 1, and December 1, respectively.

OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on June 15, of each year listed below:

                                       YEAR                                 PERCENTAGE
        ------------------------------------------------------------------  ----------
        2002..............................................................    104.438%
        2003..............................................................    102.958%
        2004..............................................................    101.479%
        2005 and thereafter...............................................    100.000%

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time to time prior to June 15, 2000 at a redemption price equal to 108.875% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $325.0 million of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION

     The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment and satisfaction in full in cash or cash equivalents of all existing and future Senior Indebtedness of the Company. As of March 31, 1997, after giving pro forma effect to the 3M Media Acquisition, the Van Wagner Acquisition, the Bank Financing and the Offerings, the principal amount of outstanding Senior Indebtedness of the Company would have been approximately $785.1 million.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "-- Merger, Consolidation or Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash or cash equivalents of all amounts due on or in respect of all Senior Indebtedness of the Company before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.

     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of the holders of Designated Senior Indebtedness under or in respect of the Senior Credit Facility, for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Senior Credit Facility, and thereafter, the holders of Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of
(i) the occurrence of a Payment Default or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of such Designated Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indenture, no event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Each Guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Senior Credit Facility (including any guarantee thereof), and is subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Company.

     If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "Events of Default."

     A holder of Notes by his acceptance of Notes agreed to be bound by such provisions and authorizes and expressly directed the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appointed the Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants.

  Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than (i) 6.50 to 1 if such Indebtedness is incurred on or prior to June 15, 2000, (ii) 6.25 to 1 if such Indebtedness is incurred after June 15, 2000 and on or prior to June 15, 2002 and (iii) 6.00 to 1 if such Indebtedness is incurred thereafter, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

  Limitation on Restricted Payments

     The Company will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's Cumulative EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, plus (3) $10 million. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary of the Company) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company (other than Disqualified Capital Stock) solely out of the proceeds of any policy of insurance maintained to provide funds for such purpose, (vi) the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) or options on such shares held by the Company's or the Restricted Subsidiaries' officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or distributions made, pursuant to this clause (vi) do not in any one fiscal year exceed $2 million, (vii) the making of Investments in Unrestricted Subsidiaries and joint ventures; provided that the Net Investment therein shall not exceed an aggregate of $10 million; provided, however, that the Company or the Restricted Subsidiaries may make additional Investments pursuant to this clause (vii) up to an additional Net Investment therein of $20 million if the Company is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Additional Indebtedness" covenant; provided, further, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, the amount of Net Investment made pursuant to clause (vii) shall be included in the calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

  Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any of the Subsidiary Guarantors, as the case may be, and (ii) senior in right of payment to the Notes or any of the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes or the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

  Limitations on Investments

     The Company will not, and will not permit any of the Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant after the Issue Date.

  Limitations on Liens

     The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns Property, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or
(ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

  Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of the Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (each of the foregoing, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and/or Wholly-Owned Restricted Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause (i) above, the Company must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the disinterested members of the board of directors) certifying that such Affiliate Transaction complies with clause
(ii) above. In transactions with a value in excess of $5 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm of nationally recognized standing.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein, (ii) any transaction, approved by the board of directors of the Company, with an officer or director of the Company or of any Restricted Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Restricted Subsidiary, or (iii) any Affiliate Transaction entered into prior to the Issue Date.

  Limitation on Creation of Subsidiaries

     The Company shall not create or acquire, or permit any of the Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary conducting a business similar or reasonably related to the business of the Company and its Subsidiaries as conducted on the Issue Date or (iii) an Unrestricted Subsidiary.

  Guarantees of Certain Indebtedness

     The Company will not permit any of the domestic Restricted Subsidiaries (other than the Guarantors) to (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Senior Credit Facility or any refinancings thereof or (b) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness under the Senior Credit Facility or any refinancings thereof, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee under the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. As of the Issue Date, the Company will have no domestic Subsidiaries, other than the Guarantors. Mediacom, Inc., a Canadian corporation, which is a Restricted Subsidiary, and the other existing and future Canadian Restricted Subsidiaries will not execute Guarantees of the Company's obligations under the Notes. See "Description of the Notes -- General."

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make loans or advances to the Company or any Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, (e) grant liens or security interests on the assets of the Company or the Restricted Subsidiaries in favor of the holders of the Notes, or (f) guarantee the Notes or any renewals or refinancings thereof, except for Permitted Dividend Encumbrances.

  Limitation on Certain Asset Sales

     The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments"), provided, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiaries that are assumed by the transferee of such assets, including any Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by the Company or any such Restricted Subsidiary which are converted into cash within 180 days of such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; provided further that the Company or such Restricted Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company and the Restricted Subsidiaries as conducted at the time of such Asset Sale, provided that such investment occurs and such Asset Sale Proceeds are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); (c) third, to the making of an Excess Proceeds Offer (as defined in the 1996 Notes Indenture) with respect to the 1996 Notes to the extent required in the 1996 Notes Indenture; and (d) fourth, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

  Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than under the Senior Credit Facility or under the terms of any Designated Senior Indebtedness) or (ii) permit any Restricted Subsidiary to issue any Capital Stock, other than to the Company or a Wholly-Owned Restricted Subsidiary. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "Limitation on Certain Asset Sales."

  Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "Limitation on Additional Indebtedness."

  Line of Business

     The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business other than the business of out-of-home advertising or a substantially similar business.

  Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a business day no earlier than 30 business days nor later than 60 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (c) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

     The Indenture provides that, (A) if the Company or any Restricted Subsidiary has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary or the Company has issued any Preferred Stock, and the Company or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company or such Restricted Subsidiary shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company or any Restricted Subsidiary will not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary and the Company will not issue Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or the Guarantee of such Guarantor, as the case may be, and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Person that is a Guarantor may merge into the Company or another Person that is a Guarantor without complying with this clause (iii).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The Notes are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the

Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (a) default in payment of any principal of, or premium, if any, on the Notes;

          (b) default for 30 days in payment of any interest on the Notes;

          (c) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (d) default in the payment at final maturity of principal in an aggregate amount of $10 million or more with respect to any Indebtedness of the Company or any Restricted Subsidiary which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10 million or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10 million (not covered by insurance) shall be rendered against the Company or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (f) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or
(ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five business days after receipt by the Company and the Representative of the holders of Senior Indebtedness under or in respect of the Senior Credit Facility of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note, (vii) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer after such obligation has arisen, or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers or (viii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture is the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Advertising Displays" mean all posters, signs, billboards and other outdoor advertising displays and related sites therefor owned or leased (as lessee) by the Company and the Restricted Subsidiaries.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $1 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary, (c) real property or (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Indebtedness" under the Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of
(i) the fair value of the property subject to such arrangement (as determined by the board of directors of the Company) and (ii) the present value of the notes (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the Permitted Holders, individually or in the aggregate, shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, Voting Stock representing at least 25% of the total voting power of all Voting Stock of the Company; (iv) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of Voting Stock representing more than 30% of the total voting power of all Voting Stock of the Company; or (v) the replacement of a majority of the board of directors of the Company over a two-year period from the directors who constituted the board of directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least two-thirds of the board of directors of the Company then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company); provided, however, that, solely for purposes of the calculation of 1.4 times the Company's Cumulative Consolidated Interest Expense in clause (c) of the "Limitation on Restricted Payments" covenant, "Consolidated Interest Expense" shall exclude the amortization of deferred financing fees.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
(a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or such Subsidiary, (b) the Net Income of any Subsidiary (Restricted Subsidiary in the case of the Company) of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means, as of any date of determination, EBITDA of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facility, or (b) which at the time of determination exceeds $50 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and
(ii) as to which the Trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of the Company with respect to which, under the terms of such Preferred Stock, by agreement or otherwise, the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus
(ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and the Restricted Subsidiaries only; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only
(x) if cash income has been received by such

Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations of other Persons secured by a lien to which the Property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any banker's acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of the Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means June 23, 1997, the date the Notes were first issued by the Company and authenticated by the Trustee under the Indenture.

     "Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of the Company and the Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Company's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, the Company's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

     "Lien" means with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries and joint ventures made by the Company and the Restricted Subsidiaries on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the board of directors of the Company) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions, (B) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (C) the fair market value (as determined in good faith by the board of directors of the Company) of any Unrestricted Subsidiary that subsequently becomes a Wholly-Owned Restricted Subsidiary; provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or any joint venture, the sum of clauses (A), (B) and
(C) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or such joint venture, as the case may be.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Asset Swap" means the exchange, in the ordinary course of the outdoor advertising business, of any interest of the Company or any of the Restricted Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than the Company or such Restricted Subsidiary; provided that (i) the aggregate fair market value (as determined in good faith by the board of directors of the Company) of the Advertising Display or Displays being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Company) of the Advertising Display or Displays received by the Company or such Restricted Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the board of directors of the Company) of all Advertising Displays transferred by the Company and the Restricted Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $10 million.

     "Permitted Dividend Encumbrances" means encumbrances or restrictions (a) existing on the Issue Date, (b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided that in the case of clause (b) above such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Company or any of the other Restricted Subsidiaries, (c) arising under the Senior Credit Facility as in effect on the Issue Date, and refinancings thereof; provided that the encumbrances and restrictions contained in any such refinancing agreement are no less favorable to the Holders of Notes than those contained in the Senior Credit Facility as in effect on the Issue Date, (d) arising under Refinancing Indebtedness; provided that the terms and conditions of any such restrictions are no less favorable to the Holders of Notes than those under the Indebtedness being refinanced and (e) customary provisions restricting the assignment of any contract or interest of the Company or any Restricted Subsidiary.

     "Permitted Holders" means William S. Levine, Arthur R. Moreno, any trust solely for the benefit of Messrs. Levine and Moreno or their respective immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing; provided that with respect to any such trust or partnership either Mr. Levine or Mr. Moreno (or in the event of the death or incapacity of Mr. Levine or Mr. Moreno, as the case may be, an immediate family member or the legal representative) shall at all times have the exclusive power to direct the voting of the shares of Voting Stock of the Company held by such trust or partnership.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary pursuant to the Senior Credit Facility in an amount not to exceed an aggregate of $425 million plus cdn$83 million (which at the option of the Company may be $60 million) minus the amount of any such Indebtedness permanently retired with the Asset Sale Proceeds from any Asset Sale;

          (ii) Indebtedness under the Notes and the Guarantees and the 1996 Notes and their related guarantees as required under the 1996 Notes Indenture;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture;

          (iv) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets;

          (vi) Interest Rate Agreements and any guarantees thereof;

          (vii) additional Indebtedness of the Company not to exceed $40 million in principal amount outstanding at any time; and

          (viii) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

          (i) Investments by the Company or by a Restricted Subsidiary in the Company or a Wholly-Owned Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company or by a Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees in connection with their relocation not to exceed $2 million in the aggregate at any one time outstanding; and

          (v) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Certain Asset Sales."

     "Permitted Liens" means (i) Liens existing on the Issue Date, (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary or at the time such corporation is merged into the Company or any of the Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary or merging into the Company or any of the Restricted Subsidiaries,
(iii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended,
(iv) Liens in favor of the Company or any of the Restricted Subsidiaries, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5 million in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (x) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that any such Lien does not extend to any property other than that subject to the underlying lease and (xi) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) under GAAP.

     "Public Equity Offering" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Act.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of the Indenture (other than pursuant to clauses (iv), (v), (vi) and (vii) of the definition of Permitted Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all,
(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of the

Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Restricted Subsidiary), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The board of directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of the Company as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Senior Credit Facility" means the Fourth Amended and Restated Credit Agreement dated as of October 22, 1996, as amended, among the Company, Mediacom Inc., the several lenders from time to time parties thereto and Canadian Imperial Bank of Commerce, as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations of the Company owed to lenders under the Senior Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other current or future Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Notes and the 1996 Notes, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) that portion of any Indebtedness (other than Indebtedness described in clause
(a) of the immediately preceding sentence of this definition which relates to reimburse-ment obligations (whether in the form of loans or otherwise) under letters of credit with respect to drawings made thereunder and not yet reimbursed) which is incurred in violation of the Indenture.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Ratings Services and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of the Company; provided that a Subsidiary of the Company organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the board of directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Exchange Notes will be represented by one or more notes in registered, global form without interest coupons (the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect

Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any) and interest on the Global Note will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat DTC or its nominee as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company or the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note, or
(ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Note for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction.

     The Global Note is exchangeable for definitive Exchange Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Exchange Notes. In all cases, certificated Exchange Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

EXCHANGE OFFER; REGISTRATION RIGHTS

     In connection with the issuance and sale of the Existing Notes, the Company and the Guarantors have entered into the Exchange Offer Registration Rights Agreement pursuant to which they have agreed, for the benefit of the holders of the Existing Notes, that they will, at their cost, (i) within 45 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Existing Notes for new notes, which will have terms substantially identical in all material respects to the Existing Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), and (ii) within 120 days after the Issue Date, use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, the Company and the Guarantors have agreed to offer such new notes in exchange for surrender of the Existing Notes. The Registration Statement of which this Prospectus is a part has been filed with the Commission and the Exchange Offer is being made to satisfy the Company's and the Guarantors' obligations under the Exchange Offer Registration Rights Agreement.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Issue Date, the Company and the Guarantors will, at their own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Existing Notes (the "Shelf Registration Statement"), (b) use their respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their respective best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Existing Notes covered by the Shelf Registration Statement or two years after the Issue Date (or such shorter period as is permitted by Rule 144(k) under the Securities Act). The Company will, in the event of the Shelf Registration Statement, provide to each holder of the Existing Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Existing Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes. A holder of the Existing Notes that sells such Existing Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange Offer Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations). In addition, each holder of the Existing Notes will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Exchange Offer Registration Rights Agreement in order to have their Existing Notes included in the Shelf Registration Statement.

     If the Company and the Guarantors fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the Existing Notes as follows:

          If (i) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 45 days after the Issue Date;

          (ii) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 120 days after the Issue Date; and

          (iii) either (A) the Company has not exchanged the Exchange Notes for all Existing Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or
     (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (or such shorter period as is permitted by Rule 144(k) under the Securities Act);

(each such events referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to holders of the Existing Notes will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the Existing Notes will increase by .50% during the period the Registration Default exists and is not waived or cured; and the per annum interest rate will increase by an additional
 .25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum in excess of 8 7/8%. Notwithstanding the foregoing, no Additional Interest will be payable with respect to a Registration Default described in clause (iii) (C) above if, pending a material corporate transaction, the Company issues a notice that the registration is unusable, or such a notice is required under applicable securities laws to be issued by the Company, and the number of days in any consecutive twelve month period for which all such notices have been issued or required to be issued has not exceeded 30 in the aggregate. All Additional Interest will be payable to holders of the Existing Notes in cash on the same original interest payment dates as the Existing Notes, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Existing Notes will revert to the interest rate originally borne by the Existing Notes.

     The summary herein of certain provisions of the Exchange Offer Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange Offer Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of certain of the anticipated federal income tax consequences of an exchange of Existing Notes for Exchange Notes and of the purchase, ownership, and disposition of the Exchange Notes is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary, and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold Existing Notes as part of a straddle or conversion transaction, or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the Exchange Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES.

TAXATION OF HOLDERS ON EXCHANGE

     Although the matter is not free from doubt, an exchange of Existing Notes for Exchange Notes should not be a taxable event to holders of Existing Notes and holders should not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the Exchange Notes, as it had in the Existing Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any Exchange Notes should be the same as the tax consequences of ownership and disposition of Existing Notes.

MARKET DISCOUNT

     If a holder purchases a Note (other than in connection with the Offering or the Exchange) for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such a Note at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue on a constant interest method. A holder of a Note may elect to include market discount currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE PREMIUM

     A holder that purchases a Note for an amount in excess of the sum of its principal amount will be considered to have purchased the Note at a "premium." A holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the holder's interest income from the Note. Premium on a Note held by a holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked with the consent of the IRS.

EXCHANGE OF AND INVESTMENT IN NOTES.

     A holder's tax basis in a Note will, in general, be the holder's cost therefor, increased by market discount previously included in income by the holder and reduced by any amortized premium. Upon the sale, exchange or retirement of a Note, a holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to market discount, such gains or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, long-term capital gain of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitation.

BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes and to the proceeds of a sale of a Note made to holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     THE FOREGOING SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder who is an "affiliate" of any of the Company and the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement or understanding with any person to participate in a distribution of such Exchange Notes and are not participating in, and do not intend to participate in, the distribution of such Exchange Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Exchange Offer Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, for a period of 180 days, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the close of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Company by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

                                    EXPERTS

     The Consolidated Financial Statements of the Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The Gannett Outdoor Combined Statement of Net Assets to be Acquired by Outdoor Systems, Inc. as of December 31, 1994 and 1995 and the Gannett Outdoor Combined Statements of Revenues and Direct Expenses of Net Assets to be Acquired by Outdoor Systems, Inc. for the years ended December 31, 1993, 1994 and 1995 incorporated in this Prospectus by reference from the Company's Prospectus included in the Registration Statement on Form S-3 (File No. 333-9713) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of National Advertising Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Reports and other information filed with the Commission pursuant to the Exchange Act may be inspected and copied, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Seven World Trade Center, 13th Floor, New York, New York 10007, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission at its Washington address upon payment of the prescribed fee. The Commission also maintains an Internet Web Site at http://www.sec.gov. that contains reports and other information about the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or information filed by the Company with the Commission are incorporated in this Offering Memorandum by reference and made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-28256); (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 0-28256); (iii) Current Report on Form 8-K filed on May 28, 1997 (File No. 0-28256); (iv) Current Report on Form 8-K filed June 4, 1997 (File No. 0-28256); (v) Current Report on Form 8-K filed on June 18, 1997 (File No. 0-28256); (vi) the Proxy Statement for the 1997 Annual Meeting of Shareholders (File No. 0-28256); and (vii) the Gannett Outdoor Combined Statements of Net Assets to be Acquired as of December 31, 1994 and 1995 and the Gannett Outdoor Combined Statements of Revenues and Direct Expenses of Net Assets to be Acquired for the years ended December 31, 1993, 1994 and 1995, together with notes thereto and Independent Auditors' Report thereon, contained in the Company's Prospectus dated October 9, 1996 included in its Registration Statement on Form S-3 (File No. 333-9713).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all information incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Such requests should be directed to Outdoor Systems, Inc., Attention: Bill M. Beverage, Chief Financial Officer, Treasurer and Secretary, at 2502 North Black Canyon Highway, Phoenix, Arizona 85009, telephone number (602) 246-9569.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                PAGE
                                                                                ----
        THE COMPANY:

        Independent Auditors' Report..........................................   F-2

        Consolidated Balance Sheets as of December 31, 1995 and 1996 and March
          31, 1997............................................................   F-3

        Consolidated Statements of Operations for the Years Ended December 31,
          1994, 1995 and 1996 and the three months ended March 31, 1996 and
          1997................................................................   F-4

        Consolidated Statements of Common Stockholders' Equity (Deficiency)
          for the Years Ended December 31, 1994, 1995 and 1996 and the three
          months ended March 31, 1997.........................................   F-5

        Consolidated Statements of Cash Flows for the Years Ended December 31,
          1994, 1995 and 1996 and the three months ended March 31, 1996 and
          1997................................................................   F-6

        Notes to Consolidated Financial Statements............................   F-7

        NATIONAL ADVERTISING COMPANY:

        Report of Independent Accountants.....................................  F-22

        Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997....  F-23

        Statements of Income for the Years Ended December 31, 1994, 1995 and
          1996 and the three months ended March 31, 1996 and 1997.............  F-24

        Statements of Cash Flows for the Years Ended December 31, 1994, 1995
          and 1996 and the three months ended March 31, 1996 and 1997.........  F-25

        Notes to Financial Statements.........................................  F-26

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Outdoor Systems, Inc.
Phoenix, Arizona

     We have audited the accompanying consolidated balance sheets of Outdoor Systems, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1996, and the related consolidated statements of operations, common stockholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Outdoor Systems, Inc. and subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 14, 1997, except for paragraph f of Note 1
and Note 16 as to which the dates are July 3, 1997 and March 26, 1997, respectively

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             DECEMBER 31,
                                                                          -------------------   MARCH 31,
                                                                            1995       1996        1997
                                                                          --------   --------   ----------
                                                                                                (UNAUDITED)
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................  $  1,739   $ 11,887   $    4,921
  Accounts receivable -- less allowance for doubtful accounts of $1,010,
    $5,398, and $5,940..................................................    10,971     56,975       59,402
  Prepaid land leases...................................................     1,691     10,938       11,745
  Other current assets, including amounts due from related parties of
    $62, $385, and $374 (Notes 2 and 14)................................       613     15,737       17,766
  Deferred income taxes (Note 11).......................................       415      1,637        1,637
                                                                          --------   --------   ----------
         Total current assets...........................................    15,429     97,174       95,471
PROPERTY AND EQUIPMENT -- Net (Notes 2, 3 and 5)........................   111,729    742,144      849,653
OTHER ASSETS (Note 2)...................................................       981     10,155        9,739
DEFERRED FINANCING COSTS -- Net (Notes 5 and 6).........................     4,275     24,151       23,157
DEFERRED INCOME TAXES (Note 11).........................................     5,255         --           --
GOODWILL -- Net (Note 2)................................................       544     59,831       60,825
                                                                          --------   --------   ----------
TOTAL...................................................................  $138,213   $933,455   $1,038,845
                                                                          ========   ========   ==========
                  LIABILITIES AND COMMON STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
  Accounts payable......................................................  $    642   $  8,323   $    7,758
  Accrued interest......................................................     4,843      7,056       12,938
  Accrued expenses and other liabilities (Notes 4 and 12)...............     1,173     17,653       17,474
  Current maturities of long-term debt (Notes 3 and 5)..................       550     28,000       31,700
                                                                          --------   --------   ----------
         Total current liabilities......................................     7,208     61,032       69,870
LONG-TERM DEBT (Notes 3 and 5)..........................................   141,719    578,409      674,728
OTHER LONG-TERM OBLIGATIONS (Note 2)....................................       984      3,552        3,734
DEFERRED INCOME TAXES (Note 11).........................................        --      2,283        2,057
                                                                          --------   --------   ----------
         Total liabilities..............................................   149,911    645,276      750,389
                                                                          --------   --------   ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 9, 10, 12 and 16)
COMMON STOCK -- Subject to put option (Note 8)..........................     3,420         --           --
                                                                          --------   --------   ----------
REDEEMABLE PREFERRED STOCK (Note 8).....................................    13,649         --           --
                                                                          --------   --------   ----------
COMMON STOCKHOLDERS' EQUITY (DEFICIENCY) (Notes 2, 9 and 18):
  Common stock, $.01 par value -- authorized, 200,000,000 shares; issued
    and outstanding, 31,644,569, 60,233,447 and 60,233,447 shares.......       316        602          602
  Additional paid-in capital............................................      (312)   316,788      316,788
  Accumulated deficit...................................................   (24,718)   (25,275)     (24,584)
  Treasury stock at cost -- 17,213,331 shares...........................    (4,053)    (4,053)      (4,053)
  Foreign currency translation adjustment...............................        --        117         (297)
                                                                          --------   --------   ----------
         Total common stockholders' equity (deficiency).................   (28,767)   288,179      288,456
                                                                          --------   --------   ----------
TOTAL...................................................................  $138,213   $933,455   $1,038,845
                                                                          ========   ========   ==========

                 See notes to consolidated financial statements

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                               THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                 MARCH 31,
                                                      ------------------------------------   -----------------------
                                                         1994         1995         1996         1996         1997
                                                      ----------   ----------   ----------   ----------   ----------
                                                                                                   (UNAUDITED)
REVENUES:
  Outdoor advertising (Note 13).....................  $   59,150   $   74,690   $  194,183   $   19,722       89,713
  Less agency commissions...........................       8,073       10,294       27,136        2,777       12,497
                                                      ----------   ----------   ----------   ----------   ----------
         Total......................................      51,077       64,396      167,047       16,945       77,216
  Lease, printing and other revenues................       1,000          417        6,069           --        2,864
                                                      ----------   ----------   ----------   ----------   ----------
         Net revenues...............................      52,077       64,813      173,116       16,945       80,080
                                                      ----------   ----------   ----------   ----------   ----------
OPERATING EXPENSES:
  Direct advertising -- including $139, $139, $139,
    $35 and $35 to related parties (Note 14)........      24,433       30,462       87,593        7,859       44,615
  General and administrative -- including $354,
    $385, $450, $113 and $113 to related parties
    (Note 14).......................................       3,357        4,096       13,458        1,078        6,717
  Depreciation and amortization.....................       9,165        9,970       22,384        2,561       11,635
                                                      ----------   ----------   ----------   ----------   ----------
         Total operating expenses...................      36,955       44,528      123,435       11,498       62,967
                                                      ----------   ----------   ----------   ----------   ----------
GAIN ON ATLANTA AND DENVER DISPOSITIONS (Note 2)....       4,325           --        7,344           --           --
                                                      ----------   ----------   ----------   ----------   ----------
OPERATING INCOME (Note 13)..........................      19,447       20,285       57,025        5,447       17,113
INTEREST EXPENSE (Note 5)...........................      16,393       17,199       32,489        4,152       15,922
                                                      ----------   ----------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS...       3,054        3,086       24,536        1,295        1,191
INCOME TAXES (Note 11)..............................       1,721          318       10,200          518          500
                                                      ----------   ----------   ----------   ----------   ----------
INCOME BEFORE EXTRAORDINARY LOSS....................       1,333        2,768       14,336          777          691
EXTRAORDINARY LOSS (Note 6).........................          --           --      (17,780)          --           --
                                                      ----------   ----------   ----------   ----------   ----------
NET (LOSS) INCOME...................................       1,333        2,768       (3,444)         777          691
LESS STOCK DIVIDENDS, ACCRETIONS AND DISCOUNT ON
  REDEMPTIONS (Note 8)..............................       1,596        2,461        3,461          907           --
                                                      ----------   ----------   ----------   ----------   ----------
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
  STOCKHOLDERS......................................  $     (263)  $      307   $   (6,905)  $     (130)  $      691
                                                      ----------   ----------   ----------   ----------   ----------
NET (LOSS) INCOME PER COMMON AND EQUIVALENT SHARE
  (Note 1):
  Income (loss) before extraordinary loss...........  $     (.01)  $      .01   $      .21   $     (.01)  $      .01
  Extraordinary loss................................          --           --         (.34)          --           --
                                                      ----------   ----------   ----------   ----------   ----------
NET (LOSS) INCOME PER COMMON SHARE..................  $     (.01)  $      .01   $     (.13)  $     (.01)  $      .01
                                                      ==========   ==========   ==========   ==========   ==========
WEIGHTED AVERAGE NUMBER OF SHARES...................  31,644,569   38,136,117   52,895,004   38,049,216   69,046,020
                                                      ==========   ==========   ==========   ==========   ==========

                See notes to consolidated financial statements.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY (DEFICIENCY)
                             (DOLLARS IN THOUSANDS)

                                                         YEAR ENDED DECEMBER 31,
                                                  --------------------------------------   THREE MONTHS ENDED
                                                     1994          1995          1996        MARCH 31, 1997
                                                  -----------   -----------   ----------   ------------------
                                                                                              (UNAUDITED)
COMMON STOCK OUTSTANDING: Shares:
  Balance, beginning of year....................      397,119    31,644,569   31,644,569       60,233,447
  Stock splits..................................   31,247,450                 17,221,488               --
  Initial public offering (Note 2)..............           --            --    2,677,390               --
  Secondary offering............................           --            --    8,690,000               --
                                                  -----------   -----------   ----------       ----------
  Balance, end of year..........................   31,644,569    31,644,569   60,233,447       60,233,447
                                                  ===========   ===========   ==========       ==========
COMMON STOCK OUTSTANDING: Amount:
  Balance, beginning of year....................  $         4   $       316   $      316       $      602
  Stock splits..................................          312            --          172               --
  Initial public offering (Note 2)..............           --            --           27               --
  Secondary offering (Note 2)...................           --            --           87               --
                                                  -----------   -----------   ----------       ----------
  Balance, end of year..........................  $       316   $       316   $      602       $      602
                                                  -----------   -----------   ----------       ----------
ADDITIONAL PAID-IN CAPITAL:
  Balance, beginning of year....................  $        --   $      (312)  $     (312)      $  316,788
  Stock splits..................................         (312)           --         (172)              --
  Initial public offering (Note 2)..............           --            --       36,617               --
  Secondary offering (Note 2)...................           --            --      283,135               --
  Common/preferred stock accretion..............           --            --       (2,480)              --
                                                  -----------   -----------   ----------       ----------
  Balance, end of year..........................  $      (312)  $      (312)  $  316,788       $  316,788
                                                  -----------   -----------   ----------       ----------
ACCUMULATED DEFICIT:
  Balance, beginning of year....................  $   (24,762)  $   (25,025)  $  (24,718)      $  (25,275)
  Common/preferred stock accretion..............         (714)       (1,507)        (688)              --
  Dividend on exchangeable preferred stock......          (82)          (82)        (293)              --
  Cash dividends................................         (800)         (872)          --               --
  Cancellation of put option on common stock....           --            --        3,868               --
  Net income (loss).............................        1,333         2,768       (3,444)             691
                                                  -----------   -----------   ----------       ----------
  Balance, end of year..........................  $   (25,025)  $   (24,718)  $  (25,275)      $  (24,584)
                                                  -----------   -----------   ----------       ----------
COMMON STOCK IN TREASURY: Amount:
  Balance.......................................  $    (4,053)  $    (4,053)  $   (4,053)      $   (4,053)
                                                  -----------   -----------   ----------       ----------
FOREIGN CURRENCY TRANSLATION ADJUSTMENT.........  $        --   $        --   $      117       $     (297)
                                                  -----------   -----------   ----------       ----------
TOTAL COMMON STOCKHOLDERS' EQUITY
  (DEFICIENCY)..................................  $   (29,074)  $   (28,767)  $  288,179       $  288,456
                                                  ===========   ===========   ==========       ==========

                See notes to consolidated financial statements.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                              THREE MONTHS ENDED
                                                                             YEAR ENDED DECEMBER 31,              MARCH 31,
                                                                        ---------------------------------    --------------------
                                                                          1994        1995        1996        1996        1997
                                                                        --------    --------    ---------    -------    ---------
                                                                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
  Net (loss) income...................................................  $  1,333    $  2,768    $  (3,444)   $   777    $     691
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
    Extraordinary loss................................................        --          --       27,615         --           --
    Gain on sale of land..............................................        --        (417)          --         --           --
    Gain on disposals.................................................    (4,325)                  (7,344)        --           --
    Deferred taxes....................................................     1,324          90       (1,714)        --         (364)
    Depreciation and amortization.....................................     9,165       9,970       22,384      2,561       11,635
    Allowance for doubtful accounts...................................       792         761        2,492        178          957
    Other.............................................................       383         363        3,664        100          395
  Changes in net assets and liabilities -- net of effects from acquisitions and disposals (Note 2):
    Accounts receivable...............................................     1,092       4,539         (767)       984       (3,045)
    Other current assets..............................................       704       2,486           74        279         (293)
    Accrued interest..................................................       187         (84)       2,216     (3,091)       5,884
    Accounts payable and other liabilities............................       850      (1,924)       3,023        (28)        (346)
                                                                        ---------   --------     --------    -------    ---------
        Net cash provided by operating activities.....................    11,505      18,552       48,199      1,760       15,514
                                                                        ---------   --------     --------    -------    ---------
INVESTING ACTIVITIES:
  Acquisition of Gannett Outdoor, net of cash overdraft acquired......        --          --     (712,545)        --           --
  Acquisition of Gannett Houston......................................        --          --      (12,174)        --           --
  Capital expenditures................................................    (4,924)     (7,070)      (9,046)    (1,194)      (5,140)
  Proceeds from sale of land..........................................        --         769           --         --           --
  Other acquisitions..................................................   (44,347)         --       (1,817)        --     (117,903)
  Net proceeds from disposals.........................................    21,715          --        3,049         --           --
  Acquisition of perpetual easements..................................        --          --      (21,525)        --           --
                                                                        ---------   --------     --------    -------    ---------
        Net cash used in investing activities.........................   (27,556)     (6,301)    (754,058)    (1,194)    (123,043)
                                                                        ---------   --------     --------    -------    ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt............................    39,252      10,679      846,853      5,000      110,563
  Tender for 10.75% notes.............................................        --          --     (128,205)        --           --
  Principal payments on debt and capital leases.......................   (20,726)    (23,977)    (269,893)    (4,889)     (10,000)
  Increase in deferred financing fees.................................        --          --      (35,952)        --           --
  Cash dividends paid on preferred stock..............................      (800)       (872)        (293)      (218)          --
  Redemption of preferred and exchangeable preferred stock............        --          --      (16,369)        --           --
  Issuance of common stock............................................        --          --      319,866         --           --
                                                                        ---------   --------     --------    -------    ---------
        Net cash provided by (used in) financing activities...........    17,726     (14,170)     716,007       (107)     100,563
                                                                        ---------   --------     --------    -------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................     1,675      (1,919)      10,148        459       (6,966)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................     1,983       3,658        1,739      1,739       11,887
                                                                        ---------   --------     --------    -------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................  $  3,658    $  1,739    $  11,887    $ 2,198    $   4,921
                                                                        =========   ========     ========    =======    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for:
    Interest..........................................................  $ 14,095    $ 16,162    $  27,519    $ 7,067    $   8,649
                                                                        =========   ========     ========    =======    =========
    Income taxes......................................................  $    343    $    227    $     275    $    91    $      21
                                                                        =========   ========     ========    =======    =========
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  In conjunction with acquisitions described in Note 2, liabilities were assumed as follows:
    Fair value of assets acquired.....................................  $ 45,696    $     --    $ 728,848    $    --    $ 117,903
    Cash paid.........................................................   (42,636)         --      707,980         --     (117,903)
                                                                        ---------   --------     --------    -------    ---------
  Liabilities assumed and incurred and issuance of notes payable......  $  3,060    $     --    $  20,868    $    --    $      --
                                                                        =========   ========     ========    =======    =========
  Accretion of common and preferred stock.............................  $    714    $  1,507    $      --    $    --    $      --
                                                                        =========   ========     ========    =======    =========
  Accrued dividends on exchangeable preferred stock...................  $     82    $     82    $      --    $    --    $      --
                                                                        =========   ========     ========    =======    =========
  Additional obligation on CSX transaction (Note 2)...................  $     --    $     --    $   2,198    $    --    $      --
                                                                        =========   ========     ========    =======    =========
  Write-off of deferred financing costs (Note 6)......................  $     --    $     --    $  14,073    $    --    $      --
                                                                        =========   ========     ========    =======    =========
  Note receivable on Denver Disposition...............................  $     --    $     --    $   6,440    $    --    $      --
                                                                        =========   ========     ========    =======    =========

                See notes to consolidated financial statements.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization -- Outdoor Systems, Inc. was incorporated on February 22, 1980, and is engaged principally in the rental of advertising space on outdoor advertising structures in 22 metropolitan markets in the United States and seven metropolitan markets in Canada.

     Principles of consolidation -- The consolidated financial statements include the accounts of Outdoor Systems, Inc. and its subsidiaries (collectively, the "Company"), including its Canadian subsidiary Mediacom, Inc. ("Mediacom"). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Significant accounting policies are as follows:

     a. Cash and cash equivalents -- The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

     b. Property and equipment are recorded at cost. Normal maintenance and repair costs are expensed. Improvements which extend the life or usefulness of an asset are capitalized. Depreciation is computed principally on a straight-line method based upon the following useful lives:

        Buildings.......................................................   25-32 years
        Advertising structures..........................................    5-20 years
        Vehicles........................................................     3-5 years
        Furniture and fixtures..........................................       5 years
        Perpetual easements.............................................      40 years

     c. Deferred financing costs are amortized using the effective interest method over the terms of the related loans.

     d. Intangibles include the excess purchase price over net assets acquired and are amortized over 15 to 30 year periods. Amortization expense was $47,000, $47,000 and $713,000 in 1994, 1995 and 1996, respectively.

     e. Revenue recognition -- The Company recognizes revenue from advertising contracts when billed, which is on a straight-line pro rata monthly basis in accordance with contract terms. Costs associated with providing service for specific contracts are expensed as incurred, although such contracts generally extend beyond one month. Other revenue represents license fees from perpetual easements and revenues from a printing operation.

     f. Net income (loss) per share -- Primary income (loss) per common and common equivalent share is computed based on the weighted average number of common and common equivalent shares outstanding during each year and includes shares issuable upon exercise of stock options. Such amounts have been adjusted to reflect the 36.4535 for 1 stock split on April 17, 1996 and the 3 for 2 stock splits on July 22, 1996, November 22, 1996 and July 3, 1997 respectively.

     g. Impairment of long-lived assets -- On January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to Be Disposed Of. In accordance with the provisions of SFAS No. 121, the Company reviews the carrying values of its long-lived assets and identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. The adoption of SFAS No. 121 had no effect on the December 31, 1996 consolidated financial statements.

     h. Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES
reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

     i. Stock-based compensation -- In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, the Company uses the intrinsic value based method prescribed by the Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans. A summary of the pro forma effects on reported income from continuing operations and earnings per share for 1996, as if the fair value based method of accounting defined in SFAS No. 123 had been applied is included in Note 9 to these consolidated financial statements. Such information is not presented for 1995 and 1994 because no options were issued in such years.

     j. Environmental remediation costs -- The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

     k. New accounting pronouncement -- Beginning in 1997, the Company will be required to implement SFAS No. 128 "Earnings Per Share" which requires, among other matters, presentation of basic earnings per share, which is calculated utilizing only weighted average common shares outstanding. Basic earnings (loss) per share would have been $0.01 and $(0.18) and fully diluted earnings (loss) per share would have been $0.01 and $(0.13), respectively for the years ended December 31, 1995 and 1996 under SFAS 128.

     l. Reclassifications -- Certain reclassifications were made to the 1994 and 1995 financial statements to conform with the 1996 presentation.

2. OFFERINGS AND ACQUISITIONS

COMPLETION OF INITIAL PUBLIC OFFERING

     On April 24, 1996, the Company completed its Initial Public Offering ("IPO") by selling 9,036,198 shares of its common stock. The Company received proceeds of approximately $36,644,000 net of underwriting discounts and commissions and offering expenses of approximately $3,517,000.

GANNETT OUTDOOR ACQUISITION

     On August 22, 1996, the Company purchased substantially all of the billboard and transit advertising operations of the Outdoor Advertising Division ("Gannett Outdoor" or the "Gannett Outdoor Acquisition") of Gannett Co., Inc., for approximately $712,545,000 ($707,980,000 before cash overdraft acquired of $4,565,000). The Company also acquired an option to acquire the Gannett Outdoor operations in Houston ("Gannett Houston"), which option was exercised on November 14, 1996 for $12,174,000. The principal assets of Gannett Outdoor and Gannett Houston were approximately 40,000 advertising display faces consisting of bulletins, posters and transit advertising displays (the Company also acquired approximately 125,000 subway advertising display faces in New York
City) in and around New York, Los Angeles, Chicago, Philadelphia, San Francisco, Detroit, Sacramento, St. Louis, Denver, San Diego, New Haven, Houston, Kansas City, Grand Rapids, Flint and Rochester and in various locations in New Jersey and Canada.

     The Company financed the acquisition through a Senior Credit Facility, a Subordinated Credit Facility ("Bridge Loan") and the sale on August 22, 1996 of 19,327,500 shares of common stock for which it received proceeds of approximately $283,222,000 net of underwriting discounts and commissions and offering expenses

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES
of approximately $13,133,000. In October 1996, the Company sold $250,000,000 of 9 3/8% Senior Subordinated Notes due 2006 (the "1996 Notes"). The proceeds from this offering were used to repay all borrowings under the Bridge Loan and to partially repay amounts outstanding under the Senior Credit Facility (Note 5).

     The acquisition was accounted for using the purchase method of accounting and the results of operations have been included in the consolidated financial statements subsequent to the date of acquisition. The acquisition resulted in goodwill of $60,000,000 which represents the excess of the purchase price over the fair value of the assets which amount will be amortized on a straight-line basis over 30 years. The Company is continuing its evaluation of the fair value of the Gannett Outdoor Acquisition and further adjustments to the purchase price may be made.

DENVER DISPOSITION

     In connection with the Gannett Outdoor Acquisition, on August 8, 1996, the Company sold substantially all of its existing billboard assets in Denver ("Denver Disposition") to an unrelated party for $2,760,000 in cash and a $6,440,000 9% promissory note due November 8, 2006, which is included in other assets. The Denver Disposition resulted in a gain of $7,344,000.

OTHER 1996 ACQUISITIONS

     On May 22, 1996, the Company completed the acquisition of perpetual easements located on real property and leased to independent outdoor advertising companies from CSX Realty Development Corporation ("CSX") for $21,525,000 in cash and certain future payments in an aggregate amount not to exceed $10,000,000 payable over a period of ten years beginning no later than the year 2006. The exact amount and timing of such payments is to be determined based upon the results of the Company's operation of the easements. The cost of the perpetual easements is included in property and equipment and will be amortized on a straight-line basis over 40 years.

     In April 1996, the Company acquired all of the stock of Decade Communications Group, Inc. (the "Bench Ad Acquisition"), which owned approximately 5,300 bus benches in the Denver metropolitan area for a purchase price of approximately $1,817,000. The acquisition was accounted for as a purchase and the results of operations of the Bench Ad Acquisition are included in these financial statements from the date of acquisition.

ATLANTA ACQUISITION AND DISPOSITION

     On December 19, 1994, the Company acquired the assets of Capitol Outdoor Advertising, Inc. (the "1994 Acquisition") located in Atlanta, Georgia for cash of $44,347,000. This acquisition has been accounted for using the purchase method of accounting, and the results of operation have been included in the consolidated financial statements subsequent to the acquisition. As a condition of allowing the 1994 Acquisition, the United States Justice Department required the Company to sell substantially all the operating assets of its business then operating in Atlanta (the "Atlanta Disposition"). This disposal was effective December 19, 1994 and the resulting gain on sale of $4,325,000 is included in income for 1994.

UNAUDITED PRO FORMA INFORMATION

     The following table summarizes unaudited pro forma operating results for the Company for the two years in the two-year period ended December 31, 1996, assuming that the Gannett Outdoor Acquisition and other 1996 acquisitions and the Denver Disposition had occurred at the beginning of the applicable year and after giving effect to financing costs and purchase accounting adjustments.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                                                                       1995         1996
                                                                     ---------    ---------
                                                                     (DOLLARS IN THOUSANDS)
    Consolidated net revenues......................................  $ 314,386    $ 335,826
                                                                     =========    =========
    Income before extraordinary loss...............................  $   5,005    $  14,173
                                                                     =========    =========
    Net income.....................................................  $   5,005    $  13,329
                                                                     =========    =========
    Income attributable to common stockholders.....................  $   2,544    $   9,868
                                                                     =========    =========
    Net income per common share....................................  $     .04    $     .15
                                                                     =========    =========

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                                       1995         1996
                                                                     --------     --------
                                                                          (DOLLARS IN
                                                                          THOUSANDS)
    Advertising structures and display leases......................  $153,080     $736,731
    Perpetual land easements.......................................        --       24,428
    Vehicles.......................................................     1,832        5,796
    Furniture and fixtures.........................................     2,654        8,859
    Buildings......................................................     4,747       15,934
    Land...........................................................     6,628       15,881
    Other..........................................................       481        8,963
                                                                     --------     --------
    Total..........................................................   169,422      816,592
    Less accumulated depreciation..................................    57,693       74,448
                                                                     --------     --------
    Property and equipment -- net..................................  $111,729     $742,144
                                                                     ========     ========

     Advertising structures include $163,704 allocated to display leases related to such advertising structures.

     The Company has granted a security interest in substantially all of its assets to lenders in connection with the Senior Credit Facility.

4. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities is comprised of the following at December 31:

                                                                       1995         1996
                                                                      ------       -------
                                                                          (DOLLARS IN
                                                                           THOUSANDS)
    Accrued payroll, payroll taxes and severance....................  $  922       $ 7,118
    Percentage lease payments.......................................      --         2,206
    Other liabilities assumed in Gannett acquisition................      --         3,272
    Customer deposits...............................................      --           909
    Unearned revenue................................................      --           796
    Taxes...........................................................      90           422
    Other...........................................................     161         2,930
                                                                      ------       -------
                                                                      $1,173       $17,653
                                                                      ======       =======

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

5. LONG-TERM DEBT

     Long-term debt consists of the following at December 31:

                                                                       1995         1996
                                                                     --------     --------
                                                                          (DOLLARS IN
                                                                          THOUSANDS)
    Senior Credit Facility.........................................  $ 21,000     $356,348
    9 3/8% Senior Subordinated Notes...............................        --      250,000
    10.75% Senior Notes............................................   114,670           15
    Other..........................................................     6,599           46
                                                                     --------     --------
    Total..........................................................   142,269      606,409
    Less current maturities........................................       550       28,000
                                                                     --------     --------
    Long-term debt -- net..........................................  $141,719     $578,409
                                                                     ========     ========

     At December 31, 1996, the Company was in compliance with the covenants of its debt agreements.

SENIOR CREDIT FACILITY

     The Senior Credit Facility, dated October 22, 1996, consists of 1) a U.S. Dollar senior revolving line of credit facility of up to $125,000,000 including a $35,000,000 letter of credit subfacility ("United States Revolver"), and a Canadian Dollar ("C$") senior revolving line of credit facility ("Canadian Revolver") of up to C$35,000,000 including a C$7,000,000 letter of credit sub-facility; 2) a $240,000,000 and $10,000,000 Senior Secured U.S. Dollar Term Loans A and B, respectively; and, 3) C$48,000,000 and $40,000,000 Senior Secured Canadian Term Loans A and B, respectively. The Company has issued letters of credit totaling $28,876,000 at December 31, 1996. Availability under the Senior Credit Facility totaled approximately $90,000,000 at December 31, 1996.

     The commitment of the lenders under the United States Revolver will be reduced annually on December 31st of each year by $20,000,000 during 1998 and 1999, $25,000,000 during 2000 and $30,000,000 during 2001 and 2002. The commitment under the Canadian Revolver will be reduced annually on December 31st of each year by C$5,000,000 during 1999-2001 and C$20,000,000 during 2002. The
United States Term Loan A commitment will reduce in equal quarterly installments commencing on March 31, 1997, with annual amortization of $24,000,000 during 1997, $36,000,000 during 1998, $45,000,000 during 1999, $55,000,000 during 2000,
$50,000,000 during 2001, and $30,000,000 during 2002. The Canadian Term Loan A commitment will reduce in equal quarterly installments commencing on March 31, 1997, with annual amortization of C$4,800,000 during 1997, C$7,200,000 during 1998, C$9,000,000 during 1999, C$11,000,000 during 2000, C$10,000,000 during
2001 and C$6,000,000 during 2002. The United States Term Loan B commitment will reduce in equal quarterly installments commencing on March 31, 1997, with annual amortization of $100,000 during 1997-2000, $1,000,000 during 2001, $3,100,000 during 2002, and $5,500,000 during 2003. The Canadian Term Loan B commitment will reduce in equal quarterly installments commencing on March 31, 1997, with annual amortization of $400,000 during 1997-2000, $4,400,000 during 2001,
$12,000,000 during 2002, and $22,000,000 during 2003.

     The United States and Canadian Revolvers and United States and Canadian Term Loans A bear interest at the bank's base rate (8.25% at December 31, 1996) plus 0.125% to 1.75% or LIBOR (5.53% at December 31, 1996) plus 1.125% to 2.75%, based on the Company's total leverage ratio. The United States and Canadian Term Loans B bear interest at the base rate plus 1.75% to 2% or LIBOR plus 2.75% to 3%, based on the Company's total leverage ratio.

     The Company's obligations under the Senior Credit Facility are secured by a first perfected lien on substantially all of the present and future assets of the Company and a pledge of the Company's equity interest

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES
in its subsidiaries provided that the United States facilities will only be secured by two thirds of the stock of Mediacom. The Canadian facilities will be guaranteed by Mediacom's subsidiaries, the Company and each of the Company's subsidiaries.

     Under the Senior Credit Facility, among other things, conditions of default arise if tobacco advertisement revenues exceed 15% of consolidated gross revenues for any four consecutive quarters. The credit facility also places limitations on the Company's acquisitions, dispositions, asset swaps, stock repurchases, and capital expenditures, and requires the Company to comply with financial covenants concerning leverage, interest coverage, fixed charges and minimum cash flows.

9 3/8% SENIOR SUBORDINATED NOTES

     In October 1996, the Company completed the sale of $250,000,000 of 9 3/8% Senior Subordinated Notes due 2006 (the "1996 Notes"). The net proceeds of the 1996 Notes were used to repay the Bridge Loan and to reduce amounts borrowed under the Senior Credit Facility and to pay related fees and expenses. The 1996 Notes represent general unsecured obligations of the Company and are subordinated to all existing and future senior indebtedness of the Company and are senior to all subordinated indebtedness of the Company.

     Under the 1996 Notes, among other things, the Company is restricted in its ability to incur additional indebtedness, make certain investments, create liens, enter into transactions with affiliates, issue stock of a restricted subsidiary, enter into sale and leaseback transactions, merge or consolidate the Company, and transfer or sell assets. The Company is prohibited from paying cash dividends and distributions.

MATURITIES

     The annual maturities of long-term debt at December 31, 1996 are as follows:

                                                                     (DOLLARS IN THOUSANDS)
                                                                     ----------------------
        1997........................................................        $ 28,000
        1998........................................................          61,785
        1999........................................................          59,679
        2000........................................................          67,133
        2001........................................................          58,939
        Thereafter..................................................         330,873
                                                                            --------
                  Total.............................................        $606,409
                                                                            ========

6. EXTRAORDINARY LOSS ARISING FROM EARLY EXTINGUISHMENT OF DEBT

     The extraordinary loss arising from the early extinguishment of debt consisted of the following:

                                                                     (DOLLARS IN THOUSANDS)
                                                                     ----------------------
        Redemption of subordinated debt subsequent to IPO...........        $  1,415
        Redemption of 10.75% Senior Notes:
          Tender offer..............................................          13,542
          Deferred debt costs.......................................           3,802
        Bridge Redeemable Preferred Stock and Bridge Loan
          financing costs...........................................           8,856
                                                                            --------
        Total.......................................................          27,615
        Less related tax benefit....................................          (9,835)
                                                                            --------
                  Total extraordinary loss..........................        $ 17,780
                                                                            ========

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

     In connection with the IPO, the Company redeemed $6,583,000 principal amount of subordinated debt that had a carrying value of $6,099,000 for $7,514,000 in cash, resulting in an extraordinary loss of $1,415,000.

     In order to facilitate the financing of the Gannett Outdoor Acquisition, the Company purchased, pursuant to a tender offer (the "Debt Tender Offer"), all but $15,000 aggregate principal amount of its outstanding 10.75% Senior Notes due 2003 (the "Senior Notes"). The aggregate consideration paid by the Company in the Debt Tender Offer of $1,116.25 per $1,000 principal amount of Senior Notes, plus expenses associated therewith, resulted in an extraordinary loss from debt extinguishment of $13,542,000.

     In connection with the Gannett Outdoor Acquisition, the Company entered into long-term bridge financing commitments for the Bridge Loan and redeemable preferred stock. Such commitment fees and bridge loan issuance costs aggregated $8,949,000. The commitment on the redeemable preferred stock was canceled at the date of the Gannett Outdoor Acquisition and the Bridge Loan was repaid with the net proceeds of the offering of the 1996 Notes resulting in an extraordinary loss of $8,856,000.

7. FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

          The carrying values of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amount of variable rate long-term debt instruments is estimated to approximate fair values as the underlying agreements have been recently negotiated and rates are tied to short-term indices.

          The 1996 Notes are estimated to approximate market value as the trade price of those notes approximates par value at December 31, 1996. Other fixed rate long-term debt instruments are estimated to approximate fair values as actual rates are consistent with rates estimated to be currently available for debt of similar terms and remaining maturities.

8. OTHER EQUITY MATTERS

     Redeemable preferred stock at December 31, 1995 consisted of the following:

                                                                     (DOLLARS IN THOUSANDS)
                                                                     ----------------------
        Exchangeable Preferred Stock, 10% cumulative dividend, $1
          par value -- authorized, issued and outstanding, 24,235
          shares....................................................        $  3,504
        Class A Preferred Stock, $1 par value -- authorized, issued
          and outstanding, 40,000 shares............................           5,526
        Class B Preferred Stock, 9% cumulative, $1 par
          value -- authorized, 5,000 shares; issued and outstanding,
          4,619 shares..............................................           4,619
                                                                            --------
                  Total redeemable preferred stock..................        $ 13,649
                                                                            ========

     In connection with the IPO, the Company redeemed all of its outstanding preferred stock for approximately $16,369,000.

     In 1990, the Company issued common stock in connection with the financing of an acquisition under which the Company was required to redeem the common stock at a redemption price based upon the appraised value of the common stock as of the redemption date. Because this common stock was subject to redemption at the option of the holder, the Company accreted the stock to its estimated appraised value over the redemption period based upon annual estimates of value determined as a multiple of cash flow. Accretion was calculated on a straight-line basis and was charged directly to stockholders' deficit. At the date of the IPO, the common stock was sold by the holders and the related put options were terminated. Accordingly, amounts aggregating $3,868,000 were credited to paid-in capital.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

9. STOCK OPTIONS

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no compensation expense has been recognized for its stock-based compensation plan. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed in SFAS No. 123, the Company's net income and earnings per share for the year ended December 31, 1996 would have been reduced by approximately $1,366,200, or $0.03 per share. The fair value of the options granted during 1996 is estimated as $2,277,000 on the date of grant using an option-pricing model with the following assumptions: dividend yield 0%, volatility of 62.0%, an average risk-free interest rate of 6.0%, assumed forfeiture rate of 0%, and an average expected life of three years.

     The following is a summary of changes in outstanding options:

                                                               NUMBER OF         EXERCISE
                                                                SHARES            PRICE
                                                               ---------     ----------------
    Outstanding at December 31, 1994.........................  6,714,306      $0.03 to $0.55
    Granted..................................................         --            --
    Cancelled or expired.....................................         --            --
    Exercised................................................         --            --
                                                               ---------
    Outstanding at December 31, 1995.........................  6,714,306      $0.03 to $0.55
    Granted..................................................  3,097,940     $4.44 to $15.33
    Cancelled or expired.....................................         --            --
    Exercised................................................   (225,000)         $0.55
                                                               ---------
    Outstanding at December 31, 1996.........................  9,587,246     $0.03 to $15.33
                                                               ---------
    Exercisable at December 31, 1996.........................  6,489,306      $0.03 to $0.55
                                                               ---------

     The following table summarizes information concerning currently outstanding and exercisable options:

                                     OPTIONS OUTSTANDING
                    -----------------------------------------------------           OPTIONS EXERCISABLE
                                    WEIGHTED AVERAGE                          --------------------------------
                      NUMBER           REMAINING         WEIGHTED AVERAGE       NUMBER        WEIGHTED AVERAGE
EXERCISE PRICES     OUTSTANDING     CONTRACTUAL LIFE      EXERCISE PRICE      EXERCISABLE      EXERCISE PRICE
---------------     -----------     ----------------     ----------------     -----------     ----------------
    $  0.03          5,197,059                N/A             $ 0.03            5,197,059          $ 0.03
    $  0.55          1,292,247                N/A             $ 0.55            1,292,247          $ 0.55
    $  4.44          3,078,170          9.3 years             $ 4.44                   --              --
    $ 15.33             19,770          9.7 years             $15.33                   --              --
                     ---------                                                  ---------
                     9,587,246                                                  6,489,306
                     =========                                                  =========

     The options issued prior to January 1, 1996 are fully exercisable and have no expiration date. Options issued during 1996 vest ratably over a four year period and expire in 2006.

10. BENEFIT PLANS

     The Company had established an Incentive Plan (the "Plan") covering certain managers and key employees. Incentive Awards ("Awards") were made under the Plan in the form of shares of phantom stock based on the individual's performance. Awards were valued each year based upon the estimated value of the Company. The awards are vested at the date of grant and any increases in value vested over a four year period. For the years ended December 31, 1994, 1995 and 1996, the Company charged earnings for compensation expense of $218,000, $304,000 and $159,000, respectively. In connection with the IPO, effective January 1, 1996, the Company ceased allocating amounts to the accounts maintained under the Incentive Plan. The Company offered to each current employee who is a participant in the Incentive Plan the alternative of having

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES
their account settled in cash, in shares of the common stock of the Company, or both, with actual distributions of cash or common stock subject to both vesting requirements and terms and conditions similar to those under which distributions would have been made under the Incentive Plan. To the extent participants elected to settle their accounts in common stock, the Company issued (subject to the vesting requirements and distribution terms and conditions) to such participants options to purchase common stock at the initial public offering price.

     The Company has a 401(k) savings plan under which it has the discretion of making contributions as a percentage of employee contributions. For the years ended December 31, 1994, 1995 and 1996, the Company's contributions to the 401(k) plan were $49,000, $56,000 and $63,000, respectively.

11. INCOME TAXES

     The provision (benefit) for income taxes is comprised of the following for the years ended December 31,

                                                                1994       1995      1996
                                                               -------     ----     -------
                                                                  (DOLLARS IN THOUSANDS)
    Current:
      Federal................................................  $   179     $ 50     $   108
      State -- including franchise taxes.....................      218      177         182
                                                               -------     ----     -------
    Total current............................................      397      227         290
    Deferred.................................................    1,324       91       9,910
                                                               -------     ----     -------
    Total income tax provisions..............................  $ 1,721     $318     $10,200
                                                               =======     ====     =======

     The Company has federal net operating loss carryforwards of approximately $34,693,000 as of December 31, 1996. These net operating loss carryforwards expire as follows: $1,189,000 (2003), $3,494,000 (2004), $4,308,000 (2005),
$4,104,000 (2006), $1,193,000 (2007), $3,243,000 (2008), $68,000 (2009) and
$17,094,000 (2011).

     Although realization is not assured, the Company believes, based on operating results in 1996, and its expectations for the future, that taxable income of the Company will more likely than not be sufficient to utilize all of the $34,693,000 net operating loss carryforwards prior to their ultimate expiration in the year 2011. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     Significant components of the Company's net deferred tax asset (liability) as of December 31 are as follows:

                                                         1995                     1996
                                                  -------------------     --------------------
                                                               NON-                     NON-
                                                  CURRENT    CURRENT      CURRENT     CURRENT
                                                  ------     --------     -------     --------
                                                             (DOLLARS IN THOUSANDS)
    Deferred taxes:
      Financial statement expenses not currently
         deductible for income tax purposes.....  $  415     $    393     $ 1,637     $    435
      Tax loss and other credit carryforwards...      --        6,854          --       13,059
    Deferred tax liability -- Excess of tax over
      book depreciation.........................      --       (1,992)         --      (15,777)
                                                  ------     --------      ------     --------
              Total asset (liability)...........  $  415     $  5,255     $ 1,637     $ (2,283)
                                                  ======     ========      ======     ========

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

     The following is a reconciliation of the income taxes to the statutory rates:

                                                                        1994    1995    1996
                                                                        ----    ----    ----
    Statutory rate...................................................    34%     34%     35%
    Impact of adjustment to valuation allowance......................    --     (34)     --
    State income taxes, franchise tax................................    20       7       4
    Other............................................................     2       3       3
                                                                                        -- -
                                                                        ---     ---
    Reported rate....................................................    56%     10%     42%
                                                                        ===     ===     ===

12. COMMITMENTS AND OTHER

LEASES

     The Company leases land and equipment under operating leases with various terms expiring at various dates. Certain of the land leases provide for periodic rental increases. At December 31, 1996, minimum annual rentals under all operating leases for the next five years are as follows:

                                                                     (DOLLARS IN THOUSANDS)
                                                                     ----------------------
        1997........................................................        $ 33,391
        1998........................................................          17,116
        1999........................................................          12,034
        2000........................................................           7,946
        2001........................................................           6,212
        Thereafter..................................................          11,970
                                                                            --------
                  Total.............................................        $ 88,669
                                                                            ========

     Operating lease expense was $9,969,000, $13,533,000 and $29,790,000 for
1994, 1995 and 1996, respectively.

TRANSIT AGREEMENTS

     The Company has signed agreements which provide an exclusive right to sell advertising space in various airports, transit shelters and transit systems. Under the various agreements, the Company must make minimum guarantee payments as follows:

                                                                     (DOLLARS IN THOUSANDS)
                                                                     ----------------------
        1997........................................................         $9,393
        1998........................................................          2,810
        1999........................................................          1,397
        2000........................................................          1,397
        2001........................................................          1,397

LITIGATION

     The Company is party either as plaintiff or defendant to various actions, proceedings and pending claims, in the ordinary course of business. Litigation is subject to many uncertainties and it is possible that some of the legal actions, proceedings or claims referred to above could be decided against the Company. Although the ultimate amount for which the Company or its subsidiaries may be held liable with respect to matters where the Company is defendant is not ascertainable, the Company believes that any resulting liability should not materially affect the Company's financial position or results of operations.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

     In connection with the due diligence procedures performed by the Company for the Gannett Outdoor acquisition, it was discovered that certain sites had been contaminated as a result of removing various underground storage tanks. The Company has estimated the costs to remediate the contamination and such amount has been accrued in the financial statements at December 31, 1996 and is included in accrued expenses and other.

13. FOREIGN OPERATIONS

     The assets and operations of Mediacom are included in these financial statements subsequent to August 22, 1996 and are as follows:

                                                                     (DOLLARS IN THOUSANDS)
                                                                     ----------------------
        Net revenues:
          United States.............................................        $150,970
          Canadian..................................................          22,146
                                                                            --------
        Total net revenues..........................................        $173,116
                                                                            ========
        Income from operations:
          United States.............................................        $ 52,150
          Canadian..................................................           4,875
                                                                            --------
        Total income from operations................................        $ 57,025
                                                                            ========
        Assets:
          United States.............................................        $800,184
          Canadian..................................................         133,271
                                                                            --------
        Total assets................................................        $933,455
                                                                            ========

14. TRANSACTIONS WITH RELATED PARTIES

     During 1994, 1995 and 1996, the Company entered into a number of transactions with officers and/or stockholders of the Company, affiliated companies and affiliated partnerships.

     The following summarizes those transactions as of and for the years ended December 31:

                                                                    1994     1995     1996
                                                                    ----     ----     ----
                                                                    (DOLLARS IN THOUSANDS)
    Due from employees and related parties, included in other
      current assets..............................................  $ 59     $ 62     $385
                                                                    ====     ====     ====
    Rental income from affiliated company.........................  $ 45     $ 24     $  6
                                                                    ====     ====     ====
    Land rent paid to affiliated company and related parties......  $139     $139     $139
                                                                    ====     ====     ====
    Administrative services agreement.............................  $104     $ 35     $ --
                                                                    ====     ====     ====
    Services agreement............................................  $250     $350     $450
                                                                    ====     ====     ====

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

15. QUARTERLY DATA (UNAUDITED)

                                                                      QUARTER
                                                   ----------------------------------------------
                                                    FIRST       SECOND        THIRD       FOURTH
                                                   -------      -------      -------      -------
                                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER
                                                                    SHARE DATA)
1995:
  Net revenues...................................  $13,758      $15,979      $16,886      $18,910
  Operating income...............................    3,048        5,128        5,586        6,523
  Net (loss) income..............................   (1,265)         425        1,400        2,208
  Net (loss) income per common share.............     (.05)        (.01)         .02          .05
1996:
  Net revenues...................................  $16,945      $19,582      $41,769      $94,820
  Operating income...............................    5,447        7,457       18,153       25,968
  Net income (loss)..............................      777        1,364       (7,220)       1,637
  Net (loss) income per common share.............     (.01)        (.03)        (.14)         .05

     The fourth quarter of 1995 includes other income of $1,000,000 relating to cash payments received from the early termination of agreements made in connection with an acquisition in 1992.

     The third and fourth quarters of 1996 include the operating results from the acquisition of Gannett Outdoor and an extraordinary loss from the early extinguishment of debt of approximately $12.4 million and $4.5 million, respectively, net of tax.

16. SUBSEQUENT EVENTS

     Subsequent to December 31, 1996, the Company has acquired outdoor advertising assets in the following locations and for the following purchase prices:

                                DESCRIPTION
        ------------------------------------------------------------     PURCHASE PRICE
                                                                     ----------------------
                                                                     (DOLLARS IN THOUSANDS)
        Villepigue Outdoor -- New York City.........................        $ 27,000
                                                                            ========
        Atlanta Bus Shelters -- Atlanta.............................        $  6,000
                                                                            ========
        Philbin & Coine, Inc. -- Louisville.........................        $    830
                                                                            ========
        Scadron Enterprises -- Chicago..............................        $ 24,500
                                                                            ========
        Murad Communications -- Toronto.............................        $  5,489
                                                                            ========
        Reynolds Outdoor, L.P. -- Dallas............................        $ 31,600
                                                                            ========
        Ad Outdoor -- Halifax.......................................        $    879
                                                                            ========
        Burlington Northern/Santa Fe -- Western and Midwestern
          States....................................................        $ 29,500
                                                                            ========

     Each of these acquisitions will be accounted for using the purchase method of accounting. The purchase prices above do not include any working capital adjustments. These acquisitions were financed, primarily, utilizing cash flows and amounts available under the Senior Credit Facility.

17. CONSOLIDATING FINANCIAL STATEMENTS

     The following represents consolidating condensed financial statements of Outdoor Systems, Inc. and its subsidiaries (the "Subsidiaries") which are presented because certain of the Subsidiaries have guaranteed the 9 3/8% Senior Subordinated Notes due 2006 (the "1996 Notes") and the 8 7/8% Senior Subordinated Notes due

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

2007 (the "1997 Notes"). The Subsidiaries included in the consolidating condensed financial statements presented below are all wholly-owned and constitute all of the Company's direct and indirect subsidiaries. The 1996 and 1997 Notes are guaranteed by all of the Company's domestic subsidiaries (the "Guarantors"). The guaranties of the Guarantors of the 1996 and 1997 Notes are full, unconditional, and joint and several. The Subsidiaries who have not guaranteed the 1996 and 1997 Notes (the "Non-Guarantors") are located in Canada. Separate financial statements of the Guarantors are not presented because management has determined that they would not be material to investors. There are no significant restrictions on the Company's ability to obtain funds from the Guarantors. The Company did not have any foreign subsidiaries prior to 1996.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1996

                                  THE          GUARANTOR                          ELIMINATION
                                COMPANY       SUBSIDIARIES     NON-GUARANTORS       ENTRIES        CONSOLIDATED
                               ----------     ------------     --------------     ------------     ------------
CURRENT ASSETS:
  Cash and cash
     equivalents.............   $  9,566         $   24           $  2,297          $     --         $ 11,887
  Accounts
     receivable -- net.......     45,775            185             11,015                --           56,975
  Prepaid land leases........      7,521             --              3,417                --           10,938
  Other current assets.......      9,195            114              6,428                --           15,737
  Deferred income taxes......      1,637             --                 --                --            1,637
                                --------         ------           --------          --------         --------
     Total current assets....     73,694            323             23,157                --           97,174
PROPERTY AND
  EQUIPMENT -- Net...........    622,675          9,355            110,114                --          742,144
OTHER ASSETS.................     10,116             39                 --                --           10,155
DEFERRED FINANCING COSTS.....     24,151             --                 --                --           24,151
GOODWILL -- Net..............     59,831             --                 --                --           59,831
INVESTMENT IN SUBSIDIARY.....     46,118             --                 --           (46,118)              --
                                --------         ------           --------          --------         --------
          TOTAL..............   $836,585         $9,717           $133,271          $(46,118)        $933,455
                                ========         ======           ========          ========         ========
CURRENT LIABILITIES:
  Accounts payable...........   $  6,686         $   16           $  1,621          $     --         $  8,323
  Accrued interest...........      6,806             --                250                --            7,056
  Accrued expenses and other
     liabilities.............     13,094            514              4,045                --           17,653
  Current maturities of long-
     term debt...............     28,000             --                 --                --           28,000
                                --------         ------           --------          --------         --------
     Total current
       liabilities...........     54,586            530              5,916                --           61,032
LONG-TERM DEBT...............    496,015             46             82,348                --          578,409
OTHER LONG-TERM
  OBLIGATIONS................      2,349          1,203                 --                --            3,552
DEFERRED INCOMES TAXES.......     (4,544)            --              6,827                --            2,283
                                --------         ------           --------          --------         --------
     Total liabilities.......    548,406          1,779             95,091                --          645,276
                                --------         ------           --------          --------         --------
COMMON STOCKHOLDERS'
  EQUITY.....................    288,179          7,938             38,180           (46,118)         288,179
                                --------         ------           --------          --------         --------
          Total..............   $836,585         $9,717           $133,271          $(46,118)        $933,455
                                ========         ======           ========          ========         ========

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                      THE        GUARANTOR                        ELIMINATION
                                    COMPANY     SUBSIDIARIES    NON-GUARANTORS      ENTRIES      CONSOLIDATED
                                    --------    ------------    --------------    -----------    ------------
REVENUES:
  Outdoor advertising.............  $172,797        $744           $ 21,492         $  (850)       $194,183
  Less: Lease agency
     commissions..................    24,322          27              2,787              --          27,136
                                    --------        ----           --------         -------        --------
     Total........................   148,475         717             18,705            (850)        167,047
  Lease, printing and other
     revenues.....................     1,778          --              4,291              --           6,069
                                    --------        ----           --------         -------        --------
     Net revenues.................   150,253         717             22,996            (850)        173,116
                                    --------        ----           --------         -------        --------
OPERATING EXPENSES:
  Direct advertising..............    74,015         278             14,150            (850)         87,593
  General and administrative......    11,768          71              1,619              --          13,458
  Depreciation and amortization...    19,894         138              2,352              --          22,384
                                    --------        ----           --------         -------        --------
     Total operating expenses.....   105,677         487             18,121            (850)        123,435
                                    --------        ----           --------         -------        --------
GAIN ON ATLANTA AND DENVER
  DISPOSITIONS....................     7,344          --                 --              --           7,344
                                    --------        ----           --------         -------        --------
OPERATING INCOME..................    51,920         230              4,875              --          57,025
INTEREST EXPENSE..................    31,240           2              1,247              --          32,489
                                    --------        ----           --------         -------        --------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS..............    20,680         228              3,628              --          24,536
INCOME TAXES......................     8,273          91              1,836              --          10,200
                                    --------        ----           --------         -------        --------
INCOME BEFORE EXTRAORDINARY
  LOSS............................    12,407         137              1,792              --          14,336
EXTRAORDINARY LOSS................   (17,780)         --                 --              --         (17,780)
                                    --------        ----           --------         -------        --------
(LOSS) INCOME BEFORE INCOME FROM
  SUBSIDIARY......................    (5,373)        137              1,792              --          (3,444)
INCOME FROM SUBSIDIARY............     1,929          --                 --          (1,929)             --
                                    --------        ----           --------         -------        --------
NET INCOME (LOSS).................    (3,444)        137              1,792          (1,929)         (3,444)
LESS STOCK DIVIDENDS, ACCRETIONS
  AND DISCOUNT ON REDEMPTIONS.....     3,461          --                 --              --           3,461
                                    --------        ----           --------         -------        --------
NET (LOSS) INCOME ATTRIBUTABLE TO
  COMMON STOCKHOLDERS.............  $ (6,905)       $137           $  1,792         $(1,929)       $ (6,905)
                                    ========        ====           ========         =======        ========

18. UNAUDITED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the three months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. Such

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES
financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.

PENDING ACQUISITIONS

     Van Wagner Acquisition -- On April 11, 1997, the Company entered into a Stock Purchase Agreement to purchase the stock of Van Wagner Communications, Inc. ("Van Wagner") for approximately $170 million in cash.

     3M Media Acquisition -- On April 30, 1997, the Company entered into an Agreement of Purchase and Sale to acquire the outdoor advertising operations of Minnesota Mining and Manufacturing Company ("3M") through the purchase of the capital stock of National Advertising Company, a subsidiary of 3M ("3M Media") for approximately $1.0 billion in cash.

     Each pending acquisition is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Company intends to finance the purchase price of the pending acquisitions and the fees and expenses associated with the pending acquisitions and the acquisition financing through (i) the proceeds from the offering of 20,250,000 shares of common stock (the "Common Stock Offering") to the public,
(ii) borrowings under the Company's senior credit facility which is expected to be amended to provide for a revolving credit facility and term loans of up to approximately $1.1 billion and (iii) proceeds of an offering of up to $500 million aggregate principal amount of senior subordinated notes.

     The Company received written commitments from Canadian Imperial Bank of Commerce ("CIBC") to increase the amounts that may be borrowed under its senior credit facility to up to $325 million of revolving credit loans and up to $715 million of term loans. In addition, the Company received written commitments from CIBC for a preferred stock facility of up to $335 million and a senior subordinated credit facility of up to $300 million. If the Common Stock Offering or the Notes Offering is not consummated, the Company will use proceeds from the preferred stock and senior subordinated credit facilities to finance a portion of the purchase price of the pending acquisitions.

COMMON STOCK

     On May 29, 1997 the shareholders approved an increase in the authorized number of shares of common stock to 200,000,000. On June 11, 1997 the Board of Directors authorized a 3 for 2 stock split in the form of a stock dividend paid on July 3, 1997 to holders of record on June 23, 1997. All share and per share data in these financial statements have been adjusted to reflect the split.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Minnesota Mining and Manufacturing Company

     We have audited the accompanying balance sheets of National Advertising Company (the Company) as of December 31, 1995 and 1996, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996. These financial statements have been prepared on the basis described in Note 1 and are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Advertising Company as of December, 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Chicago, Illinois
March 21, 1997, except for Note 10,
as to which the date is May 1, 1997

                          NATIONAL ADVERTISING COMPANY

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                            ---------------------      MARCH 31,
                                                              1995         1996          1997
                                                            --------     --------     -----------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Trade receivables, net of allowances of $1,500,
     $1,767 and $1,874....................................  $ 24,512     $ 21,896      $  19,578
  Inventories.............................................     3,508        4,047          3,876
  Prepaid land rents, current portion.....................    13,994       15,189         16,438
  Deferred income taxes...................................     5,492        5,702          5,702
  Other current assets....................................     1,237        1,411          1,177
                                                            --------     --------      ---------
          Total current assets............................    48,743       48,245         46,771
Property, plant and equipment, net of accumulated
  depreciation and amortization...........................   128,436      127,362        128,771
Prepaid land rents, non-current portion...................       907        1,885          1,754
Other assets..............................................       324          200            192
                                                            --------     --------      ---------
          Total assets....................................  $178,410     $177,692      $ 177,488
                                                            ========     ========      =========
LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable........................................  $  2,856     $  1,684      $   1,067
  Accrued payroll and related expenses....................     6,191        6,149          6,146
  Deferred revenue........................................       736        1,053            919
  Accrued legal...........................................     2,756        3,331          1,731
  Accrued workers compensation............................     2,970        2,540          2,540
  Accrued property taxes..................................     1,817          966          1,072
  Other current liabilities...............................     6,163        6,478          5,969
                                                            --------     --------      ---------
          Total current liabilities.......................    23,489       22,201         19,444
Deferred income taxes.....................................     6,931        9,763          9,763
                                                            --------     --------      ---------
          Total liabilities...............................    30,420       31,964         29,207
Net assets................................................   147,990      145,728        148,281
                                                            --------     --------      ---------
          Total liabilities and net assets................  $178,410     $177,692      $ 177,488
                                                            ========     ========      =========

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL ADVERTISING COMPANY

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                  MARCH 31,
                                    ------------------------------------     ---------------------
                                      1994         1995          1996          1996         1997
                                    --------     ---------     ---------     --------     --------
                                                                             (UNAUDITED)
Revenues..........................  $221,540     $ 232,162     $ 239,469     $ 55,662     $ 55,995
  Agency commissions..............   (24,592)      (26,744)      (28,159)      (6,401)      (6,490)
                                    --------     ---------     ---------     --------     --------
Net revenues......................   196,948       205,418       211,310       49,261       49,505
Operating expenses:
  Direct advertising..............   (97,673)     (102,485)     (104,510)     (26,114)     (24,364)
  Selling and marketing...........   (33,749)      (34,646)      (34,713)      (8,893)      (8,833)
  General and administrative......   (12,024)      (11,790)      (12,406)      (2,912)      (3,139)
  Depreciation and amortization...   (18,061)      (17,144)      (15,382)      (3,857)      (3,785)
  (Loss) gain on disposal of
     property and equipment.......      (343)          806           (21)         638          395
                                    --------     ---------     ---------     --------     --------
Operating income..................    35,098        40,159        44,278        8,123        9,779
Interest income, net..............     1,147         1,924         2,059          368          464
                                    --------     ---------     ---------     --------     --------
          Income before income
            taxes.................    36,245        42,083        46,337        8,491       10,243
Provision for income taxes........   (14,967)      (17,510)      (19,122)      (3,507)      (4,230)
                                    --------     ---------     ---------     --------     --------
Net income........................  $ 21,278     $  24,573     $  27,215     $  4,984     $  6,013
                                    ========     =========     =========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL ADVERTISING COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,              MARCH 31,
                                            ------------------------------     -------------------
                                              1994       1995       1996        1996        1997
                                            --------   --------   --------     -------     -------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income..............................  $ 21,278   $ 24,573   $ 27,215     $ 4,984     $ 6,013
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization........    18,061     17,144     15,382       3,857       3,785
     Loss (gain) on disposal of property
       and equipment......................       343       (806)        21        (638)       (395)
     Deferred income tax provision........     2,121        562      2,622
     Provision for doubtful accounts......       628        840        694         252         225
  Changes in operating assets and
     liabilities:
     Increase (decrease) in trade
       receivables........................    (3,685)    (2,566)     1,922       3,618       2,093
     Decrease (increase) in inventories...     1,274      5,125       (539)       (116)        171
     Increase in other assets.............      (394)    (1,612)    (2,347)     (1,204)       (884)
     (Decrease) increase in accounts
       payable............................      (190)       665     (1,172)     (1,323)       (617)
     Increase (decrease) in accrued
       payroll and related expenses.......       255      2,271        (42)         38          (3)
     Decrease in other liabilities........    (2,277)      (983)       (74)     (1,086)     (2,137)
                                            --------   --------   --------     -------     -------
          Net cash provided by operating
            activities....................    37,414     45,213     43,682       8,382       8,251
                                            --------   --------   --------     -------     -------
Cash flows from investing activities:
  Purchases of property and equipment.....   (26,142)   (24,963)   (17,497)     (4,490)     (5,787)
  Proceeds from sales of property and
     equipment............................     1,956      3,608      3,292       1,554         996
  Payment for non-compete agreement.......        --       (312)        --                      --
                                            --------   --------   --------     -------     -------
          Net cash used in investing
            activities....................   (24,186)   (21,667)   (14,205)     (2,936)     (4,791)
                                            --------   --------   --------     -------     -------
Cash flows from financing activities:
  Payments of dividends...................   (13,000)   (18,000)   (20,000)         --          --
  Net change in net assets................      (228)    (5,546)    (9,477)     (5,446)     (3,460)
                                            --------   --------   --------     -------     -------
          Net cash used in financing
            activities....................   (13,228)   (23,546)   (29,477)     (5,446)     (3,460)
                                            --------   --------   --------     -------     -------
Net change in cash........................  $     --   $     --   $     --     $    --     $    --
                                            ========   ========   ========     =======     =======

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL ADVERTISING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

     The accompanying financial statements include certain accounts of National Advertising ("NADCO" or "the Company"), that are primarily dedicated to the outdoor media and mall advertising businesses in the United States. The Company is a wholly-owned subsidiary of Minnesota Mining and Manufacturing Company ("3M"). The accounts of the Company have been adjusted to exclude the effects and results of the following: (1) the Travel Center Advertising business and (2) the In-Store Media program utilizing 3M Floorminder's Graphics.

     The financial statements present the historical financial position, results of operations and cash flows of the Company, on the basis described above. Other than amounts related to the customary time lag in paying monthly charges, the Company has excluded from the balance sheets assets and liabilities related to its employees' participation in the 3M pension and other postretirement benefit plans. Current federal and state income taxes payable have been recorded as a component of net assets.

     NADCO owns and operates advertising display faces in outdoor and other out-of-home media, selling the advertising space to national, regional and local advertisers throughout the United States.

     The statement of income reflects an allocation of certain costs and expenses from 3M based on services provided by 3M (see Notes 2, 6 and 8). The accompanying financial statements may not necessarily be indicative of the financial position, results of operations or cash flows of the Company in the future or what the financial position, results of operations or cash flows would have been had the Company been a separate, independent company during the periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     NADCO's revenues are generated from contracts with advertisers generally covering periods ranging from one to thirty-six months. NADCO recognizes revenues ratably over the contract term and defers customer prepayments of rental fees. Costs incurred for the production of outdoor advertising displays are recognized in the initial month of the contract or as incurred during the contract period.

PREPAID LAND RENT

     Most of NADCO's advertising structures are located on leased land. Land rents are generally paid in advance for periods ranging from one to twelve months. Prepaid rents are expensed ratably over the related rental term.

INVENTORIES

     Inventories consist principally of parts and materials for the construction and replacement of outdoor and mall advertising signage. Inventories are stated at the lower of cost of market, cost being determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation is recorded using the straight-line method over estimated useful lives of the assets.

     Repairs and maintenance are charged to expense when incurred. Expenditures for significant improvements are capitalized. Upon sale or retirement of property, plant and equipment, the cost and accumulated

                          NATIONAL ADVERTISING COMPANY
depreciation are eliminated from the accounts, and the related gain or loss is included in the statement of income.

IMPAIRMENT OF LONG-LIVED ASSETS

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company assesses the impairment of its long-lived assets, including intangibles and property and equipment, whenever economic events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Long-lived assets are considered to be impaired when the sum of the expected future operating cash flows, undiscounted and without interest charges, is less than the carrying amounts of the related assets. No adjustment was necessary as a result of the above adoption.

PENSION AND POSTRETIREMENT PLANS

     NADCO employees participate in 3M pension and other postretirement plans. The Company has accounted for its participation in the 3M plans as a participation in multi-employer plans. Accordingly, the statement of income includes an allocation from 3M for the costs associated with the NADCO employees who participate in these plans that is comparable to the Company's required contribution to the plans for the periods presented. Additionally, no assets and liabilities have been reflected in the balance sheets related to the overall 3M pension and other postretirement benefit plans since it is not practicable to segregate the amounts applicable to the Company.

INCOME TAXES

     The Company is included in the consolidated income tax returns of 3M. The Company has no tax-sharing agreement, formal or informal, with 3M. For purposes of the accompanying financial statements, income taxes are determined on the "separate return" method. The financial statements reflect the application of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for all periods presented. Current federal and state income taxes payable for the Company's operations are included in Net Assets as 3M pays all income taxes and receives all income tax refunds on the Company's behalf.

     Deferred income taxes are recognized for the future tax consequences of differences between the bases of assets and liabilities and their financial-reporting amounts at each year-end based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the payable for the period and the change during the period in deferred tax assets and liabilities.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                          NATIONAL ADVERTISING COMPANY

3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1995 and 1996 consists of the following:

                                                                     1995          1996
                                                                   ---------     ---------
    Signs, principally outdoor advertising structures............  $ 262,766     $ 272,219
    Land.........................................................      3,624         3,578
    Buildings and leasehold improvements.........................      6,289         6,261
    Machinery and equipment......................................      1,261         1,138
    Mobile equipment.............................................      5,951         5,457
    Furniture and fixtures.......................................      8,711         9,762
    Construction in progress.....................................      4,954         2,313
                                                                   ---------     ---------
                                                                     293,556       300,728
    Accumulated depreciation and amortization....................   (165,120)     (173,366)
                                                                   ---------     ---------
    Property, plant and equipment, net...........................  $ 128,436     $ 127,362
                                                                   =========     =========

4. NET ASSETS

     Net assets is comprised of the following components at December 31, 1995 and 1996:

                                                                         1995       1996
                                                                       --------   --------
    Capital..........................................................  $  4,000   $  4,000
    Retained earnings................................................   163,671    170,886
    Intercompany accounts with affiliates............................   (19,681)   (29,158)
                                                                       --------   --------
                                                                       $147,990   $145,728
                                                                       ========   ========

     The authorized capital stock of the Company consists of 50,000 shares of no par common stock, of which 40,000 shares are issued and outstanding.

     As discussed in Notes 1 and 2, the intercompany accounts with affiliates include net charges from 3M and other affiliates for various services and cost allocations. In addition, the intercompany accounts with affiliates include liabilities relating to current federal and state income taxes, and state sales and use taxes.

5. OPERATING LEASES

     Rental expense for operating leases totaled $35,441, $36,775, and $38,754 including contingent rental payments of $2,136, $2,802, and $3,251 for the years ended December 31, 1994, 1995 and 1996, respectively. Contingent payments are primarily based on related signage revenues. Land leases are generally entered into for terms of 10 years or less.

     Minimum future lease commitments at December 31, 1996 for the next five years are as follows:

                                                                OTHER      LAND
                                                                LEASES    LEASES      TOTAL
                                                                ------   --------   ---------
    1997......................................................   $ 95    $ 33,680     $33,775
    1998......................................................     29      33,733      33,762
    1999......................................................     19      33,819      33,838
    2000......................................................      5      33,846      33,851
    2001......................................................             33,860      33,860
                                                                 ----    --------    --------
    Total minimum lease payments..............................   $148    $168,938    $169,086
                                                                 ====    ========    ========

                          NATIONAL ADVERTISING COMPANY

     The total minimum lease payments for land leases assumes that the company will continue to renew, at current lease rates, its existing leases which may expire during the five years presented.

6. EMPLOYEE BENEFITS

PENSION PLANS

     Substantially all of the Company's employees participate in defined benefit pension plans sponsored by 3M. 3M's pension benefits are based principally on an employee's years of service and compensation near retirement. 3M has allocated pension expense to the Company of approximately $1,793 $1,711 and $1,861, in 1994, 1995 and 1996, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Under various 3M plans, the Company provides health care and life insurance benefits to substantially all employees who reach retirement age while employed by 3M, their covered dependents and beneficiaries. 3M has allocated to the Company postretirement benefit expense of approximately $711, $768, and $949 for the years ended December 31, 1994, 1995 and 1996, respectively.

DEFINED CONTRIBUTION PLANS

     Employees of the Company also participate in a 3M sponsored Employee Savings Plan under section 401(k) of the Internal Revenue Code. Under this plan, 3M matches employee contributions of up to 6 percent of compensation at rates ranging from 10 to 85 percent depending upon 3M financial performance. 3M's matching contributions to the employee savings plan are funded through an employee stock ownership plan. The Company's allocation of the expense related to the Employee Savings Plan was $425, $430, and $478 in 1994, 1995, and 1996, respectively.

7. INCOME TAXES

     The provision for income taxes for the years ended December 31, 1994, 1995 and 1996 is comprised of the following amounts:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Provision for income taxes:
      Federal:
         Current..........................................  $10,294     $13,582     $13,225
         Deferred.........................................    1,699         450       2,100
                                                            -------     -------     -------
                                                             11,993      14,032      15,325
      State and local:
         Current..........................................    2,552       3,366       3,275
         Deferred.........................................      422         112         522
                                                            -------     -------     -------
                                                              2,974       3,478       3,797
                                                            -------     -------     -------
    Total provision for income taxes......................  $14,967     $17,510     $19,122
                                                            =======     =======     =======

     The effective tax rate differs from the U.S. federal statutory rate principally due to state income taxes and certain non-deductible expenses.

                          NATIONAL ADVERTISING COMPANY

     The tax effects of temporary differences which gave rise to deferred income tax assets and liabilities consisted of the following:

                                                               1994        1995       1996
                                                              -------     ------     ------
    Deferred income tax assets:
      Accrued vacation......................................  $   945     $1,017     $1,017
      Lease acquisition costs...............................      677        868      1,153
      Allowance for doubtful accounts.......................      570        603        711
      Accrued legal.........................................    1,108      1,108      1,339
      Accrued workers compensation..........................    1,194      1,194      1,021
      Other accrued liabilities.............................    1,510      1,570      1,614
                                                              -------     ------     ------
              Total deferred income tax assets..............    6,004      6,360      6,855
                                                              -------     ------     ------
    Deferred income tax liabilities:
      Property, plant & equipment...........................    6,734      7,656     10,773
      Other.................................................      147        143        143
                                                              -------     ------     ------
              Total deferred income tax liabilities.........    6,881      7,799     10,916
                                                              -------     ------     ------
    Net deferred income tax liabilities.....................  $   877     $1,439     $4,061
                                                              =======     ======     ======

     The deferred income tax assets and liabilities have been classified in the balance sheet as follows:

                                                               1994        1995       1996
                                                              -------     ------     ------
    Net deferred income tax assets -- current...............  $ 5,327     $5,492     $5,702
    Net deferred income tax liabilities -- non-current......    6,204      6,931      9,763
                                                              -------     ------     ------
    Net deferred income tax liabilities.....................  $   877     $1,439     $4,061
                                                              =======     ======     ======

8. TRANSACTIONS WITH RELATED PARTIES

     3M provides the Company with various services, including certain corporate accounting, finance and administration, facility management, human resource and legal. The cost allocations to the Company for such services were approximately $9,305, $9,058, and $9,183 for the years ended December 31, 1994, 1995 and 1996, respectively. The amounts allocated are based on historical or actual usage of services relative to the usage of the other participating affiliated businesses.

     Additionally, 3M allocates charges to the Company for its share of the annual self-insurance expense, consisting of workers' compensation, auto and general liability claims. This expense allocation is based upon the ratio of NADCO claims and loss development to the total amount of 3M claims and loss development. The self-insurance expense allocated to the Company was $5,284, $6,240, and $6,432 for the years ended December 31, 1994, 1995 and 1996, respectively.

     The Company also rents its corporate headquarters and is charged for the use of other 3M facilities. The expense allocated to the Company was $4,537, $4,281 and $5,227 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Personnel of the Company use certain automobiles owned by 3M. The Company recognized $956, $930 and $993 in rental expense for 1994, 1995 and 1996, respectively, related to the use of these assets.

     The Company invests its excess cash with 3M in a participation investment account. Interest income earned was $1,249, $1,962 and $2,073 for the years ended December 31, 1994, 1995 and 1996.

                          NATIONAL ADVERTISING COMPANY

9. LITIGATION AND CLAIMS

     The Company is a defendant in a 1995 Florida federal court suit, filed by two former NADCO sales representatives who formed a company to compete with NADCO. This suit seeks approximately $36 million in damages for lost profits and punitive damages, allegedly arising out of violations of antitrust laws, intentional tortious interference with business opportunities and defamation of business reputation. Trial of this matter is scheduled to begin in April 1997. The plaintiffs have made settlement demands for amounts significantly less than the amount sought in the suit. Management believes it has adequate defenses, however, if liability is found, management is not able, at this time, to estimate the amount or range of potential loss.

     In addition to the above matter, various legal actions and claims are pending or may be instituted or asserted against the Company in the future, including those arising out of alleged personal injury, discrimination and antitrust violations, condemnation matters, permit appeals, property owner disputes, amortization issues, permit violation questions, lease disputes, foreclosures and property tax issues. Liabilities have been recorded for these matters to the extent that it is probable that the Company will be found liable and the minimum amount of liability is determinable.

     Management believes that the ultimate outcome of all pending litigation, after considering recorded liabilities, would not have a material adverse effect on the Company's financial position or results of operations.

10. PENDING SALE OF THE COMPANY

     On April 30, 1997, 3M agreed to sell all of the outstanding common stock of the Company to Outdoor Systems, Inc. for approximately $1.0 billion cash.

11. UNAUDITED NOTE TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial statements. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the three months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

        ===============================================================

    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
Prospectus Summary............................    1
Risk Factors..................................   15
Use of Proceeds...............................   22
Capitalization................................   22
Unaudited Consolidated Pro Forma Financial
  Information.................................   23
Selected Consolidated Financial and Other
  Data........................................   32
Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition...................................   34
The Exchange Offer............................   36
Business......................................   44
Management....................................   52
Principal Stockholders........................   55
Description of Capital Stock..................   57
Description of the 1996 Notes.................   57
Description of Senior Credit Facility.........   58
Description of the Notes......................   60
Certain Federal Income Tax Considerations.....   85
Plan of Distribution..........................   88
Legal Matters.................................   89
Experts.......................................   89
Available Information.........................   89
Incorporation of Certain Documents by
  Reference...................................   90
Index to Consolidated Financial Statements....  F-1

        ===============================================================

        ===============================================================

                             [OUTDOOR SYSTEMS LOGO]

                             OFFER TO EXCHANGE ITS
                   8 7/8% SENIOR SUBORDINATED NOTES DUE 2007
                      WHICH HAVE BEEN REGISTERED UNDER THE
                            SECURITIES ACT OF 1933,
                          AS AMENDED, FOR ANY AND ALL
                        OF ITS OUTSTANDING 8 7/8% SENIOR
                          SUBORDINATED NOTES DUE 2007
                                            , 1997
        ===============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "Delaware Law"),
Article VII of the Registrant's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and Article VI of the Company's Amended and Restated Bylaws provide for indemnification of the Registrant's directors and officers to the maximum extent provided by Delaware law, which may include liabilities under the Securities Act.

     As permitted by Section 102(b) of the Delaware Law, the Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which a director derived an improper personal benefit.

     The Company does not maintain directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

EXHIBIT
NUMBER                                          DESCRIPTION
------       ----------------------------------------------------------------------------------
  3.1    --  Fourth Amended and Restated Certificate of Incorporation (filed as Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on June 4, 1997 (File No.
             0-28256) and incorporated by reference).
  3.2    --  Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant's Amendment
             No. 2 to Form S-1 Registration Statement No. 333-1582 and incorporated herein by reference).
  4.1    --  Indenture dated October 15, 1996, by and among the Registrant, its United States subsidiaries and The Bank of New York, as trustee, relating to the 9 3/8% Senior
             Subordinated Notes due 2006 (filed as Exhibit 99.1 to the Registrant's Current
             Report on Form 8-K dated October 9, 1996 (File No. 0-28256) and incorporated herein by reference).
  4.2    --  Indenture dated as of June 23, 1997 among the Registrant, its United States subsidiaries and The Bank of New York, as trustee, relating to the 8 7/8% Senior
             Subordinated Notes due 2007.
  4.3    --  Form of Note (included in Exhibit 4.2).
  5.1    --  Opinion of Powell, Goldstein, Frazer & Murphy LLP.*
 23.1    --  Consent and Report on Schedule of Deloitte & Touche LLP.
 23.2    --  Consent of Coopers & Lybrand L.L.P.
 23.3    --  Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).*
 24.1    --  Powers of Attorney (included in signature pages hereof).
 25.1    --  Statement of Eligibility of Trustee on Form T-1.*
 27      --  Financial Data Schedule.
 99.1    --  Purchase Agreement dated June 17, 1997 among the Registrant, its United States subsidiaries, CIBC Wood Gundy Securities Corp., Alex. Brown & Sons Incorporated
             and Donaldson, Lufkin & Jenrette Securities Corporation.
 99.2    --  Registration Rights Agreement dated as of June 17, 1997 among the Registrant, the
             Guarantors named therein, CIBC Wood Gundy Securities Corp., Alex. Brown & Sons
             Incorporated and Donaldson Lufkin & Jenrette Securities Corporation.

EXHIBIT
NUMBER                                          DESCRIPTION
------       ----------------------------------------------------------------------------------
 99.3    --  Form of Letter of Transmittal.*
 99.4    --  Form of Notice of Guaranteed Delivery.*

---------------
* To be filed by amendment.

     (b) Financial Statement Schedules.

        Schedule II -- Valuation and Qualifying Accounts.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of any of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          OUTDOOR SYSTEMS, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in -fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, amy lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

       /s/ BRIAN J. O'CONNOR           Director                                   July 9, 1997
-----------------------------------
         Brian J. O'Connor

    /s/ STEPHEN F. BUTTERFIELD         Director                                   July 9, 1997
-----------------------------------
      Stephen F. Butterfield

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          OUTDOOR SYSTEMS PAINTING, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          OS ADVERTISING OF TEXAS PAINTING, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          OS BASELINE, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          DECADE COMMUNICATIONS GROUP, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                               TITLE                           DATE
-----------------------------------    ----------------------------------      ----------------

       /s/ ARTHUR R. MORENO            President (Principal Executive              July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director          July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief              July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          BENCH ADVERTISING COMPANY OF
                                          COLORADO, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          NEW YORK SUBWAYS
                                          ADVERTISING CO., INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          OS BUS, INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                           DATE
-----------------------------------    ------------------------------------      --------------

       /s/ ARTHUR R. MORENO            President (Principal Executive              July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director          July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief              July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 9th day of July, 1997.

                                          OUTDOOR SYSTEMS (NEW YORK), INC.

                                          By:     /s/ WILLIAM S. LEVINE
                                            ------------------------------------
                                                     William S. Levine
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------      -------------

       /s/ ARTHUR R. MORENO            President (Principal Executive             July 9, 1997
-----------------------------------    Officer) and Director
         Arthur R. Moreno

       /s/ WILLIAM S. LEVINE           Chairman of the Board and Director         July 9, 1997
-----------------------------------
         William S. Levine

       /s/ BILL M. BEVERAGE            Secretary, Treasurer and Chief             July 9, 1997
-----------------------------------    Financial Officer (Principal
         Bill M. Beverage              Accounting and Financial Officer)

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                        DECEMBER 31, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                              ADDITIONS
                                                        ---------------------
                                         BALANCE AT     CHARGED TO                                BALANCE
                                         BEGINNING      COSTS AND                                 AT END
              DESCRIPTION                OF PERIOD       EXPENSES      OTHER      DEDUCTIONS     OF PERIOD
---------------------------------------  ----------     ----------     ------     ----------     ---------
1994
  Allowance for Doubtful Accounts......    $  739         $  792       $   --        $515(1)      $ 1,016
                                           ======         ======       ======        ====          ======
1995
  Allowance for Doubtful Accounts......    $1,016         $  761       $   --        $767(1)      $ 1,010
                                           ======         ======       ======        ====          ======
1996
  Allowance for Doubtful Accounts......    $1,010         $2,492       $2,726(2)     $830(1)      $ 5,398
                                           ======         ======       ======        ====          ======
March 31, 1997
  Allowance for Doubtful Accounts......    $5,398         $1,191       $   --        $649         $ 5,940
                                           ======         ======       ======        ====          ======

---------------
(1)  Represents accounts receivable write-offs.

(2) Amount represents reserve at date of acquisition related to accounts receivable in the working capital of companies acquired.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                        DESCRIPTION
------       -----------------------------------------------------------------------------
  3.1    --  Fourth Amended and Restated Certificate of Incorporation (filed as Exhibit
             99.2 to the Registrant's Current Report on Form 8-K filed on June 4, 1997
             (File No. 0-28256) and incorporated by reference).
  3.2    --  Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant's
             Amendment No. 2 to Form S-1 Registration Statement No. 333-1582 and
             incorporated herein by reference).
  4.1    --  Indenture dated October 15, 1996, by and among the Registrant, its United
             States subsidiaries and The Bank of New York, as trustee, relating to the
             9 3/8% Senior Subordinated Notes due 2006 (filed as Exhibit 99.1 to the
             Registrant's Current Report on Form 8-K dated October 9, 1996 (File No.
             0-28256) and incorporated herein by reference).
  4.2    --  Indenture dated as of June 23, 1997 among the Registrant, its United States subsidiaries and The Bank of New York, as trustee, relating to the 8 7/8%
             Senior Subordinated Notes due 2007.
  4.3    --  Form of Note (included in Exhibit 4.2).
  5.1    --  Opinion of Powell, Goldstein, Frazer & Murphy LLP.*
 23.1    --  Consent and Report on Schedule of Deloitte & Touche LLP.
 23.2    --  Consent of Coopers & Lybrand L.L.P.
 23.3    --  Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).*
 24.1    --  Powers of Attorney (included on signature pages hereof).
 25.1    --  Statement of Eligibility of Trustee on Form T-1.*
 27      --  Financial Data Schedule.
 99.1    --  Purchase Agreement dated June 17, 1997 among the Registrant, its United
             States subsidiaries, CIBC Wood Gundy Securities Corp., Alex. Brown & Sons
             Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation.
 99.2    --  Registration Rights Agreement dated as of June 17, 1997 among the Registrant, the Guarantors named therein, CIBC Wood Gundy Securities Corp., Alex. Brown &
             Sons Incorporated and Donaldson Lufkin & Jenrette Securities Corporation.
 99.3    --  Form of Letter of Transmittal.*
 99.4    --  Form of Notice of Guaranteed Delivery.*

---------------
* To be filed by amendment.